                                                                    EXHIBIT 10.8

Confidential portions of this document have been omitted and filed separately with the Commission. The omitted portions have been marked as follows:
"[**]". Portions of 1 page have been omitted.

                      MANAGEMENT BEHAVIORAL HEALTH CONTRACT
                         CENTRAL, NORTHWEST & SOUTHEAST
                                   AREA/REGION

                                     BETWEEN

                        THE PUERTO RICO HEALTH INSURANCE
                                 ADMINISTRATION

                                       AND

                        APS HEALTHCARE PUERTO RICO, INC.

                                 OCTOBER 1, 2001

                                                           [SEAL]
                                             ADMINISTRACION DE SEGUROS DE SALUD
                                                       CONTRATO NUMERO
                                                           02-033


                                TABLE OF CONTENTS

I          Definitions                                                        5
II         Eligibility and Enrollment                                         12
III        Right to Choose                                                    17
IV         Secondary Payor                                                    18
V          Emergencies                                                        19
VI         Access to Benefits                                                 21
VII        Contracts with All Participating Providers                         24
VIII       Subscription Process and Identification Cards                      29
IX         Plan Description Booklet                                           29
X          Grievance Procedure                                                32
XI         Managed Behavioral Health Organization                             34
XII        Guarantee of Payment                                               36
XIII       Utilization Review and Quality Assurance                           38
XIV        Compliance and Agreement for Inspection of Records                 42
XV         Information Systems and Reporting Requirements                     45
XVI        Financial Requirements                                             53
XVII       Plan Compliance Evaluation Program                                 54
XVIII      Capitation Payments                                                62
XIX        Actuarial Requirements                                             65
XX         Preventive Medicine Program - ASSMCA Role                          66
XXI        Mental Health Program and Pharmacy Benefits Management             67
XXII       Benefits                                                           72
XXIII      Transactions with the Managed Behavioral Health Organization       72
XXIV       Cancellation Clause                                                73
XXV        Applicable Law                                                     73
XXVI       Effective Date and Term                                            73

                                                           [SEAL]
                                             ADMINISTRACION DE SEGUROS DE SALUD
                                                       CONTRATO NUMERO
                                                           02-033

XXVII      Conflict of Interest                                               74
XXVIII     Income Taxes                                                       74
XXIX       Advance Directives                                                 74
XXX        Ownership and Third Party Transactions                             74
XXXI       Modification of the Contract                                       75
XXXII      Termination of Agreement                                           75
XXXIII     Transition Clause                                                  76
XXXIV      Third Party Disclaimer                                             77
XXXV       Penalties Sanctions Clauses                                        77
XXXVI      Notice Requirement                                                 80
XXXVII     Hold Harmless Clause                                               80
XXXVIII    Center of Medicare and Medicaid Services Contract                  81
XXIX       Force Majeure                                                      81
XL         Year 2000 Clause                                                   81
XLI        Federal Government Approval                                        81
XLII       Entire Agreement                                                   82


ADDENDA:

ADDENDUM         I     Benefits Coverage-Formulary

ADDENDUM         II    MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO) Beneficiaries Manual

ADDENDUM         III   MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO) Grievance Procedure

ADDENDUM         IV    Proposed Information Requirements and Data Format


                                                           [SEAL]
                                             ADMINISTRACION DE SEGUROS DE SALUD
                                                       CONTRATO NUMERO
                                                           02-033

                       CONTRACT FOR MANAGED MENTAL HEALTH
                          AND SUBSTANCE ABUSE SERVICES

      This Agreement entered into this at San Juan, Puerto Rico on the date next to their signatures, by and between the PUERTO RICO HEALTH INSURANCE ADMINISTRATION, a public instrumentality of the Commonwealth of Puerto Rico, organized under Law 72 approved on September 7, 1993, hereinafter referred to as the "ADMINISTRATION", represented by its Executive Director, Mr. Orlando Gonzalez Rivera, the ADMINISTRATION FOR MENTAL HEALTH AND SUBSTANCE ABUSE SERVICES, a public agency created by Public Law No. 67, of August 7, 1993 (hereinafter referred to as "ASSMCA") represented by the ADMINISTRATION; and APS HEALTHCARE PUERTO RICO, INC., formerly AMERICAN PSYCH SYSTEM OF PUERTO RICO, INC., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, with employer social security number 66-0567825, hereinafter referred to as the "MBHO", and represented by its President and CEO of the Puerto Rico Division, Remedios Rodriguez.

                                   WITNESSETH

      In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representatives and successors, agree as follows:

FIRST: ASSMCA in joint collaboration with the ADMINISTRATION has the responsibility to seek, negotiate, and contract with the MBHO the provision of mental health care services to all citizens that reside in the island of Puerto Rico so that they may have access to comprehensive quality mental health care services, regardless of their economic condition and capacity to pay.

SECOND: Under Law 72 of September 7, 1993 the legislature empowered the ADMINISTRATION to seek, negotiate and contract health insurance programs allowing its beneficiaries access to overall comprehensive quality health services, in particular the medically indigent and the public employees and pensioners of the Central Government.

THIRD: ASSMCA has been authorized and charged with promoting, monitoring, extending and/or providing mental healthcare services to the population of Puerto Rico, in a manner consistent with the principles and philosophy, of preventive care, outreach, and full access embodied in the Health Reform Program of the Commonwealth of Puerto Rico.

FOURTH: The Department of Health, "Governmental Agency" primarily responsible for the administering the funds under the Medicaid Program and ASSMCA have agreed with the ADMINISTRATION to conduct the procurement and monitoring of the mental

                                                           [SEAL]
                                             ADMINISTRACION DE SEGUROS DE SALUD
                                                       CONTRATO NUMERO
                                                           02-033
healthcare and substance abuse services to be provided under the Health Reform Program of the Commonwealth of Puerto Rico through the ADMINISTRATION as their representative, separating the provision of said services from the general healthcare services previously provided by the Insurers. In accordance with cooperation agreement, its charter law (Law 67 of August 7, 1993) and superseding Law 408 of October 2, 2000, ASSMCA shall procure, oversee and monitor the provision of mental health services programs in the diverse health regions of Puerto Rico. The final purpose of said reorganization shall ensure the expertise, resources, and knowledge of both the ADMINISTRATION and ASSMCA to result in a more cost-efficient, accessible and improved quality of mental health services for the eligible beneficiaries of the Health Reform Program.

FIFTH: ASSMCA and the ADMINISTRATION have reached an agreement to collaborate in providing mental healthcare and substance abuse services through the present Contract to the eligible beneficiaries of the Health Reform Program. As such, ASSMCA and THE ADMINISTRATION have agreed that the provision, access to and financing of coverage for mental healthcare and substance abuse services shall be contracted directly between the ADMINISTRATION (also acting in representation of ASSMCA) and an adequate private provider of mental health and substances abuse services.

SIXTH: ASSMCA, as allowed by its organic charter and law 408, is authorized to license and contract with a suitable private/public entity(ies), in the provision of mental healthcare and substances abuse services covered by the Health Reform Program to all eligible beneficiaries, and the ADMINISTRATION is authorized to act as a representative of other governmental entities. Law 72 of September 7, 199\3.

SEVENTH: ASSMCA published a Request For Proposals for the North, Metro-North, East, Southeast, West, Southwest, San Juan, Northwest, Northeast and Central Health Area/Region, seeking to provide mental health services to all eligible beneficiaries in said health Areas/Regions, by contracting with MANAGED BEHAVIORAL HEALTH ORGANIZATIONS.

EIGHTH: In keeping with this undertaking, the ADMINISTRATION on behalf of ASSMCA will provide mental healthcare and substance abuse services through this contract, subject to and in accordance with to the terms and conditions of Law No. 72 of September 7, 1993; Law 67 of August 7, 1993; Law 408 of October 2, 2000 (Puerto Rico Mental Health Code); Law 194 of August 25, 2000 (Puerto Rico Patient's Bill of Rights) and the applicable titles of XIX and XXI of the Medicaid Program. The services included in this Contract are limited to (i) the mental healthcare and substance abuse services contemplated under the Health Reform Program, (ii) the medication needed for said treatment (s), and (iii) any those other services which may, from time to time, be included in the coverage provided to eligible beneficiaries through mutually agreed amendments to the coverage provided in this Contract in compliance with any approved public policy and guidelines as duly established by the Department of Health.

NINTH: The ADMINISTRATION has decided to accept the proposal of and award to the MBHOs the Contracts to provide the mental health care and substance abuse services to all eligible Health Reform beneficiaries in several Area/Regions of the Commonwealth of Puerto Rico under the agreed terms and conditions contained herein. Each Area/Region covered by this contract will be treated as subject to a separate contractual relationship under the terms and conditions contained in this single contract in order to avoid executing multiple contracts with exactly the same terms and conditions, therefore each of the following Area/Regions awarded to the MBHOs will be subject to all of the terms and conditions contained herein, except for the monthly capitation payments provided for under
Article XVIII hereof which will be separately stated and need not be identical:

CENTRAL Area/Region composed of the municipalities of ADJUNTAS, AGUAS BUENAS, AIBONITO, BARRANQUITAS, CAYEY, CIDRA, COMERIO, COROZAL, JAYUYA, LAS MARIAS, MARICAO, NARANJITO, OROCOVIS, TOA ALTA, AND VILLALBA.

NORTH WEST Area/Region composed of the municipalities of AGUADA, AGUADILLA, ANASCO, ISABELA, MOCA, RINCON AND SAN SEBASTIAN.

SOUTH EAST Area/Region composed of the municipalities of ARROYO, COAMO, GUAYAMA, JUANA DIAZ, MAUNABO, PATILLAS, SALINAS AND SANTA ISABEL.

NOW THEREFORE, the parties agree to enter into, and duly perform their mutual obligations under this contract, subject to the following:

                              TERMS AND CONDITIONS

                                    ARTICLE I
                                   DEFINITIONS

ACCESS: Adequate availability of all necessary mental health care and substance abuse services included in the contract to fulfill the needs of the beneficiaries under the Health Reform Program.

ADMINISTRATION: Puerto Rico Health Insurance Administration, normally known as ASES (Administracion de Seguros de Salud).

ADVANCE DIRECTIVES: A written instruction such as a living will or durable power of attorney for health care, recognized under the laws of the Commonwealth of Puerto Rico (whether statutory or as recognized by the courts of the Commonwealth, relating to the provision of health care when the individual is incapacitated.

ANCILLARY SERVICES: Supplemental services, including laboratory, therapy, and or other services which are provided in conjunction with mental health and substance abuse services or hospital care.

ASSMCA - MENTAL HEALTH AND SUBSTANCE ABUSE ADMINISTRATION: Spanish acronym for the Puerto Rico Mental Health and Substance Abuse Administration, the Commonwealth agency which has the responsibility for the planning, contracting and establishing of mental health and substance abuse policies and procedures.

BENEFICIARY: Any person that under Law 72 of September 7, 1993 is determined eligible to receive services, is reported as such to the MBHO by the ADMINISTRATION, and is enrolled in the plan.

CAPITATION: The compensation paid to the MBHO for all the benefits provided on the mental health coverage to the enrolled beneficiaries under the Health Reform Program.

CO-INSURANCE: Percentage based participation of the beneficiary on each loss or portion of the cost of receiving a service.

CONTRACT: The present contractual relationship between ASSMCA, the ADMINISTRATION and the MBHO, and to which, 1) Law 72 of September 7, 1993 and other applicable laws and regulations set forth on paragraph Sixth, 2) the Request For Proposal, 3) the MBHO's Proposal documents, 4) the representations and assurances provided at the clarification meeting held on June 25, 2001 contained in the transcript of the meeting, and 5) all other certifications issued by the MBHO following said clarification meeting, are herein incorporated by reference. All of the five (5) preceding set of documents are integral parts of this contract.

CONTRACT TERM: Period of nine (9) consecutive months beginning on the date the contract is effective. The coverage shall end at the conclusion of the contract term, unless extended pursuant to Article XXVI.

COVERED MENTAL HEALTH SERVICES: The services described in Addendum I.

CLIA: Clinical Laboratory improvement Act

CMS: Acronym for the Center of Medicare and Medicaid Services.

DEDUCTIBLE: A fixed amount that the beneficiary has to pay to the provider as part of the cost of receiving any mental health care service, as provided in Addendum I of this contract.

EMTALA: EMERGENCY MEDICAL TREATMENT AND ACTIVE LABOR ACT.

EMERGENCY MEDICAL CONDITION: (Prudent Layperson Standard) a medical condition presenting symptoms of sufficient severity that a person with average knowledge of health and medicine would reasonably expect the absence of immediate medical attention to result in (i) placing their health or the health of an unborn child in immediate jeopardy, (ii) serious impairment of bodily functions, or (iii) serious dysfunction of any bodily organ or part.

EMERGENCY PSYCHIATRIC CONDITION: The clinical situation characterized by an alteration of a person's thought process, the perception of reality, feelings, or sentiments, or in action or behavior which warrants immediate or urgent therapeutic intervention due to the intensity of the symptoms shown, and the possibility that said person may harm him/herself or others.

ENCOUNTER: A contact between a patient and health professional during which a service is provided. An encounter form records selected identifying, diagnostic and related information describing an encounter.

FAMILY CONTRACT: The benefits provided to the following eligible beneficiaries;
1) principal subscriber; and 2) his or her spouse (legally married or common law.); and 3) his or her children (legally, adopted, foster or step children) under 21 years old that depend on the principal subscriber for subsistence; and
4) individuals under 21 years of age who have no children and live in common law with one of the eligible children in the same household; and 5) his or her dependents, of any age, who are blind or permanently disabled and live in the same household. Female beneficiaries (except spouse) covered under family contract who become pregnant shall constitute a separate subscriber under an individual contract as of the first day of the month the pregnancy is diagnosed and reported to the MBHO.

HEALTH CARE ORGANIZATION / HCO: A health care entity supported by a network of providers and which is based on a managed care system and accessed through a primary care physician (gatekeeper). For the purpose of this contract the HCO will be identified by its descriptive name such as Primary Care Center, Physician Hospital Organization (PHO), Independent Practice Association (IPA), Primary Provider Group (PPG), or any other model. The MBHO is responsible for the availability of all necessary providers to cover all the mental health and substance abuse services under this coverage.

HEALTH AREA/REGION: Each of the Health Area/Regions enumerated in paragraph NINE, above.

HEDIS: Health Plan-Employer Data and Information Set.

HIPAA: The Health insurance Portability and Accountability Act is federal legislation (Public law 104-191) approved by Congress in August 21, 1996 regulating the continuity and portability of health plans, mandating the adoption and implementation of administrative simplification standards to prevent, fraud, abuse, improve health plan overall operations and guarantee the privacy and confidentiality of individually identifiable health information.

INDIVIDUAL CONTRACT: The benefits provided to eligible subscribers that are 1) unmarried single adults without minor dependents, or 2) married adults whose spouse and/or dependents are not eligible for coverage under this program; or 3) Female beneficiaries (except spouse) covered under family contract who become pregnant as of the first day of the month the pregnancy is diagnosed and reported to the MBHO.

INSURER: IS A PRIVATE ENTITY WHICH MEETS THE DEFINITION OF A MANAGED CARE ORGANIZATION (MCO), PREVIOUSLY KNOWN AS A STATE DEFINED HMO, HAS A COMPREHENSIVE RISK CONTRACT PRIMARILY FOR THE PURPOSE OF PROVIDING HEALTH CARE SERVICES, MAKING THE SERVICES IT PROVIDES ACCESSIBLE (IN TERMS OF TIMELINESS, AMOUNT, DURATION AND SCOPE AS THOSE SERVICES ARE TO OTHER MEDICAID RECIPIENTS WITHIN THE AREA/REGION SERVED BY THE ENTITY UNDER THE LAW AS A STATE LICENSED RISK BEARING ENTITY.

MANAGED BEHAVIORAL HEALTH ORGANIZATION: An entity duly organized under the laws of Puerto Rico constituted by Mental Health Participating Providers and organized with the purpose of negotiating contracts to provide mental health and substance abuse services.

MCO: Managed Care Organization.

MEDICARE: Federal health insurance program for people 65 or older, people of any age with permanent kidney failure, and certain disabled people according to Title XVIII of the Social Security Act. Medicare has two parts: Part A and Part
B. Part A is the hospital insurance that includes inpatient hospital care and certain follow up care. Part B is medical insurance that includes doctor services and many other medical services and items. A Medicare recipient is a person who has either Part A or Part A and B insurance.

MEDICARE BENEFICIARY: Any person who is a Medicare recipient of Part A or Part A and Part B and complies with the definition of beneficiary established in this article.

MEDICALLY NECESSARY SERVICES: shall mean services or supplies provided by an institution, physician, psychiatrist, psychologist or other providers that are required to identify or treat a beneficiary's mental illness, mental disorder, mental health condition or behavioral disorders which are:

      a. Consistent with the symptoms or diagnosis and treatment of the enrollee's condition; and

      b.    Appropriate with regard to standards of good medical practice; and

      c. Not solely for the convenience of an enrollee, physician, psychiatrist, institution or other provider; and

      d. The most appropriate supply or level of services that can safely be provided to the enrollee. When applied to the care of an inpatient, it further means that services for the enrollee's medical symptoms or condition require that the services cannot be safely provided bo the enrollee as an outpatient; and

      e. When applied to enrollees under 21 years of age, services shall be provided in accordance with the applicable state and federal regulations as described in this contract.

MENTAL HEALTH FACILITIES: Any premises (a) owned, leased, used or operated directly or indirectly by or for all MBHO or its affiliates for purpsoes realted to this Agreement; or (b) maintained by a MBHO or its provider to provide mental health services on behalf of the MBHO.

MENTAL HEALTH AND SUBSTANCE ABUSE PARTICIPATING PROVIDER: All mental health care, behavioral and substance abuse services providers that have a contract in effect with the MBHO/providers and who are necessary to complete and carry out the mental health services as required by the ADMINISTRATION under this contract.

MENTAL HEALTH AND SUBSTANCE ABUSE PROFESSIONAL TEAM: All mental health, behavioral and substance abuse providers in different disciplines needed to render the mental health services under this contract, including at least: psychiatrist, psychologists, social workers, nurses and other specialized trained personnel, which has been duly authorized to practice said profession under applicable laws and regulations of Puerto Rico and are also under contract with the MBHO or its providers for rendering such services.

NCQA: National Committee for Quality Assurance.

NON-PARTICIPATING PROVIDER: All mental health care, behavioral and substance abuse services providers that do not have a contract in effect with the MBHO. Said provider is barred from providing services under this contract.

PARTICIPATING PHYSICIAN: A doctor of medicine that is legally authorized to practice medicine and surgery within the Commonwealth of Puerto Rico and has a contract in effect with a contracted Managed Behavioral Health Organization under the Health Reform.

PARTICIPATING PROVIDER: An individual or entity that is authorized under the laws and regulations of the Commonwealth of Puerto Rico to provide mental health care, behavioral and substance abuse services and is under contract with the MBHO.

PARTICIPATING PSYCHIATRIST: A psychiatrist that is legally authorized to practice psychiatric medicine within the Commonwealth of Puerto Rico and has in effect a contract with any specific MANAGED BEHAVIORAL HEALTH ORGANIZATION.

PERSON WITH AN OWNERSHIP OR CONTROL INTEREST: A person or corporation that: owns, directly or indirectly five percent (5%) or more of the MBHO's capital or stock or receives five percent (5%) or more of its profits; has an interest in any mortgage, deed of trust, note, or other obligations secured in whole or in part by the MBHO or by its property or assets, and that interest is equal to or exceeds five percent (5%) of the total property and assets of the MBHO; or is an officer or director of the MBHO.

PHARMACY BENEFITS MANAGER (PBM): Private entity contracted by insurance carriers and/or by the ADMINISTRATION under the Health Reform Program to function as their, pharmaceutical benefit manager responsible for claims processing, drug utilization review, disease management, formulary control and beneficiaries-customer information services for the pharmaceutical benefits provided by the basic, special and mental coverage of the Health Reform Program.

PLAN COMPLIANCE EVALUATION PROGRAM: A PROGRAM TO BE DEVELOPED BY THE PARTIES FOR THIS AGREEMENT TO EVALUATE PERFORMANCE UNDER THE TERMS AND CONDITIONS OF THIS CONTRACT REFERRED TO AS IN ARTICLE XVII.

PHYSICIAN INCENTIVE PLAN (PIP): Any compensation arrangements between the MBHO and physician or physician groups that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid recipients enrolled with the MBHO.

PRE-AUTHORIZATION: A written or electronic approval by the MBHO to the beneficiary granting authorization for a benefit to be provided under the Mental Health Coverage of the program. Notwithstanding the aforementioned, the MBHO has the option of not requiring pre-authorization for all services received within a particular provider.

PER MEMBER PER MONTH RATE (PMPM): The monthly capitated payment that the ADMINISTRATION shall pay to the MBHO as a result of having assumed the financial risk for providing the mental health services to the enrolled beneficiaries under the Health Reform Program.

PRIMARY CARE PHYSICIAN (PCP): A doctor of medicine legally authorized to practice medicine and surgery within the Commonwealth of Puerto Rico, and the Basic and Special Coverage of the Health Reform Program who initially evaluates and provides treatment to beneficiaries. He/she is responsible for determining the services required by the beneficiaries, provides continuity of care, and refers the beneficiaries to specialized services if deemed medically necessary. Primary physicians will be considered those professionals accepted as such in the local and federal jurisdictions.

The following are considered primary care physicians: Pediatricians, Obstetricians/Gynecologists, Family Physicians, Internists and General Practitioners.

PRICO: Acronym for the Puerto Rico Insurance Commissioner's Office, the state agency responsible for regulating, fiscalizing, and licensing insurance business in Puerto Rico.

SECOND MEDICAL OPINION: A consultation with a peer requested by the beneficiary, the Participating Psychiatrist or other Provider assess the appropriateness of a previous recommendation for particular mental health condition and treatment.

SUBSCRIBER: The beneficiary covered under the individual contract of the plan or the principal beneficiary who gives eligibility to all those beneficiaries included under the family contract.

SUPPORT PARTICIPATING PROVIDERS: Health care service providers who are needed to complement and provide support services to the MBHO contract. The following will be considered support participating providers, among others: Pharmacies, Hospitals, Health Related Professionals, Clinical Laboratories, Radiological Facilities, Partial Hospital Programs (PHP), Ambulatory Intensive Outpatient Program (IOP), Ambulatory Care and all those participating providers that may be needed to provide mental health care, behavioral services considering the specific mental health and substance abuse problems of the Area/Region.

QUALITY IMPROVEMENT (QI): The ongoing process of responding to data gathered through quality monitoring efforts, in such a way as to improve the quality of mental health care delivered to individuals. This process necessarily involves follow-up studies of the measures taken to effect change in order to demonstrate that the desired change has occurred.

UTILIZATION MANAGEMENT (UM): The process of evaluating necessity, appropriateness and efficiency of mental healthcare services through the revision of information about hospital, service or procedure from patients and/or providers to determine whether it meets established guidelines and criteria approved by the MBHO.

                         ORGANIZATION AND ADMINISTRATION

      The MBHO must maintain the organizational and administrative capacity to carry out all duties and responsibilities set forth under this contract, to wit:

1. Maintain assigned staff with the capacity to provide all services to all Beneficiaries under this contract.

2. Maintain a local office in the service area where administrative services are rendered. The local office must comply with the American with Disabilities Act (ADA) requirements for public buildings.

3. Provide training and development programs to all assigned staff to ensure they know and understand the service requirements under this contract including the reporting requirements, the policies and procedures, cultural and linguistic requirements and the scope of services to be provided. The training and development plan must be submitted to THE ADMINISTRATION.

4. Notify the ADMINISTRATION immediately and not later than (30) thirty days after the effective date of this contract of any changes in its organizational chart as previously submitted to the ADMINISTRATION.

5. Notify the ADMINISTRATION immediately and no later than fifteen (15) fifteen working days of any change in regional or office managers. This information must be updated whenever there is a significant change in organizational structure or personnel.

                                   ARTICLE II
                           ELIGIBILITY AND ENROLLMENT

1. Eligibility shall be determined according to Article VI, Section 5 of Law 72 of September 7, 1993 and the federal laws and regulations governing eligibility requirements for the Medicaid Program Enrollment data will be completed by insurers who will promptly transfer the enrollment data to the MANAGED BEHAVIORAL HEALTH ORGANIZATION for the appropriate Area/Regions.

2. The MBHO shall provide coverage for all the eligible beneficiaries as provided in the prior section.

3. The MBHO shall inform beneficiaries, who are also Medicare recipients with Part A or Part A and Part B, that if they choose to become beneficiaries under the contracted health insurance, the mental health benefits provided will be accessed exclusively through the MHBO. In this situation:

      a) bad debt reimbursement, as a result of non-payment of deductibles and/or coinsurance, for covered Part A services and Part B services provided in hospital setting, other than physician services;

      b)    payment for covered Part A services;

      c) payment for Part B outpatient services provided in a hospital setting: and

      d)    all covered Part B services,
      will continue to be recognized as a covered reimbursable Medicare Program cost. Medicare beneficiaries with either Part A or Part A and B. can choose to access their Part A or Part B services from the Medicare's providers list except that in this case the MBHO will not cover the payment of any benefits provided through this contract.

4. The MBHO represents that the capitated amount paid to each provider does not include payment for services covered under the Medicare Federal Program. The participating providers or any other physician contracted on a salary basis cannot receive duplicate payments for those beneficiaries that have Medicare Part A or Part B coverage. The MBHO further represents that it will audit and review its billing data to avoid duplicate payment with the Medicare Program. The MBHO shall report its findings to the ADMINISTRATION on a quarterly basis. The ADMINISTRATION will audit and review Medicare billing data for Part A or Part B payment for beneficiaries eligible to said Federal Program.

5. Co-insurance and deductible for Part B services provided on an outpatient basis to hospital clinics, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the MBHO will pay for the co-insurance and deductibles related to the physician services provided as a Part B service through the amount paid to the provider.

6. The MBHO guarantees to maintain adequate services for the Health Area/Region for the prompt access of services to all eligible and enrolled beneficiaries. The MBHO shall maintain sufficient facilities within the Area/Region as needed.

7. The MBHO shall be responsible to provide the subscriber with specific information allowing for the prompt access of services to all eligible individuals.

8. The ADMINISTRATION shall notify the INSURER promptly of all beneficiaries who have become eligible, as well as those who have ceased to be eligible, the INSURER shall notify the MBHO promptly. Notification of eligible persons will be made through electronic transmissions or machine readable media by the INSURER. The INSURER will forward this data to the MBHO through electronic transmission or machine readable-media.

9. The beneficiary becomes eligible for enrollment as of the date specified in the ADMINISTRATION's notification to the INSURER.

10. The beneficiary ceases to be eligible as of the disenrollment date specified in the ADMINISTRATION's notification to the INSURER. If THE ADMINISTRATION notifies the INSURER that the beneficiary ceased to be eligible on or before the last working day of the month in which eligibility ceases, the disenrollment will be effective on the first day of the following month. Disenrollment will be effected exclusively by a notification issued by the ADMINISTRATION.

11.   RESERVED.

12. Coverage under the plan shall begin the day that the enrollment process has been completed. Payments shall be paid on a pro-rata basis as of the date that the enrollment process was completed and the official identification card has been issued by the INSURER contracted by the Administration in the Region, to the end of the month.

13. In case that an individual has been certified as eligible by the Department of Health but has not completed the enrollment process, and he/she or his/her dependents need emergency psychiatric services, the ADMINISTRATION shall verify the eligibility status of the individual. If the individual is eligible as a beneficiary, emergency psychiatric services will be provided as if the individual is a beneficiary and arrangements for the issuance of the identification card will be made immediately after the notification of eligibility is made by the ADMINISTRATION to the INSURER. The capitated payment in this instance will be paid to the MBHO on a pro-rata basis from the moment the emergency psychiatric services needed are provided or the identification card is issued, whichever is first. For the purpose of this situation, the enrollment process is the process that commences at the time that the ADMINISTRATION gives notice to the INSURER of the beneficiaries eligibility status, and results in a letter to said beneficiary establishing the date and location for the completion of the enrollment documents and selection of the HCO. Said process ends when the beneficiary has selected an HCO from those available in the INSURER's Health Area/Region and has received an identification card.

      Nothing provided in this section is intended to affect a provider's obligation to screen and stabilize an individual arriving at its facilities for emergency psychiatric treatment as defined by EMTALA and the applicable Commonwealth laws.

14. Coverage shall end effective on the date of disenrollment. Capitated payments will be paid to the MBHO until the effective date of disenrollment. In the event of disenrollment while the beneficiary is an inpatient of a hospital on the last day of the month of coverage, and continues to be an inpatient of a hospital during the month following his disenrollment, the ADMINISTRATION will cover the capitated payment for that following month. Disenrollment will be effected exclusively by a notification issued by the ADMINISTRATION.

15. The MBHO shall not in any way discriminate nor terminate coverage of any beneficiary(ies) for reasons due to adverse change in recipient's health, or based on expectations that an enrollee will require high cost care, or need of health services, or any reason whatsoever, except for non-payment of capitation or fraudulent use of benefits or participation of fraudulent acts, after prior notification and consultation with the ADMINISTRATION.

16. The MBHO agrees to maintain an Enrollment Data Base which includes each subscriber and all beneficiaries.

17. All individually identified information of services related to beneficiaries which is obtained by the MBHO shall be confidential and shall be used or disclosed by the MBHO, the HCO and/or its participating providers only for purposes directly connected with performance of all obligations contained in this contract. Medical records and management information data concerning any beneficiary enrolled pursuant to this contract shall be confidential and shall be disclosed within the MBHO's organization or to other persons, as authorized by the ADMINISTRATION, only as necessary to provide medical care and quality, peer or grievance review of such medical care under the terms of this contract and in coordination with the contract subscribed by the ADMINISTRATION. The confidentiality provisions herein contained shall survive the termination of this contract and shall bind the MBHO, its participating providers as long as they maintain any individually identifiable information relating to beneficiaries as provided in the implementation of the HIPAA regulation schedule to be set forth by the Federal Government, 45 CFR 164.102 et. seq. Any request for information which is made by third parties not related to this contract will be forwarded to the ADMINISTRATION for consideration, review and decision as to the pertinence of the request and the authorization for disclosure.

      Nothing in this section shall limit or affect the ADMINISTRATION's, the MBHO and /or providers obligations regarding protected individually identifiable health information as provided in 45 CFR 164.102 et seq. (HIPAA) regulations.

      Disclosure of individually identifiable health information to any business associate as defined in 45 CFR 164.504(e) of the HIPAA regulations by the MBHO shall entail the legal obligations set forth therein.

      The MBHO agrees that all clinical information concerning any member shall be maintained confidentially and in accordance with all applicable laws and regulations. The MBHO's shall train it's appropriate personnel concerning the proper maintenance and confidentiality, requirements, including any special requirements applicable to drug and alcohol treatment records and HIV/AIDS treatment records.

      No MBHO's shall make voluntary disclosure of the terms and conditions contained in this agreement. The paragraph shall not restrict any party from providing a copy of this Agreement to its own personnel with a need to know the terms and conditions hereof or to Governmental authorities and/or appropriate regulatory bodies, or to comply with subpoenas or other mandatory disclosures; provided however, that a party may disclose any or all of the terms of this agreement to Governmental authorities and/or appropriate regulatory bodies or comply with subpoenas or other mandatory disclosures.

18. The MBHO agrees to notify the ADMINISTRATION immediately of any change in the place of residence of the subscriber or beneficiary, insofar as the subscriber makes the change known to the MBHO.

19. The MBHO hereby commits to comply with the electronic transactions, security and privacy requirements of the HIPAA regulations as provided in 45CFR 160 and 142 et seq. within the implementation dates set forth therein or by subsequent regulations schedule.

20. The MBHO has a limited right for requesting that a beneficiary be disenrolled from the MBHO without the beneficiary's consent. The ADMINISTRATION must approve any MANAGED BEHAVIORAL HEALTH ORGANIZATION request for disenrolling a beneficiary for cause.

21. Disenrollment of a beneficiary may be permitted under the following circumstances:

      (a) Beneficiary misuses or loans his/her membership card to another person to obtain services.

      (b) Beneficiary is disruptive, unruly, threatening or uncooperative to the extent that beneficiary's membership seriously impairs the MBHO's or providers ability to provide services to other beneficiaries or to obtain new beneficiaries' and beneficiary's behavior is not caused by a physical or other mental health condition.

      The MBHO must take reasonable measures to improve a beneficiary's behavior prior to requesting refusal or disenrollment and must notify beneficiary of its intent to refuse treatment or disenroll. Reasonable measure may include providing education and counseling regarding the offensive acts or behavior.

      If the beneficiary disagrees with the decision to refuse treatment/disenroll the beneficiary from the MBHO, the MBHO must notify the beneficiary of the availability of the Complaint and Grievance Procedure and of the ADMINISTRATION's Hearing process.

      If the beneficiary disagrees with the decision to disenroll, the MBHO must notify the Beneficiary of the availability of the complaint and grievance procedure with the Hearing Process, or as provided by Law 72 of September 7, 1993, as amended

                                   ARTICLE III
                                 RIGHT TO CHOOSE

1. The beneficiary shall have the right to choose his or her mental health provider from those available within the MBHO. Said right also encompasses the change of the selected mental health provider at any time by making the proper administrative arrangements within the MBHO in conformity with the MBHO established policy. The selected mental health provider or the SUBSTITUTE on-duty within the MBHO must be available on a 24-hour basis for emergencies and/or telephone consultations. Each MANAGED BEHAVIORAL HEALTH ORGANIZATION must have available on-call mental health providers at all times.

2. The MBHO must be available to attend the health care needs of the beneficiary on a twenty-four (24) hour basis, seven (7) days a week.

3. The MBHO will provide to each principal subscriber a complete list of all participating physician psychiatrists, psychologists and participating providers, with addresses and specialties of mental health related services offered, in order to allow the beneficiary to choose among them:

4. The beneficiary shall also have the right to choose the pharmacy within the network of pharmacies registered within PBM's network of pharmacy providers. The pharmacy benefits under the mental health coverage will be administered and managed by ADMINISTRATIONS' Pharmacy Benefits Manager according to the guidelines established and set forth by ASSMCA and the ADMINISTRATION's Pharmacy and Therapeutic Committee.

      Any new guidelines shall become effective sixty (60) days after notice to the MBHO. The ADMINISTRATION will determine the acceptable pharmacy/beneficiary ratio in order to assure access to the pharmacy benefits. The right to choose requires the availability of sufficient number of pharmacies in each municipality of residence of the beneficiaries.

6. The MBHO will not negotiate directly with any pharmacy for the cost of any authorized prescriptions that should be dispensed through any of the pharmacy network participants.

7. The MBHO will develop and effectively disseminate an education and orientation program in order to insure that all eligible beneficiaries are aware of their rights under this contract, including their right to choose providers. The ADMINISTRATION reserves the right to make changes, modifications and recommendations to said program in coordination and agreement with the MBHO. This program shall be subject to approval by ADMINISTRATION prior to its implementation and in compliance with the marketing guidelines and prohibitions referred in Article IX.

8. Notwithstanding the foregoing, the ADMINISTRATION shall preserve the right in coordination with the MBHO, to expand, limit or otherwise amend the provision of services as provided for herein and/or to negotiate in coordination with the MBHO, cost saving and efficiency improvement measures. In those cases in which ADMINISTRATION acts on its own, changes to the provision of services shall be notified to the MBHO no later than 30 days prior to implementation. Said modifications will take place after consultation and cost negotiation with the MBHO.

                                   ARTICLE IV
                                 SECONDARY PAYOR

1. The MBHO shall be a secondary payor to any other party liable in any claim for services to a beneficiary, including but not limited to: the MBHO itself, Medicare, other MANAGED BEHAVIORAL HEALTH ORGANIZATIONS or Health Maintenance Organizations (HMO's), non-profit MANAGED BEHAVIORAL HEALTH ORGANIZATION operating under Law 152 approved May 9, 1942 as amended, Teachers Association of Puerto Rico, medical plans sponsored by employee organizations, labor unions, and any other entity that results liable for the benefits claimed against the MBHO for coverage to beneficiaries.

2. It shall be the responsibility of the MBHO to ascertain that the aforementioned provisions of Law 72 of September 7, 1993 are enforced and that the MBHO acts as secondary payor to any medical insurance.

3. The MBHO will make diligent efforts to determine if beneficiaries have third party coverage and will attempt to utilize such coverage when applicable. The MBHO, will be permitted to retain 100% of the collections from subrogation. The plan's experience will be credited with the amount collected from said primary payor.

4. The MBHO must report quarterly to the ADMINISTRATION the amounts collected from third parties for health services provided. Said reports must provide a detailed description of the beneficiary's name, contract number, third party payor name and address, date of service, diagnosis and provider's name and address and identification number.

5. The MBHO must report quarterly to the ADMINISTRATION the amounts collected from third parties for health services provided according with standard format to be adopted by the ADMINISTRATION. Said reports must provide a detailed description of the beneficiary's name, contract number, third party payor name and address, date of service, diagnosis and provider's name and address and identification number.

6. The MBHO shall develop specific procedures for the exchange of information, collections and reporting of other primary payor sources and is required to verify its own eligibility files for information on whether or not the beneficiary has private health insurance.

7. The MBHO must implement and execute, an effective and diligent mechanism in order to assure the collection from primary payors of all benefits covered under this contract. Said program, mechanisms and method of implementation shall be reported to the ADMINISTRATION as of the first date of the effectiveness of this contract.

8. Failure of the MBHO to comply with this Article may, at the discretion of the ADMINISTRATION, be cause for the application of the provisions under
      Article XXXII.

                                    ARTICLE V
                                   EMERGENCIES

1. In cases of psychiatric emergencies or immediate need of mental health and substance abuse care within the Commonwealth of Puerto Rico, the MBHO will be responsible for the payment of emergency mental health service provided to beneficiaries when the emergency or immediate need of mental health and substance abuse care occurs within its network or outside of its network or the geographical Area/Region of the selected mental health provider emergency care facility. Such services must be paid by the MBHO regardless of whether the entity that furnishes the service has contracted with the MBHO and no prior authorization shall be required by the MBHO for the provision of emergency services according to established medical necessity criterion.

      Such psychiatric services shall consist of whatever is necessary to stabilize the patient's condition, unless the expected medical benefits of a transfer outweigh the risk of not undertaking the transfer, and the transfer conforms with all applicable requirements. The stabilization services includes all treatment that may be necessary to assure within reasonable medical probability, that no material or self-inflicted harm or deterioration of the patient's condition or to other persons, is likely to result from or occur during discharge of the patient or transfer of patient to another facility.

      In the event of a disagreement with the provider concerning whether a patient is stable enough in order to be discharged or transferred or whether the medical benefits outweigh the risk, the judgment of the attending physician caring for the enrollee will prevail and oblige the MBHO to provide such services as contemplated under this contract. Such services shall be provided in such a manner as to allow the Beneficiary to be stable for discharge or transfer as defined by EMTALA.

2. Since emergency care is of utmost concern to the ADMINISTRATION, the MBHO shall require that adequate ambulance transportation and emergency medical care are available. Each municipality shall have access to an emergency care system composed of ground, air and maritime ambulance transportation as necessary and emergency mental health and substance abuse care.

3. Ambulance transportation and emergency psychiatric care will be subject to periodic reviews by applicable governmental agencies to ensure the highest quality of services.

4. The MBHO shall provide immediate mental health and substance abuse emergency care services to beneficiaries when medically necessary.

5. The MBHO is required to provide access to psychiatric emergency care and ambulance transportation services within their own/or contracted mental health facilities, through their contracted, participating providers or through contract with third parties that guarantee said emergency care and ambulance transportation twenty four (24) hours a day, seven (7) days a week. In addition to these services, the MBHO shall guarantee a Patient Liaison under necessary circumstances, where there are no present available relatives of the beneficiary's to take immediate charge/or respond on his/her behalf in an emergency situation.

6. The MBHO will assure the ADMINISTRATION the availability to have ambulance services that each provider and the mental health facilities has made the necessary arrangements to have readily available prompt and effective ambulance transportation service.

7. The MBHO will establish Urgent Care Services within the Health Area/Region. These include psychiatrists, psychologists, mental health supporting providers and clinics with extended hours. These Urgent Care Services may complement psychiatric emergency mental health care services but at no time will they substitute the requirement to have emergency care services and ambulance transportation available at each municipality 24 hours a day, 7 days a week and 365 days yearly.

8. The MBHO will provide beneficiaries access to a 24-hour-a-day toll-free hotline with licensed qualified mental health professionals to help beneficiaries with questions about particular mental health medical conditions and to guide them to appropriate facilities (emergency rooms, urgent care centers, among others). Notwithstanding, the aforementioned statement, the beneficiary will have the right to choose to attend an emergency room if he believes his condition is an emergency medical condition, as defined in this contract, without prior need of authorization or certification.

                                   ARTICLE VI
                               ACCESS TO BENEFITS

1. The MBHO will contract sufficient participating providers that meet its credentialing process and agree to its contractual terms, in order to assure sufficient participating providers, to satisfy the demand of covered services by the beneficiaries enrolled in the program. The physician/beneficiary ratio accepted shall be established according to the Department of Health and ASSMCA guidelines as mutually agreed upon.

2. The MBHO shall be responsible to contract mental health and substance abuse professional team as well as participating providers to insure that all the benefits covered under the mental health coverage of the plan are rendered, through the MBHO's participating providers with the timeliness, amount, duration and scope as those services are rendered to other non-Medicaid recipients within the area/region served.

3. Contracts between the MBHO and its participating providers shall be independent contracts specifically designed to cover all terms and conditions contained in this contract. Coverage afforded to beneficiaries under this contract constitutes a direct obligation on the part of the MBHO's participating providers to comply with all terms and conditions contained herein.

4. Adequate health care services will be those determined acceptable under ASSMCA and the ADMINISTRATION's respective roles under Plan Compliance Evaluation and Monitoring Program as outlined in Article XVII of this contract.

5. The MBHO is responsible for the development and maintenance of an adequate system for referrals of health services under this contract. It shall audit all systems and processes related to referrals of services that the participating providers implement. The results of said audits should be made available to the ADMINISTRATION on request. In no way will the MBHO or any provider's Utilization Management Program may interfere, prohibit, or restrict any mental health and substance abuse professional's advice within their scope of practice.

6.    All referral systems must comply with timeframes established in paragraph
      (23). if the system developed by the MBHO is by electronic means, it must be installed at all providers' offices. It is unacceptable to force the beneficiary to move to another facility to obtain referrals.

7. The MBHO assures the ADMINISTRATION and ASSMCA that no participating providers will impose limit quotas or restrain services to subcontracted providers for the services medically needed (e.g. laboratory, pharmacies, or other services).

8. The MBHO shall expedite access to benefits of beneficiaries diagnosed with conditions under the mental health coverage. The identification of these beneficiaries will allow rapid access of the mental health and substance abuse services covered under the contract.

9. Any refusal, unreasonable delay or rationing of services to the beneficiaries is expressly prohibited. The MBHO shall require strict compliance with this prohibition by its participating providers or any other entity related to the rendering of mental health and substance abuse services to the beneficiaries. Any action in violation of this prohibition shall be subject to the provisions of Article VI, Section 6 of Law 72 of September 7, 1993 and Law 408 of October 2, 2000. Furthermore, the MBHO shall be responsible for posting information at every providers' facilities, addressed to the beneficiaries, stating the policy that prohibits denying, unreasonably delaying or rationing services by participating providers or any other entity related to the rendering of medical care services to the beneficiaries, and providing information on procedures for filing a grievance on the subject. The MBHO shall notify participating providers that they must comply with the policy that prohibits the denial, the unreasonable delay or the rationing of services by participating providers or any other entity rendering mental health and substance abuse services to beneficiaries, and further that they must provide information on procedures for filing a grievance. The MBHO shall comply with the performance measures established and scheduled by ADMINISTRATION.

10. No participating provider, or its agents, may deny a beneficiary access to medically necessary mental health and substance abuse services, except for the reasons specified in Article VI, section 6 of Law 72 of September
      7, 1993.

11. The MBHO is responsible for having an adequate number of participating physicians and providers to supply all the mental health benefits offered under this contract. The benefits covered will be provided to the beneficiaries at the location of the participating providers.

12. The MBHO is responsible to make available all participating providers needed in order to render all the mental health and substance abuse necessary services required to provide to the beneficiaries all the benefits included in ADDENDUM I of this contract.

13. The MBHO agrees to require compliance by all participating psychiatrists and providers with all provisions contained in this contract.

14. The MBHO has a continuous legal responsibility toward the ADMINISTRATION to assure that all activities under this contract are carried out. The MBHO will use its best efforts to prevent unauthorized actions by participating providers.

      The MBHO will take appropriate measures to ensure that all activities under this Contract are carried out. Failure to properly discharge the obligation to assure, by all means necessary and appropriate, full compliance with said activities, shall result in the termination of this contract as provided in Article XXXII hereof.

15. Pursuant to the Health Reform Concept of 1993, the MBHO shall contract as participating providers those Commonwealth owned facilities that have been privatized in the Health Area/Region by virtue of Laws 103 of July 12, 1985, and 190 of September 5, 1996, the 330 and 339 Projects of the Rural Health Initiatives, those State owned facilities not privatized, as well as the privatized or non privatized municipally owned facilities in the different areas/regions and regions which will complement access to covered medical services, subject to its credentialing requirements and contractual terms.

16. The MBHO assures the ADMINISTRATION and ASSMCA that physicians and other providers of services under this contract will provide the full range medical counseling that is appropriate for beneficiaries' condition. In no way will the MBHO or any of its providers interfere, prohibit, or restrict any mental health care professional's treatment within their scope of practice, regardless of whether a care or treatment is covered under the contract.

17. The MBHO assures the ADMINISTRATION that its Physician Incentive Plan does not in any way compensate directly or indirectly physicians, individual physicians, group of physicians or mental health providers as an inducement to reduce or limit medically necessary services furnished to individual enrollee and that it meets the stop-loss protection and enrollee survey and disclosure requirements under the Social Security Act. The MBHO shall ensure that at the intermediate level all mental health provider groups are afforded with adequate stop-loss protection within the required thresholds under the Medicaid Program regulations.

18. If the MBHO's Physician Incentive Plan in any respect places physicians at substantial financial risk, MBHO assures that adequate stop-loss insurance will be maintained to protect physicians from loss beyond the risk thresholds established under sections 42CFR 422.208. In the event, the MBHO places physicians at substantial risk it shall conduct enrollee/disenrollee surveys not later than one year after the effective date of the contract and at least annually thereafter.

19. Timeframes for Access Requirements. The MBHO must have sufficient network of providers and must establish procedures to ensure beneficiaries have access to routine, urgent, and psychiatric emergency services; telephone appointments; advice and beneficiaries service lines. These services must be accessible to beneficiaries within the following timeframes:

      o     Urgent Care within 24 hours of request;

      o     Routine care within 5 days of request;

      o Immediate access to detoxification services when medically necessary;

      o     Immediate access to emergency services;

      o Referrals: Appointments pursuant to referrals must be delivered and notified to beneficiaries within five (5) days from the date prescribed by the provider;

      o     Access to prescribed medication: within 24 hours of request;

      o     Obtaining prescribed medication within 24 hours of request.

                                   ARTICLE VII
            CONTRACTS WITH ALL PARTICIPATING MENTAL HEALTH PROVIDERS


1. All services necessary to provide beneficiaries the stipulated mental health benefits shall be contracted in writing with participating mental health providers. The MBHO will ensure that all provisions and requirements contained in this contract are properly included in the contracts with all participating mental health providers and that they are carried out by said participating mental health providers. Such provisions and requirements made part of these contracts will be properly notified to the ADMINISTRATION. Coverage afforded to beneficiaries under this contract constitutes a direct obligation on the part of the MBHO's participating mental health providers to comply with all terms and conditions contained herein.

2. The MBHO may not discriminate with respect to participation, reimbursement or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable Commonwealth law.

3. The MBHO agrees to draft, execute and enforce a specific contract between the MBHO and its participating mental health providers that will include all applicable provisions contained in this contract. The MBHO will insure that said applicable provisions are properly complied with by the network of participating mental health providers.

      To this effect, the MBHO also agrees to certify or attest that none of its providers of services: (1) consults, employs or procures services from any individual that has been debarred or suspended from any federal agency or
      (2) has a director, partner or employee with a beneficial ownership of more than 5% on their organization's equity who has been debarred or suspended by any federal agency, or (3) procures self-referral of services to any provider in which it may have directly or indirectly any economic or proprietary interest.

      The MBHO will certify and attest that it has provided participating mental health providers, complete written instructions describing procedures to be used for the compliance with all duties and obligations arising under this contract. These instructions will include the following information: provider selection by beneficiaries, covered services, reporting requirements, record-keeping requirements, grievance procedures, deductibles and co-payment amounts, confidentiality, and prohibitions against denial or rationing of services. Copy of these instructions will be submitted to ADMINISTRATION who reserves the right to request modifications or amendments to said instructions following consultation with the MBHO.

4. The MBHO agrees to incorporate in its contracts with mental health providers, the following provisions, among others, contained in this contract:

      a. A payment time schedule to pay the participating providers for services rendered and for payment for services rendered by the participating providers. The schedule will not exceed the time limitation standards required by the ADMINISTRATION's guidelines under this contract to assure prompt payments of sums due to providers.

      b. A warranty insuring that the method and system used to pay for the services rendered by participating providers are reasonable and that the negotiated terms do not jeopardize or infringe upon the quality of the services provided.

      c. A procedure that establishes how the participating providers can recover from the MBHO monies owed for services rendered and not paid by the MBHO after their participating provider has demanded payment from the MBHO.

      d. That payments received for services rendered under the mental health benefits plan shall constitute full and complete payment except for:
            (i) the deductibles contained in ADDENDUM I of this contract, and
            (ii) that the benefits or services rendered is not covered. The MBHO will insure compliance with Article XVIII, paragraphs (6) and (7) of this contract.

      e. A release clause authorizing access by the ASSMCA and/or the ADMINISTRATION to the participating providers' Medicare billing data for beneficiaries covered by this contract who are also Part A and Part A and B Medicare beneficiaries, provided that such access is authorized by CMS and other related statutory or regulatory provisions thereof. Access by ASSMCA and by the ADMINISTRATION shall be at all times subject to all HIPAA regulations requirements mentioned elsewhere in this contract.

      f. That MBHO will cover the payment of Medicare Part B deductibles and coinsurance for services received by a beneficiary under Medicare Part B, accessed through the MBHO's providers and the participating providers of the MBHO for the mental health and substance abuse services covered.

      g. Co-insurance and deductible for Part B services provided on an outpatient basis by hospital clinics and other institutional care providers, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the MBHO will pay for the co-insurance and deductibles related to the physician services provided as a Part B service.

      h. That the only Part A deductible and co-insurance, and Part B deductible and co-insurance for mental health outpatient services provided in a hospital clinic and other institutional care providers, other that physician services, will be those collected from beneficiaries according to the plan's deductibles contained in Addendum I and those billed to Medicare as bad debt. No other amount will be charged to these beneficiaries. The MBHO will neither cover the payment of Medicare Part A deductibles and coinsurance for mental services received by a beneficiary under Medicare Part A nor the Part B deductible and co-insurance for mental services provided in hospital clinics, other than mental health physician services. The MBHO will cover the deductibles and co-insurance of all Part B services including Part B deductibles and co-insurance for physician services provided in an outpatient basis to hospital clinics.

      i. That coverage afforded to beneficiaries under this contract constitutes a direct obligation on the part of the MBHO's participating providers to comply with all terms and conditions contained herein.

      j. The MBHO will oversee and assure that mental health provider's contracts abide by the established directives for psychotropic prescription dispensing by provider's in accordance with the applicable agreement with the Pharmacy Benefit Manager (PBM) contracted by the ADMINISTRATION for managing the pharmacy claims and utilization processes under this contract and pursuant to the agreed provisions in Article XXI.

5. The MBHO agrees to provide to the ADMINISTRATION a detailed description of the payment methodology used to pay for services rendered by its network of providers (psychiatrists) and other participating mental health providers. Said description of the payment methodology will also address the methodology used in the distribution within their own group of the capitation payments, fee for services or other basis for payment of services to providers servicing beneficiaries. The MBHO will submit to the ADMINISTRATION a monthly report detailing all payments made to participating providers and to the MBHO's participating providers classified by specialty.

6. The MBHO represents that neither the capitated payments agreed to herein or the capitated payments with a fee-for-service component for services, made to participating mental health providers, does not include payment of services covered under the Medicare Federal Program.

7. The MBHO shall provide all reasonable means necessary to ensure that the contracting practices between its participating mental health providers are in compliance with federal anti-fraud provisions and particularly, in conformity with the limitations and prohibitions of the False Claims Act, the Anti-kickback statute and regulations and Stark II Law and regulations prohibiting self-referral to designated medical services by participating medical providers.

8. To the extent feasible within the MBHO's existing claims processing systems, the MBHO should have a single or central address to which providers must submit claims. If a central processing center is not possible within the MBHO's existing claims processing system, the MBHO must provide each network provider a complete list of all entities to whom the providers must submit claims for processing and/or adjudication. The list must include the name of the entity, the address to which claims must be sent, explanation for determination of the correct claims payer based on services rendered, and a phone number the provider may call to make claims inquiries. The MBHO must notify providers in writing of any changes in the claims filing list at least (30) thirty days prior to the effective date of the change. If the MBHO is unable to provide (30) thirty days notice, providers must be given a thirty (30) day extension on their claims filing deadline to ensure claims are routed to correct processing center.

9.    RESERVED.

10. The ADMINISTRATION and the Department of Health Medicaid Fraud Control Unit must be allowed to conduct private interviews of mental health providers and the mental health providers' employees, MBHOs, and patients. Requests for information must he complied with, in the form and language requested. Providers and their employees and the MBHOs must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process, including investigations.

11.   MENTAL HEALTH PROVIDER MANUAL AND PROVIDER TRAINING

      MBHO must prepare and issue a Provider Manual(s), including any necessary specialty manuals to the providers in the MBHO network and to newly contracted providers in the MBHO network within five (5) working days from inclusion of the provider into the network. The Provider Manual must contain sections relating to special requirements.

      MBHO must provide training to all network providers and their staff, regarding the requirements of the ADMINISTRATION contract and special needs of beneficiaries under this contract.

      The MBHO training for all providers must be completed no later than 30 days after placing a newly contracted provider on active status. The MBHO must provide on-going training to new and existing providers as required by the ADMINISTRATION to comply with this contract.

      The MBHO must maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each network provider and their staff.

12.   MENTAL HEALTH PROVIDER QUALIFICATIONS - GENERAL

      The mental health providers in MBHO network must meet the following qualifications:

--------------------------------------------------------------------------------
FQHC                    A Federally Qualified Health Center meets the standards
                        established by federal rules and procedures. The FQHC
                        must also be an eligible provider enrolled in the
                        Medicaid program.
--------------------------------------------------------------------------------
Physician               An individual who is licensed to practice medicine as an
                        M.D. or a D.O. in Puerto Rico either as a primary care
                        provider or in the area of specialization under which
                        they will provide medical services under contract with
                        MBHO; who is a provider enrolled in the Medicaid
                        program; and who has a valid Drug Enforcement Agency
                        registration number and a Puerto Rico Controlled
                        Substance Certificate, if either is required in their
                        practice.
--------------------------------------------------------------------------------
Hospital                An institution licensed as a general or special hospital
                        by the Puerto Rico Health Department under Chapter 241
                        of the Heath and Safety Code and Private Psychiatric
                        Hospitals under Chapter 577 of the Health and Safety
                        Code (or is a provider which is a component part of a
                        State or local government entity which does not require
                        a license under the laws of the Commonwealth of Puerto
                        Rico), which is enrolled as a provider in the Puerto
                        Rico Medicaid Program.
--------------------------------------------------------------------------------
Non-Physician           An individual holding a license issued by the applicable
Practitioner            licensing agency of the Commonwealth of Puerto Rico who
Provider                is enrolled in the Puerto Rico Medicaid Program or an
                        individual properly trained to provide health support
                        services who practices under the direct supervision of
                        an appropriately licensed professional.
--------------------------------------------------------------------------------
Clinical                An entity having a current certificate issued under the
Laboratory              Federal Clinical Laboratory improvement Act (CLIA), and
                        enrolled in the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Laboratory               Puerto Rico Medicaid Program.
--------------------------------------------------------------------------------
Rural Health             An institution which meets all of the criteria for
Clinic (RHC)             designation as a rural health clinic, and enrolled in
                         the Puerto Rico Medicaid Program. (330, 329)
--------------------------------------------------------------------------------
Local Health             A local health department established pursuant to
Department               Health and Safety Code, Title 2, Local Public Health
                         Reorganization Act ss.121.031ff.
--------------------------------------------------------------------------------
Non-Hospital             A provider of health care services which is licensed
Facility                 and credentialed to provide services, and enrolled in
Provider                 our program.
--------------------------------------------------------------------------------
School Based             Clinics located at school campuses that provide on-site
Health Clinic            primary and preventive care to children and
(SBHC)                   adolescents.
--------------------------------------------------------------------------------

                                  ARTICLE VIII
                 SUBSCRIPTION PROCESS AND IDENTIFICATION CARDS

1. The MBHO shall provide information directing access of eligible beneficiaries to the subscription process in coordination with the ADMINISTRATION.

2. Beneficiaries access to mental health services shall be expedited through the identification card issued to each enrolled beneficiary by the health insurance carrier in the health region.

3. The MBHO shall be responsible to inform eligible beneficiaries how to enroll and get their cards at the locations accessible to the beneficiaries in each area/region.

                                   ARTICLE IX
          PLAN DESCRIPTION BOOKLET AND OR1ENTATION PROGRAMS MARKETING
                                   PROVISIONS

1. The MBHO shall be responsible for the preparation, printing and distribution, at its own cost, of booklets, in the Spanish language, that describe the plan and the mental health plan and mental health benefits covered therein, as well as the managed care concept. These booklets will be delivered to each subscriber upon accessing the MBHO local offices to select a mental health provider. The MBHO agrees to submit before the effective date of the contract a translated copy of the beneficiaries booklet in the English language as revised by federal authorities.

2. The booklets shall serve as guarantee of the mental health benefits to be provided and shall contain the following information:

      a) Schedule of benefits covered, all services and items that are available and that are covered either directly or through methods of referral and/or prior authorization, a written description of how and where the services that are available through the plan services may be obtained.
      b) Benefit's exclusions and limitations. For benefits that enrollees are entitled to but are not available through the MBHO, a written description on how and where to obtain benefits; description of procedures for requesting disenrollments/changes.
      c) Beneficiary's rights and responsibilities, in accordance with specific rights and requirements to be afforded in accordance with Medicaid Program regulations 42 CFR 438.100 as amended; Puerto Rico Patient Bill of Rights, Law 194 of August 25, 2000 as implemented by regulation and Law 11 which creates the Office of Patients Solicitor General of April 11, 2001 and the Puerto Rico Mental Health Code, Law 408 October 2, 2000,

      d) Instructions on how to access benefits, including a list of (1) available participating providers and specialists (its locations and qualifications), (2) providers from which to obtain benefits under the Mental Health Coverage. Said list can be provided in a separate booklet.
      e)    Official grievances and appeal filing procedures.
      f) In the event a Physician Incentive Plan affects the use of referral services and/or places physicians at substantial risk, the MBHO shall provide the following information upon beneficiaries requests: the type of incentive arrangements, whether stop-loss insurance is provided and the survey results of any enrollee/disenrollee surveys that will have to be conducted by MBHO.
      g) Unless otherwise specified, information materials must be written at the 4th-6th grade reading comprehension level.

3. The booklets shall be approved by the ADMINISTRATION prior to printing, distribution, and dissemination in compliance with provisions of Article IX.

      The MBHO shall also be responsible for the preparation, printing and distribution, at its own cost, of an Informative Bulletin, in the Spanish language, that describes the plan, services and benefits covered therein as well as the managed care concept. This Informative Bulletin will be distributed among the MBHO's network of participating providers.

      The MBHO shall be responsible to conduct and assure the participation of all mental health providers under this contract to diverse seminars to be held throughout the Health Area/Region in order to properly orient and familiarize said providers with all aspects and requirements related to the Benefits and Coverage under this contract, and the Managed Care concept. Said seminars will be organized, scheduled, conducted and offered at the expense of the MBHO.

      6. During the term of the contract, all participating mental health providers are mandatorily required to annually receive at a minimum four (4) hours of orientation, education and familiarization with different aspects related to this contract on/or before the expiration of the first four and a half (4 1/2) months of the contract term. Failure to comply with this requirement will be sufficient grounds to exclude from the Health Insurance Program the participating provider. If, at the expiration of the first four and half (4 1/2) months of the contract term, the participating mental health provider has not fully complied with this requirement, the provider will be excluded as a participating provider for subsequent periods of the contract or the contract term. At the discretion of the ADMINISTRATION, and for good cause, the excluded provider may be authorized to be contracted as a participating provider if he/she subsequently complies with the requirement.

      7. The ADMINISTRATION will monitor and evaluate all marketing activities by the MBHO and its mental health provider of services under this contract.

      8. Any marketing material addressed to enrollees cannot contain false or misleading information. All oral, written or audiovisual information addressed to enrollees should be accurate and sufficient for beneficiaries to make an informed consent decision whether or not to enroll and will have to be pre-approved by the ADMINISTRATION.

      9. The MBHO or any providers of services must distribute the material to its entire service area/region. In the event the MANAGED BEHAVIORAL HEALTH ORGANIZATION or any of its mental health providers develop new and revised materials they shall submit them to the ADMINISTRATION for prior approval.

      10. The ADMINISTRATION will appoint an Advisory Committee, with representation of at least: a board certified physician, a beneficiary of a consumer advocate organization that includes Medicaid recipients, a health related professional with experience in the medical needs of low-income population, a qualified mental health provider, and a Director of a Welfare Department that does not head a Medicaid agency.

      11. The Advisory Committee will assist the ADMINISTRATION in the evaluation and the review of any marketing or informational material addressed to assist Medicaid recipients in the provision of physical and mental health services under this contract.

      All the marketing activities and the information that shall be allowed will be limited to the following:

                  a) Clear description of health care benefits coverage and exclusions to enrollees;
                  b) Explain how, when, where benefits are available to enrollees;
                  c) Explain how to access emergency and other ancillary services;
                  d) Explain any benefits enrollees are entitled to, that are not available through the MBHO and how to obtain them;
                  e)    Enrollees rights and responsibilities;
                  f)    Grievance and appeal procedures.

12. The MBHO, its agents, under this contract shall not engage in cold call marketing that is, unsolicited personal contact with potential enrollees for the purpose of influencing them to select any of its mental health providers. Also telephone, door-to-door or telemarketing for the same purposes is hereby prohibited.

13. Neither the MBHO, its agent or any provider may put into effect a plan under which compensation, reward, gift or opportunity are offered to enrollees as an inducement to enroll other than to offer health care benefits. The MBHO its agents or providers are prohibited from influencing an individual enrollment/selection.

14. In the event of a final determination reached by the ADMINISTRATION that the MBHO, its agents, any of its mental health providers has failed to comply with any of the provisions set forth in this article, the ADMINISTRATION in compliance with due process guarantees and remedies available under its regulations, Law 72 of September 7,1993; the Social Security and Balanced Budget Act, will proceed to enforce the compliance of these provisions by pursuing within its empowered authority the sanctions established in Article XXXV.

                                   ARTICLE X
                              GRIEVANCE PROCEDURE

1. The MBHO represents that it has established an effective procedure that assures the filing, receipt, and prompt handling and resolution of all grievances and complaints made by the beneficiaries and the participating mental health providers. The MBHO will prepare a grievance form that must be approved by the ADMINISTRATION. The approved grievance form shall be made available to all beneficiaries and MBHO's network of participating providers. The parties will make whatever adjustments are necessary to reconcile their grievance procedure with provisions of Law 194 of August 25, 2000 (known as "Patient Bill of Rights") or those contained in Law 11 of April 11, 2001 (known as "Law Creating the Office of Patient's Solicitor General") as implemented by regulation.

2. Any written or telephone communication from a beneficiary or participating mental health provider, which expresses dissatisfaction with an action or decision arising under the health insurance contracted, shall be promptly and properly handled and resolved through a routine complaint procedure to be implemented by the MBHO, after prior approval from the ADMINISTRATION. The MBHO shall be responsible for documenting in writing all aspects and details of said complaints.

3. The routine complaint procedure that must be implemented by the MBHO must provide for (i) the availability of complaint forms to document oral complaints; (ii) for the proper handling of the complaints; and (iii) for the disposition by notice to the complainant of the action taken. This notice shall advise the complainant of the MBHO's official Grievance Procedure. The MBHO will submit to the ADMINISTRATION, on a monthly basis a written report detailing all grievances and routine complaints received, solved and pending solution and/or copies of the complaint forms with the notation of the action taken. All grievance files and complaint forms must be made available to the ADMINISTRATION for auditing. All grievance documents and related information shall be considered as containing individually identifiable health information, and shall be treated in accordance with the HIPAA regulations cited elsewhere.

4. The Grievance Procedure shall assure the participation of persons with authority to require corrective action.

5. The MBHO's Grievance Procedure shall contain all the necessary provisions that assure the affected parties right to due process of law. In the event that changes are made to the existing Grievance Procedure, a copy of the proposed changes will be made available to the ADMINISTRATION for approval prior to implementation. A copy of the MBHO's Grievance Procedure is attached hereto as ADDENDUM III and incorporated as part of this contract. The MBHO acknowledges that the arbitration process contemplated in the Grievance Procedure shall not be applicable to disputes between the ADMINISTRATION and the MBHO.

6. Pursuant to Law 72 of September 7, 1993, any decision issued by the MBHO is subject to appeal before the ADMINISTRATION. Such appeal shall be regulated by the ADMINISTRATION's regulations and the Uniform Administrative Procedure Act, Law 170 of August 12, 1988, as amended and as applicable, provided however, that subscribers grievances shall be expeditiously solved and that the MBHO shall therefore fully cooperate with the prompt solutions of any such grievance.

7. The decision issued by the ADMINISTRATION is subject to review before the Circuit Court of Appeals of the San Juan Panel of the Commonwealth of Puerto Rico.

8. The MBHO must have written policies and procedures for receiving, tracking, reviewing, and reporting and resolving beneficiaries complaints. The procedures must be reviewed and approved in writing by THE ADMINISTRATION. Any change or modification to the procedures must be submitted to THE ADMINISTRATION for approval thirty (30) days prior to the effective date of the amendment.

9. The MBHO must designate an officer of the MBHO who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of the MBHO means a president, vice president, secretary, treasurer, or chairperson of the Board of Directors of a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

10. The MBHO must have a routine process to detect patterns of complaints and disenrollments and involve management and supervisory staff to develop policy and procedural improvements to address the complaints. The MBHO must cooperate with the ADMINISTRATION in beneficiaries' complaints relating to enrollment and dis-enrollment. The MBHO's complaints procedures must be provided to beneficiaries in writing and in alternative communication formats. A written description of the MBHO's complaints procedures must be in appropriate language and easy for beneficiaries to understand. The MBHO must include a written description in the beneficiaries Handbook. The MBHO must maintain at least one local and one toll-free telephone number for making complaints.

11. The MBHO's process must require that every complaint received in person, by telephone or in writing, is recorded in a written record and is logged with the following details: date; identification of the individual filing the complaint; identification of the individual recording the complaint; nature of the complaint; disposition of the complaint; corrective action required; and date resolved.

12. The MBHO Grievance Procedures must comply with the minimum standards for prompt resolution of grievances and time frames set forth in 45 C.F.R. 438.400-424.

                                   ARTICLE XI
                    MANAGED BEHAVIORAL HEALTH ORGANIZATIONS

1. The MANAGED BEHAVIORAL HEALTH ORGANIZATIONS shall have a sufficient number of mental health providers as specified in Article VI to attend to the mental and behavioral needs of the beneficiaries. The MBHO will make available all specialties specified in this section. The following are considered primary care providers:

                  a)    Psychiatrists
                  b)    Psychologists

2. The MBHO shall have available and under contract a sufficient number of the following types of support participating providers to render services to all beneficiaries:

      a)    Social workers

      b)    Nurses

      c)    Mental behavioral therapist

      d) Clinical laboratories- (The MBHO shall insure that all laboratory testing sites providing services under this contract have either a clinical laboratory improvement amendment (CLIA) certificate with the registration and (CLIA) identification number or a waiver certification).

      e)    Health Related Professionals

      f)    Mental Health Facilities

      g)    RESERVED.

      h) All those participating providers that may be needed to provide services under mental health coverage considering the specific mental health and substance abuse problems of an area/region.

3. The MBHO may not discriminate with respect to participation, reimbursement or indemnification as to any participating provider who is acting within the scope of the provider's license or certification under applicable state law.

4. The MBHO shall not have, directly or indirectly, any conflict of interest through economic participation in any participating group, its subsidiaries, or affiliates.

5. The MBHO shall contract and have available all the participating mental health providers required to provide to the beneficiaries, in a prompt and efficient manner, the benefits included in the mental health coverage as specified in Addendum I of this contract.

6. The MBHO agrees to enforce and assure compliance with all provisions contained in this contract by its participating providers.

7. The MBHO will prepare, and provide to all mental health providers, complete written instructions describing procedures to be used for the compliance with all duties and obligations arising under this contract. These instructions will cover at least the following topics: provider selection by beneficiaries, covered services, instructions and coordination of access to mental health services through the contract, reporting requirements, record keeping requirements, grievance procedures, deductibles and co-payment amounts, confidentiality, and the prohibition against denial or rationing of services. A copy of these instructions will be submitted to the ADMINISTRATION, who reserves the right to request modifications or amendments to said instructions following consultation with the MBHO.

                                  ARTICLE XII
                              GUARANTEE OF PAYMENT

1. The MBHO expressly guarantees payment for all covered and duly authorized mental health services rendered to beneficiaries by any and all participating mental health providers.

2. The insolvency, liquidation, bankruptcy or breach of contract of the MBHO, or of a contracted participating provider does not release the MBHO from its obligation and guarantee to pay for all services rendered as authorized under this mental health benefit contract.

3. The nature of the MBHO's obligations to guarantee payment to all providers for services rendered under this mental health contract is solidary, subject to complying with whatever established claim proceedings require. As such, the MBHO will respond directly to the ADMINISTRATION as principal obligor to comply in its entirety with all the contract terms.

4. The MBHO agrees to pay all monies due to participating mental health providers according to the agreed payment schedule in the contracts with said parties. The MBHO represents as of the date of this contract that payment to MBHO's participating providers will be made no later than forty-five(45) days or as provided by legislation from the date that a full, complete and ready to process claim (clean claim) is received at the MBHO, when received within forty-five (45) days of date of service. The MBHO expressly commits to implement all internal systems necessary to promptly pay mental health providers all full, complete and ready to process claims within the term provided in this section, and to avoid unjustifiable delay in payment by submitting said claims to audits and evaluation of contested claims; said practice is expressly prohibited, and may result in the remedies set forth at Article XXXV or termination as provided in Article XXXII. A complete and ready to process claim (clean claim) is a claim received by the MBHO for adjudication, and which requires no further information, adjustment, or alteration by the provider of the services in order to be processed and paid by the MBHO.

5. In the event that, following the receipt of the claim, the same is totally or partially contested by the MBHO, the participating provider shall be notified in writing within thirty (30) days that the claim is contested with the contested portion identified and provided the reasons thereof. Upon receipt of a new or supplemented claim, the MBHO shall pay or deny the contested claim or portion of the contested claim within thirty
      (30) days so long as the claim if for duly authorized covered behavioral health care services rendered to a covered person. Upon expiration of any of the aforementioned periods of time, the overdue payments shall bear interest at the prevailing rate for personal loans as determined by the Financial Board of the Office of the Commissioner of Financial Institutions.

6. The MBHO agrees and warrants that it will be the central payor for all valid claims that will be generated throughout their contracted participating provider network for the health insurance contract for the Health Region/Area.

7. The MBHO agrees and warrants that the method and system used to pay for the services rendered to all participating providers is reasonable and that the amount paid does not jeopardize or infringe upon the quality of the services provided.

8.    RESERVED.

9. The guarantee of payment for covered services, contained in this article, and the representations as to the payment schedule to participating providers will be enforceable and not set aside or altered in the event that the MBHO is notified of the expiration of the term of this contract or of its termination.

10. The MBHO agrees to provide the ADMINISTRATION, on a monthly basis through electronic transmission or in machine-readable media format, a detailed report containing all payments made to its network of participating providers during the month immediately preceding the report. Said report will also include a list of all claims received on account of those payments during the preceding month by the MBHO from its network of participating providers as well as a detail as to all claims received but not paid by reason of accounting or administrative objections. The MBHO further agrees to make available to the ADMINISTRATION for auditing purposes any and all records or financial data related for claims submitted but not paid by reason of accounting or administrative objections. The intention of this clause is for the ADMINISTRATION to be able to determine on a monthly basis the amount of money paid to each participating provider, the amount billed by and not paid to each participating provider and the reasons for non-payment in order to keep track of the regularity of payments of the MBHO and its compliance with this contract. To achieve this objective, the

      ADMINISTRATION will develop a universal standardized reporting format that all the contracted MANAGED BEHAVIORAL HEALTH ORGANIZATION will comply with throughout the Commonwealth.

11. If applicable, the MBHO also agrees to provide participating providers, on a monthly basis, and through electronic transmission or in machine-readable media format, a detailed report classified by beneficiaries, by providers, by diagnosis, by procedure, by date, place of service, and by its real cost of all payments made by the MBHO which entails a deduction from the gross monthly payment made. Copy of said report will be made available to the ADMINISTRATION each month.

12. If applicable, each participating provider must report each encounter to the MBHO on a monthly basis classified by each participating provider within the MBHO, as well as the distribution of the capitated amount. The MBHO must submit to the ADMINISTRATION the distribution of the capitation within each provider as established on the Actuarial Reports formats required in the RFP.

13. In Area/Regions where transitions are occurring, it will be the responsibility of the departing MBHO to guarantee payment for in-patient services previously authorized until said patient is discharged. Further, the departing MBHO will be responsible to arrange for the orderly transition of patient care to the entering MBHO.

                                  ARTICLE XIII
                    UTILIZATION REVIEW AND QUALITY ASSURANCE

1. The MBHO will establish a Quality of Care Program with the following guidelines:

      a) PHYSICIAN-CREDENTIALING: The MBHO will establish and follow strict provider screening procedures before contracting. These procedures should substantially conform to current NCQA (National Commission for Quality Assurance) guidelines. In order to assure quality health services for the medically indigent, the MBHO will follow stringent physician selection and credentialing process for this plan as per the MBHO's Proposal. The ADMINISTRATION may review participating providers credentials at any time after reasonable notice and submit its findings to the MBHO for consideration by the MBHO if necessary. The MBHO shall notify the ADMINISTRATION quarterly of all accepted and non-accepted providers.

      b) PROVIDER CONTRACTING: The MBHO will assure that all hospitals facilities, doctors, dentists, and all health care providers are appropriately licensed and in good standing with all their governing bodies and accrediting agencies and meet all practice requirements established by law, the Department of Health, the ASSMCA and other governing agencies, as described in the MBHO's Proposal. The ADMINISTRAT1ON may review participating provider credentials at any time and submit its findings to the MBHO. The MBHO shall notify the ADMINISTRATION quarterly of all accepted and non-accepted providers.

      c) INSPECTION OF ALL FACILITIES: The MBHO will insure that all providers' physical facilities are safe, sanitary and follow sound operating procedures, as described in the MBHO's Proposal and that all laboratory testing site providing services under this contract have their duly CLIA certification along with their identification number or waiver certificate. The ADMINISTRATION may review participating provider facilities after a reasonable notice at any time and submit its findings to the MBHO. The MBHO shall notify the ADMINISTRATION quarterly of all inspections done.

      d) MEDICAL RECORD REVIEW: The MBHO will establish a program to monitor the appropriateness of mental health care being provided, the adequacy and consistency of record keeping, and completeness of records, as described in the MBHO's Proposal. The MBHO shall notify the ADMINISTRATION on a quarterly basis of all findings in the Medical Record Review Program. The ADMINISTRATION may review and/or audit Program records and reports at any time.

      e) CLINICAL DATABASE SYSTEM: The participating providers will provide the MBHO with statistical records of utilization of medical services by beneficiaries, as described in the MBHO's Proposal. The MBHO shall notify the ADMINISTRATION on a quarterly basis of all findings in the Clinical Database System. The ADMINISTRATION may review and/or audit the Clinical Database System records and reports at any time.

      f) RETROSPECTIVE REVIEW: The MBHO will establish a Retrospective review Program that will address quality and utilization problems that may arise, as described in the MBHO's Proposal. The MBHO shall notify the ADMINISTRATION on a quarterly basis of all findings in the Retrospective Review Program. ADMINISTRATION may after reasonable notice review and/or audit the program findings at any time.

      g) OUTCOME REVIEW: The MBHO will establish an Outcome Review Program to assess the quality of inpatient and ambulatory care management provided by the primary health care providers, as described in the MBHO's Proposal. The MBHO shall notify the ADMINISTRATION on a quarterly basis of all findings in the Outcome Review Program. The


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

            ADMINISTRATION may after reasonable notice review and/or audit the program findings at any time.

      h) QUALITY OF CARE COMMITTEE: The MBHO will establish a Quality of Care Committee to insure participating provider's compliance with the MBHO's quality of care program, as described in the MBHO's Proposal. The MBHO shall submit a report to the ADMINISTRATION on a quarterly basis of all findings in the Quality of Care Committee. The ADMINISTRATION may after reasonable notice review and/or audit the program findings and reports at any time.

2. The MBHO will establish cost containment and utilization review programs as follows:

      a) HOSPITAL ADMISSION AND STAY REVIEW: The MBHO will establish programs to reduce unnecessary hospital use and to review hospital admissions through the following programs, as described in the MBHO's Proposal:

            (1) CONCURRENT REVIEW: The MBHO will establish a program to review hospital admissions to guarantee adequacy and duration of stay.

            (2) RETROSPECTIVE REVIEW: The MBHO will establish a program to determine medical necessity and service adequacy after the service has been rendered or paid to participating providers or physicians.

            (3) PROSPECTIVE REVIEW: The MBHO will establish a program to determine appropriate lengths of stay at the hospital prior to admission for elective or non-emergency hospitalizations.

      b) UTILIZATION REVIEW PROGRAM: The MBHO will establish a program to identify patterns of medical practice and their effect in the care being provided, as described in the MBHO's Proposal, and through the following:

            (1) PRE-PAYMENT REVIEW: The MBHO will establish a program to prevent inappropriate billing of services prior to claims payment and to evaluate questionable practices, problematic coding, inappropriate level of care, excessive tests and services.

            (2) POST PAYMENT REVIEW: The MBHO will establish a program to review service claims for purposes of creating a provider profiling system.


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

            The MBHO shall submit a report to the ADMINISTRATION on a quarterly basis of all findings under the Utilization Review Programs. The ADMINISTRATION may review and/or audit the programs' findings and reports at any time.

      c) INDIVIDUAL CASE MANAGEMENT PROGRAM: The MBHO will establish a program to identify and manage cases that involve high mental health care costs, as described in the MBHO's Proposal. The MBHO shall submit a report to the ADMINISTRATION on a quarterly basis of all findings in the Individual Case Management Program. The ADMINISTRATION may review and/or audit the program findings and reports at any time.

      d) FRAUD AND ABUSE: The MBHO will establish a program to assure reasonable levels of utilization and quality of care, as described in the MBHO's Proposal. The MBHO shall submit a report to the ADMINISTRATION on a quarterly basis of all findings in the Fraud and Abuse Program. The Fraud and Abuse Reports must include:

                  (1) the number of complaints of fraud and abuse made to the Commonwealth that warrant a preliminary investigation, and,

                  (2) for each case of suspected fraud and abuse warranting a full investigation, the MBHO must report the following information:

                        (i)   the provider's name and number;
                        (ii)  the source of the complaint;
                        (iii) the type of provider;
                        (iv)  the nature of the complaint;
                        (v)   the approximate range of dollars involved, and,
                        (vi) the legal and administrative disposition or status of the case.

      e) COORDINATION OF BENEF1TS PROGRAM: The MBHO will establish a program to identify beneficiaries with other insurance in order to coordinate mental health insurance benefits from other carriers, as described in the MBHO's Proposal. The MBHO shall submit a report to the ADMINISTRATION on a quarterly basis of all findings in the Coordination of Benefits Program. The ADMINISTRATION may review and/or audit the program findings and reports at any time.

3. The MBHO shall continue to submit the ADMINISTRATION on a monthly basis a report that includes all mental health services rendered by diagnosis and procedures identified by all specialties, by date, place of service, and procedures in laboratories. It will be reported beginning with the most common diagnosis and procedures until reaching the least common. The MBHO shall be required to provide the ADMINISTRATION on a monthly basis data in and electronic form that includes all of the specified fields and elements described in ADDENDUM IV, whenever said reporting system can be implemented.

4 All services rendered shall be identified by Current Procedure Terminology, International Classification of Diseases, and Clinical Modifications Diagnostic Statistic Manual, as applicable.

5. The ADMINISTRATION and the MBHO will agree on the required format in order to comply with the reporting requirements in this section and which will be accomplished through electronic transmission or in machine-readable media.

6. All the required programs, processes and reports heretofore referred to, will also be an obligation on the part of the MBHO's participating providers. The MBHO will assure compliance therewith on the part of said MBHO's participating providers.

7. The ADMINISTRATION reserves the right to require the MBHO to implement additional specific cost and utilization controls, subject to prior consultation and cost negotiation with the MBHO if necessary.

                                  ARTICLE XIV
                            COMPLIANCE AND AGREEMENT
                           FOR INSPECTION OF RECORDS

1. Since funds from the Commonwealth Plan under Title XIX of the Social Security Act Medical Assistance Program (Medicaid) as well as from Title V of the Social Security Act and Mental Health Block Grants are used to finance this project in part the MBHO shall agree to comply with the requirements and conditions of the Center of Medicare and Medicaid Services (CMS), the Comptroller General of the United States, the Comptroller of Puerto Rico, the ADMINISTRATION and ASSMCA, as to the maintenance of records related to this contract and audit rights thereof, as well as all other legal obligations attendant thereto, including, but not limited to, non-discrimination, coverage, benefits, and eligibility as provided by the Puerto Rico State Plan and Law 72 of 1993, anti-fraud and anti-kickback laws, and those terms and provisions of the SSA as applicable. All disclosure obligations and access requirements set forth in this Article or any other Article shall be subject at all times and to the extent mandated by law and regulation, to the HIPAA regulations described elsewhere in this agreement.

2. The MBHO shall require all participating providers that they maintain an appropriate record system for services rendered to beneficiaries, including


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

      separate medical files and records for each beneficiary as is necessary to record all clinical information pertaining to said beneficiaries, including notations of personal contacts, primary care visits, diagnostic studies and all other services. The MBHO shall also maintain records to document fiscal activities and expenditures relating to compliance under this agreement. The MBHO and all participating providers shall preserve, and retain in readily accessible form, the records mentioned herein during the term of this contract and for the period of six (6) years thereafter.

3. At all times during the term of this contract and for a period of six (6) years thereafter, the MBHO and all participating providers will provide the ADMINISTRATION, CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives, access to all records relating to the MBHO's compliance under this contract for the purpose of examination, audit or copying of such records. The audits of such records include examination and review of the sources and applications of funds under this contract. The MBHO shall also furnish access to and permit inspection and audit by the ADMINISTRATION, CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives to any financial records relating to the capacity of the MBHO or its providers, if relevant, to bear the risk of potential financial losses.

4. The MBHO shall ensure that all participating providers furnish to the Peer Review Organization (PRO) or to the ADMINISTRATION on-site access to, or copies of patient care records as needed to evaluate quality of care.

5. The ADMINISTRATION and CMS shall have the right to inspect, evaluate, copy and audit any pertinent books, documents, papers and records of the MBHO related to this contract and those of any participating provider in order to evaluate the services performed, determination of amounts payable, reconciliation of benefits, liabilities and compliance with this contract.

6. The MBHO shall provide for the review of services (including both in-patient and out-patient services) covered by the plan for the purpose of determining whether such services meet professional recognized standards of mental healthcare, including whether appropriate services have not been provided or have been provided in inappropriate settings. It shall also provide for review, by random sampling, by the ADMINISTRATION, of written complaints, and the results thereof, filed by beneficiaries or their representatives as to the quality of services provided.

7. The MBHO agrees that the ADMINISTRATION and CMS may conduct inspections and evaluations after reasonable notice, at all reasonable times, through on-site audits, systems tests, assessments, performance review and


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

      regular reports to assure the quality, appropriateness, timeliness and cost of services furnished to the beneficiaries.

8. The ADMINISTRATION and CMS shall have the right to inspect all of the MBHO's financial records related to this contract, that may be necessary to assure that the ADMINISTRATION pays no more than its fair share of general overhead costs as contracted. The ADMINISTRATION and CMS shall have the right to inspect all the providers' financial records related to this contract.

9. The MBHO agrees that the ADMINISTRATION may evaluate, through inspection or other means, the facilities of the MBHO's and its participating providers. All facilities shall comply with the applicable licensing and certification requirements as established by regulations of the Department of Health of Puerto Rico. It shall be the MBHO responsibility to take all necessary measures to ascertain that all facilities contracting with the MBHO comply with the required licensing and certification regulations of the Puerto Rico Health Department, and to terminate the contract of any facility not in compliance with said provisions.

      Failure to adequately monitor the licensing and certification of the facilities may result in the termination of this contract as provided in
      Article XXXII.

10. The MBHO agrees and also will require all participating providers to agree that the ADMINISTRATION's right to inspect, evaluate, copy and audit, will survive the termination of this contract for a period of six (6) years from said termination date unless:

      a) The ADMINISTRATION determines there is a special need to retain a particular record or group of records for a longer period and notifies the MBHO at least thirty (30) days before the normal disposition date;
      b) There has been a termination, dispute, fraud, or similar fault by the MBHO, in which case the retention may be extended to three (3) years from the date of any resulting final settlement; or
      c) The ADMINISTRATION determines that there is a reasonable possibility of fraud, in which case it may reopen a final settlement at any time;
      d) There has been an audit intervention by CMS, the office of the Comptroller of Puerto Rico, the Comptroller General of the United States or the ADMINISTRATION, in which case the retention may be extended until the conclusion of the audit and publication of the final report.

11. MBHO agrees to require all participating providers to permit the ASSMC/ADMINISTRATION to review and audit all aspects related to quality, appropriateness, timeliness and cost of services rendered, and to demonstrate that the services for which payment was made were actually provided.


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

                                   ARTICLE XV
                            INFORMATION SYSTEMS AND
                             REPORTING REQUIREMENTS

1. The MBHO, agrees to comply with the reporting and information systems requirements as provided for in the Request for Proposals and the Proposal submitted by the MBHO. Accordingly the MBHO must submit to the ADMINISTRATION a detailed Systems Requirements Inventory Report which details the following:

      a)    Plan's compliance with each information system requirement:
      b)    action plan of MBHO's response to the requirements;
      c) actual date that each system requirement will be completely operational, not to exceed the effective date of coverage under this contract.

2. The MBHO agrees to submit to the ADMINISTRATION the System Inventory Report for final approval no later than the date of the signing of this contract.

3. All Management Information Systems Requirements included in the Request for Proposal and those included in MBHO's Proposal must commence implementation as of the date of the signing of this contract and shall be fully operational as of the first day of coverage under this contract. Material non-compliance with this requirement shall be enough reason to cancel the contract herein, with prior written notification by the ADMINISTRATION to the MBHO according to the time set in Article XXXIII.

4.    RESERVED.

5. The MBHO shall be responsible for the data collection and other statistics of all services provided including, but not limited, to encounter and real cost of each one, claims services and any other pertinent data from all participating mental health providers or any other entity which provide services to beneficiaries under the program, said data to be classified by provider, by beneficiary, by diagnosis, by procedure by location of service, and by the date the service is rendered. The data collected must then be forwarded to the ADMINISTRATION on a monthly basis in an electronic or on machine readable media format. The data fields and specific data elements required to be transmitted are contained in the Record of Service File Layout format (Addendum IV). The ADMINISTRATION reserves the right to modify, expand or delete the requirements contained therein or issue new requirements, subject to consultation with the MBHO and cost negotiation, if necessary. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the MBHO of the penalty provided for in Article XXXV of this contract.


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

6. The MBHO agrees that all required data and information needs to be collected and reported through electronic or machine readable media commencing with the effective date of coverage of this contract.

7.    RESERVED.

8. The MBHO shall supply to the providers with eligibility information on a daily basis. Said information shall be secured through on-line and/or telephonic access with the MBHO.

9. The MBHO agrees to submit to the ADMINISTRAT1ON within twenty-five (25) days of the closing of each month, in such form and detail as indicated in the Record of Service File Layout format and any other formats the ADMINISTRATION requires, the following information:

      a) Data pertaining to mental health claims, and encounter for all services provided to beneficiaries;
      b) Statistical data on providers, medical services and any other services;
      c) Any and all data and information as required in the Request for Proposals and in the Proposal submitted;
      d) Any other reports or data that the ADMINISTRATION may require after consultation with the MBHO and cost negotiation, if necessary.

      Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the MBHO of the penalty provided for in Article XXXV of this contract.

10. The MBHO agrees to provide to the ADMINISTRATION, on a regular basis as needed, any and all data, information, reports, and documentation that will permit Governmental Agencies, the compilation of statistical data to substantiate the need for, and the appropriate use of federal funds for federally financed health programs.

11. The MBHO agrees to report to the ADMINISTRATION on a monthly basis all information pertaining to subscriber or beneficiary transactions as required by the ADMINISTRATION. All records shall be transmitted: 1) through approved ADMINISTRATION systems; or 2) over data transmission lines directly to the ADMINISTRATION; or 3) on machine readable media. All machine readable media or electronic transmissions shall be consistent with the relevant ADMINISTRATION's record layouts and specifications


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

12. The MBHO will submit to the ADMINISTRATION reports and data on a monthly basis generated electronically that allows the ADMINISTRATION:

      a. Evaluation of the effectiveness of the delivery of services by mental health providers and the adequacy of these services.
      b:. Monitoring and evaluation of the efficiency and propriety of the mental health services that are being received by the beneficiaries and their dependents.
      c.    Comparison of experience with that of other mental health providers.
      d. Comparison of the utilization of mental health care services and the cost tendencies within the community and the group that renders service.
      e. Demonstration of how the quality of mental health care is being improved for the beneficiary and their dependents.
      f. Comparison of the administrative measures taken by the MBHO with reference points to be able to evaluate the progress towards constant improvement of mental health care.
      g. Compliance with the information requirements and reports of the Federal Programs such as: Title II of the Health Insurance Portability and Accountability Act; Title IV-B Part 1 and 2, Title IV-E, Title V, Title XIX, Title and Title XXI of the Social Security Act; the applicable state laws as( the Child Abuse Act, "Ley de Maltrato de Menores" Public Law 75 of May 28,1980; the Protection and Assistance to Victims and Witness Act, "Ley de Proteccion y Asistencia a Victimas de Delitos y Testigos", Public Law 77 of July 9,1986), and any other information requirements which in the future are mandated by federal and state programs.
      h. Evaluation of each service provided with separate identification by beneficiary, by provider, by diagnosis, by diagnostic code, by procedure code, by location of service, by date and place of service. The provider must be identified by his/her provider's identification number or his/her social security account number.

      These reporting requirements will be discontinued when the new reporting system contained in ADDENDUM IV (to be developed) is implemented. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the MBHO of the penalty provided for in Article XXXV of this contract.

13.   RESERVED.

14.   RESERVED.

15. The MBHO will prepare the necessary reports requested herein for the administration of the mental health benefits contract. Daily reports are due by the end of the following business day. Weekly reports are due on the first business day of the following week. Monthly reports are due twenty-five (25)


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

      days after the end of each month. Quarterly reports are due thirty (30) days after the end of each quarter.

16. The MBHO must inform to the Administration on a monthly basis all cancellation and disenrollment of providers.

17. The MBHO must provide the ADMINISTRATION on a monthly basis with the updated version of the Provider's Directory.

18.   RESERVED.

19. The MBHO will assure adequate and efficient functioning for the term of the contract that includes an insurance policy against economic loss due to system failure or data loss, a copy of said policy should be made available by the MBHO to the ADMINISTRATION upon request.

20.   RESERVED.

21. In order to insure that all subscriber encounters are registered and recorded, the MBHO will conduct audits of statistical samples and unannounced personal audits of the participating mental health provider's facilities to assure that the medical records reconcile with the encounter reported, and corrective measures will be taken in case of any violation of the MBHO's regulations regarding the registration and reporting of encounters. The MBHO will provide quarterly reports to the ADMINISTRATION covering all the findings and corrective measures, if any, taken regarding any violation of said regulations.

22.   The MBHO, as a minimum must guarantee the following:

      a. The security and integrity of the information and communication systems through:

            1.    Regular Backups on a daily basis
            2.    Controlled Access to the physical plant
            3.    Control logical access to information systems
            4.    Verification of the accuracy of the data and information

      b.    The continuity of services through:

            1.    Regular maintenance of the systems, programs and equipment
            2.    A staff of duly trained personnel
            3.    An established and proven system of Disaster Recovery
            4.    Cost Effective systems.

      c.    RESERVED.
      d. Automated system of communication with statistics of the management of calls (Occurrence of busy lines, etc.)


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

      e. A comprehensive mental health claim processing system to handle receiving process and payment of claims and encounters.
      f. Analysis/Control of utilization (The MBHO must provide said analysis to the ADMINISTRATION on a monthly basis in the format outlined by the ADMINISTRATION) by:

            1.    patient/family
            2.    region, area/region town, (zip code)
            3. provider (provider's identification number or social security account numbers)
            4.    diagnosis
            5.    procedure or service
            6.    date of service
            7.    by place of service

      g.    RESERVED.
      h.    RESERVED.
      i.    RESERVED.
      j.    Financial and Actuarial reports
      k.    System of Control and claims payment that includes payment history.
      l. Computerized pharmacy system that permits its integration to the payment procedures to the providers.
      m.    Outcome Analysis
      n. Electronic creation of data files related to mortality, morbidity, and vital statistics.
      o.    Integration to central systems

                  1.    Procedures and communications Protocol Compatibility;
                  2. Ability to transmit reports, and or files via electronic means.

      p.    Electronic Handling of:

            1.    The process of Admission to hospitals and ambulatory services
            2.    Verification of eligibility and subscription to the plan.
            3.    Verification of benefits
            4. Verification of Financial information (Deductibles, Co-payments, etc.)
            5.    Verification of individual demographic data
            6.    Coordination of Benefits.

      q.    Computerized applications for general accounting.
      r. As to all Participating Mental Health Providers the information system shall provide for:

            1.    On line access to service history for each beneficiary.
            2. Register of diagnosis and procedures for each service rendered.
            3. Complete demography on line, including the aspect of coverage and financial responsibility of the patient.


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

            4.    Individual and family transactions
            5. Annotations on line (General notes such as allergies, reminders or other clinical aspects (free form)
            6.    Analysis of activity by:

                  a.    department
                  b.    provider
                  c.    diagnosis
                  d.    procedures
                  e.    age
                  f.    sex
                  g.    origin
                  h.    others, as mutually agreed upon.

            7.    Diagnosis history by patient with multiple codes per service.
            8.    AD Hoc Reports
            9.    Referrals Control
            10.   Electronic Billing
            11.   RESERVED.
            12. Ability to handle requirements of the Medicare programs such as RBRVS (Relative Base Relative Value System).

      Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the MBHO of the penalty provided for in Article XXXV of this contract.

23. The MBHO agrees to report all procedure and diagnostic information using the current versions of Current Procedural Terminology, International Classification of Diseases, Clinical Modification, Diagnostic Statistic Manual, respectively. This does not prevent the adoption by the MBHO of the ANSI X-12 electronic transactions for standards set forth in the HIPAA regulations; which shall be implemented on or before October 2002, unless modified by DHHS.

24. Non-compliance with any of the Information Systems and Reporting Requirements; with any requirements related to the electronic standards transactions to be implemented within the schedule set forth by the HIPAA regulations, or with other requirements contained herein, shall be subject to the provisions of Articles XXXII and XXXV of this contract, as well as to Article IV, Section 2(n) of Law 72 of September 7, 1993, which provides the right of the ADMINISTRATION to enforce compliance through the Circuit Court of Appeal Puerto Rico, Part of San Juan.

25. The MBHO shall provide the ADMINISTRATION with one or more telephone numbers of dial-in data lines, and a minimum of three user's ID's and passwords that will allow the ADMINISTRATION's authorized personnel access to the

      MBHO's on-line computer applications. Such access will allow the ADMINISTRATION use of the same systems and access to the same information as used by the MBHO and enable the inquiry on beneficiaries, providers, and statistics files related to this contract. Any request for information must be provided in accordance with the implementation of the HIPAA regulation schedule to be set forth by the Federal Government, 45 C.F.R.
      164.102 et seq.

26. As per the MBHO's proposal, the MBHO shall provide to each network of participating providers in the Health Area/Region, as well as to those outside of the area/region who provide services to beneficiaries from within the area/region, the necessary hardware and software to maintain on-line communication with the MBHO's Information System to document all encounters and services rendered to beneficiaries. Said hardware and software will be provided at a reasonable cost for the implementation and servicing.

27. The MBHO agrees to submit to the ADMINISTRAT1ON reports as to the data and information gathered through the use of the HEDIS data.

28. The MBHO must disclose to the ADMINISTRATION the following information on mental health provider incentive plans in sufficient detail to determine whether their incentive plan complies with the regulatory requirements set forth on 42 CFR 434.70(a) and 422.10:

            a) Whether services not furnished by the physician or physician group are covered by the incentive plan. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.
            b) The type of incentive arrangement (i.e., withhold, bonus, capitation).
            c) A determination on the percent of payment under the contract that is based on the use of referral services. If the incentive plan involves a withholding or bonus, the percent of the withholding of bonus. If the calculated amount is 25% or less, disclosure of the remaining elements in this list is not required and there is no substantial risk.
            d) Proof that the physician or physician group has adequate stop-loss protection, including the amount and type of stop-loss protection.
            e)    The panel size and, if patients are pooled, the method used.
            f) In the case of those prepaid plans that are required to conduct beneficiary surveys, the survey's results.

      The information items (a) through (e) above, must be disclosed to the
      ADMINISTRATION: (1) prior to approval of its initial contracts on agreements, upon the contract or agreements anniversary or renewal effective date or upon request by the Administration or CMS. The disclosure item (f) is due 3 months after the end of the contract year or upon request by CMS.


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

      If the contract with the MBHO is an initial Medicaid contract, but the MBHO has operated previously in the commercial or Medicare markets, information on physician incentive plans for the year preceding the initial contract period must be disclosed. If the contract is an initial contract with the MBHO, but the MBHO has not operated previously in the commercial or Medicare markets, the MBHO should provide assurance that the provider agreements that they sign will meet CMS and Commonwealth requirements (i.e. there is no Physician Incentive Plan (PIP); there is a PIP but no Substantial Financial Risk (SFR); there is a PIP and SFR so stop-loss and survey requirements will be met). For contracts being renewed or extended, the MBHO must provide PIP disclosure information for the prior contracting period's contracts.

      The MBHO must update PIP disclosures annually and must disclose to administration whether PIP arrangements have changed from the previous year. Where arrangements have not changed, a written assurance that there has not been a change is sufficient. This also applies when MBHO analyze the PIP arrangements in their direct and downstream contracts to determine which disclosure items are due from their providers. The MBHO is expected to maintain the current written assurances and the prior periods documentation so that the materials are available during on-site reviews.

29.   MBHOs TELEPHONE ACCESS REQUIREMENTS

      The MBHO must have adequately-staffed telephone lines available. Telephone personnel must receive customer service telephone training. The MBHO must ensure that telephone staffing is adequate to fulfill the NCQA standards. The minimum standards are listed below:

                  1. 80% of all telephone calls must be answered within an average of 30 seconds;
                  2.    The lost (abandonment) rate must not exceed 5%;
                  3. The MBHO cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Beneficiaries or Provider.

30. The MBHO shall abide with the present Information Systems and Reporting Requirements established and shall cooperate with the Administration's Proposed Plans to implement new and revised requirement as set forth in ADDENDUM IV.


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

                                  ARTICLE XVI
                             FINANCIAL REQUIREMENTS

1. The MBHO shall notify the ADMINISTRATION of any loans and other special financial arrangements which are made between the MBHO and participating provider or related parties. Any such loans shall strictly conform with the legal requirements of the anti-fraud and anti-kickback laws and regulations.

2. The MBHO shall provide to the ADMINISTRATION copies of audited financial statements following Generally Accepted Accounting Principles (GAAP). Unaudited GAAP financial statements for each quarter during the contract term shall be presented to the ADMINISTRATION not later than forty five
      (45) days after the closing of each quarter.

3. The MBHO will maintain adequate procedures and controls to insure that any payments pursuant to this contract are properly made. In establishing and maintaining such procedures the MBHO will provide for separation of the functions of certification and disbursement.

4. The MBHO shall have the financial capacity in the judgment of the ADMINISTRATION to be able to adequately fulfill their obligations under this contract. To satisfy such requirement, the MBHO shall furnish the ADMINISTRATION with a performance bond in the form prescribed by the Administration by October 15, 2001. The bond will name the ADMINISTRATION as obligee, securing the MBHO faithful performance of the terms and conditions of this contract. The performance bond shall be issued in the amount of ten percent (10%) of the total contract amount. The total contract amount shall be calculated by determining the September 1, 2001 enrollee count for all assigned Regions of the MBHO and multiplying that number by the number of months in the contract period. The bond shall be issued by a surety licensed by the Commonwealth of Puerto Rico and shall specify cash payments as the sole remedy. Performance bond requirements under this article must comply with the applicable provisions of the Puerto Rico Insurance Code relating to Performance and Fidelity Bonds. The bond must be delivered to the ADMINISTRATION at the same time the signed MBHO contract is delivered to the ADMINISTRATION.

5. The MBHO agrees to provide to the ADMINISTRATION, upon the expiration of each period of twelve (12) consecutive months of the contract year, and not later than ninety (90) days thereafter, audited financial statements following Generally Accepted Accounting Principles (GAAP) which exclusively present the operational financial situation related to the execution of this contract. The ADMINISTRATION reserves the right to request quarterly unaudited financial statements.


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6.    The MBHO agrees to provide and make available to the ADMINISTRATION or any accounting firm contracted by the ADMINISTRATION any and all working papers of its external auditors related to this contract.

                                  ARTICLE XVII
                       PLAN COMPLIANCE EVALUATION PROGRAM

1. The ADMINISTRATION shall conduct periodical evaluations of the MBHO's compliance with all terms and conditions of this contract including, but not limited to, quality, appropriateness, timeliness and reasonableness of cost and administrative expenses, said evaluation to be defined as the Plan Compliance Evaluation Program.

2. Said program will evaluate compliance of the following aspects in each areas/regions as follows:

      The ADMINISTRATION will be responsible for contract compliance related to:

      a)    Eligibility
      b)    Reporting
      c)    Utilization
      d)    Fraud and abuse
      e)    Grievances and Complaint handling
      f)    Financial requirements
      g)    Cost of services
      h)    Information Systems
      i) Services to beneficiaries and participating providers (shared responsibility)
      j)    Coverage of benefits (shared responsibility)
      k) Electronic standards, security and privacy compliance as provided by HIPAA to include review of timetables for compliance and implementation plans
      l)    Rules and Regulations
      m) Such aspects which the ADMINISTRATION considers necessary in order to evaluate full compliance with this contract.

      ASSMCA and the ADMINISTRATION will be responsible for monitoring contract compliance related to:

      a)    Clinical Management and Practice Guidelines
      b)    Disease Management and formulary management
      c) Measuring accessibility, quality, appropriateness and timeliness of services according to performance standards set forth and established by the Department of Health and ASSMCA and any other performance measures in place and followed by the Health Reform Program
      d) Services to beneficiaries and participating mental health providers (shared responsibility)
      e)    Coverage of benefits (shared responsibility)


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

      f)    Adherence to mental health policies and regulations

3. The evaluation process will be performed throughout the contract year using specific evaluating parameters. All parameters will be derived exclusively from the Request for Proposals, the MBHO's Proposal and this contract. Each area/region will contain several parameters with each parameter having a specific numeric value adding up a subtotal per area/region and a total for the aggregate of all area/regions of evaluation. Results will be presented in a Plan Compliance Evaluation Report. The evaluating parameters will be presented to the MBHO prior to commencement of the evaluation process.

4. The MBHO shall comply with the penalties set for each parameter within the range of values predetermined by the parties and applied by the ADMINISTRATION.

5. Compliance with the Plan Compliance Evaluation Program is of essence to this contract and will be a determining factor in the renewal of this contract. Failure to comply with compliance requirements or parameters may also result in the termination of the contract as provided in Article XXXII.

6. The ADMINISTRATION agrees to furnish the MBHO with the required Plan Performance Evaluation Program prior to its implementation.

7. The MBHO, as an additional tool to assure the evaluation of the mental health services contract, agrees to abide, implement and develop the Health Plan Employer Data and Information Set (Hedis), as will be revised and recommended by NCQA and in accordance with the time schedule, work plan and other requirements to be established in collaboration with the Department of Health, ASSMCA and the Administration.

8. The ADMINISTRATION shall follow the DEFAULT AND REMEDIES stipulated process established under Plan Compliance Program.

      REMEDIES AVAILABLE TO ADMINISTRAT1ON UNDER THE PLAN COMPLIANCE PROGRAM FOR MBHO'S DEFAULTS

      All of the listed remedies below may be exercised by the ADMINISTRATION under the Plan Compliance Program and in addition to all other remedies available under this contract, by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit them in exercising all or part of any remaining remedies.

      Any particular default listed under subparagraph (a) to (j) below (which is not intended to be exhaustive) may be subject, WHEN APPLICABLE, to any one or more of the following remedies:


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

                  - Terminate the contract if the applicable conditions set forth in Section 10.1 are met;
                  -     Suspend payment to the MBHO;
                  - Recommend to CMS that sanctions be taken against the MBHO as set out in Section 10.7;
                  - Assess civil monetary penalties as set out in section 10.8; and/or;
                  -     Withhold premium payment;
                  - Forfeiture of the performance bond, which will be considered as a civil monetary penalty.

            SPECIFIC DEFAULTS BY THE MBHO

      a.    FAILURE TO PERFORM AN ADMINISTRATIVE FUNCTION

            Failure of the MBHO to perform a material administrative function is a default under this contract. Administrative functions are any requirements under the contract that are not direct delivery of health care services. Administrative functions include claims payment; encounter data submission; filing any report when due; cooperating in good faith with the ADMINISTRATION, or any entity acting on their behalf, or under other authorized statute or law requiring the cooperation of the MBHO in carrying out an administrative, investigative, or prosecutorial function of the program; providing or producing records upon request; or entering into contracts or implementing procedures necessary to carry out contract obligations.

      b.    ADVERSE ACTION AGAINST THE MBHO BY THE DEPARTMENT OF HEALTH

            Termination or suspension of the MBHO's DEPARTMENT OF HEALTH accreditation or licensing or any adverse action taken by them that THE ADMINISTRATION determines will affect the ability of the MBHO to provide health care services to beneficiaries is a default under this contract.

      c.    INSOLVENCY

            Failure of the MBHO to comply with the ADMINISTRATION'S solvency standards or incapacity of the MBHO to meet its financial obligations as they come due is a default under this contract.

      d.    FAILURE TO COMPLY WITH FEDERAL LAWS AND REGULATIONS

            Failure of the MBHO to comply with the federal requirements for Medicaid, including, but not limited to, federal law regarding misrepresentation, fraud, or abuse; and, by incorporation, Medicare standards, requirements, or prohibitions, is a default under this contract.


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            The following events are defaults under this contract pursuant to 42
            U.S.C. 1396b(m)(5), 1396u-2(e)(1)(A):

            MBHO's substantial failure to provide medically necessary items and services that are required under this contract to be provided to beneficiaries;

            MBHO's imposition of premiums or charges on beneficiaries in excess of the premiums or charge permitted by federal law;

            MBHO's acting to discriminate among beneficiaries on the basis of their health status or requirements for health care services, including expulsion or refusal to enroll an individual, except as permitted by federal law, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with MBHO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

            MBHO's misrepresentation or falsification of information that is furnished to CMS, ASSMCA, the ADMINISTRATION, a beneficiary, a potential beneficiary, or a health care provider;

            MBHO's failure to comply with the physician incentive requirements under 42 U.S.C. 1395b(m)(2)(A)(x); or MBHO's distribution, either directly or through any agent or independent MANAGED BEHAVIORAL HEALTH ORGANIZAT1ON, of marketing materials that contain false or misleading information, excluding materials previously approved by ASSMCA and the ADMINISTRATION.

      e.    MISREPRESENTATION OR FRAUD

            MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO)'s misrepresentation or fraud with respect of any provision of this contract is a default under this contract.

      f.    EXCLUSION FROM PARTICIPATION IN MEDICARE OR MEDICAID

            Exclusion of the MBHO or any of the managing employees or persons with an ownership interest whose disclosure is required by Section 1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of Section 1128(a) and/or (b) of the Act is a default under this contract.

            Exclusion of any provider or subcontractor or any of the managing employees or persons with an ownership interest of the provider or subcontractor whose disclosure is required by Section 1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of Section 1128(a)


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

            and/or (b) of the Act is a default under this contact if the exclusion will materially affect the MBHO's performance under this contract.

      g.    FAILURE TO MAKE PAYMENTS TO PARTICIPATING PROVIDERS

            The MBHO's failure to make timely (45 days) and appropriate (clean claim) payments to participating providers is a default under this contract.

      h.    FAILURE TO MONITOR AND/OR SUPERVISE ACTIVITIES OF NETWORK PROVIDERS

            Failure of the MBHO to audit, monitor, supervise, or enforce functions delegated by contract to another entity that results in a default under this contract or constitutes a violation of state or federal laws, rules, or regulations is a default under this contract.

            Failure of the MBHO to properly credential its providers, conduct reasonable utilization review, or conduct quality monitoring is a default under this contract.

            Failure of the MBHO to require providers and MBHOs to provide timely and accurate encounter, financial, statistical and utilization data is a default under this contract.

      i.    PLACING THE HEALTH AND SAFETY OF BENEFICIARIES IN JEOPARDY

            The MBHO's placing the health and safety of the beneficiaries in jeopardy is a default under this contract.

      j.    FAILURE TO MEET ESTABLISHED BENCHMARK

            Failure of the MBHO to repeatedly meet any benchmark established by ADMINISTRATION under this contract is a default under this contract. Benchmarks shall be developed by the ADMINISTRATION in cooperation with the Department of Health and the MBHO.

9.    NOTICE OF DEFAULT AND CURE OF DEFAULT WHEN APPLICABLE

      ADMINISTRATION will provide the MBHO with written notice of default (Notice of Default) under this contract. The Notice of Default may be given by any means that provides verification of receipt. The Notice of Default must contain the following information:

            (i) A clear and concise statement of the circumstances or conditions that constitute a default under this contract;


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            (ii)  The contract provision(s) under which default is being declared;

            (iii) A clear and concise statement of how and/or whether the default may be cured;

            (iv) A clear and concise statement of the reasonable time-period during which the MBHO, when applicable, may cure the default;

            (v) The remedy or remedies ADMINISTRATION is electing to pursue and when the remedy or remedies will take effect;

            (vi) If the ADMINISTRATION is electing to impose civil monetary penalties, the amount that THE ADMINISTRATION intends to withhold or impose and the factual basis on which ADMINISTRATION is imposing the chosen remedy or remedies;

            (vii) Whether any part of a civil monetary penalty, if THE
                  ADMINISTRATION elects to pursue this remedy, may be passed through to an individual or entity who is or may be responsible for the act or omission for which default is declared;

           (viii) Whether failure to cure the default within the given time period, if any, will result in THE ADMINISTRATION pursuing an additional remedy or remedies, including, but not limited to additional sanctions, referral for investigation or action by another agency, and/or termination of the contract.

10.    EXPLANATION OF REMEDIES

10.1   TERMINAT1ON

10.1.1 TERMINATION BY THE ADMINISTRATION

       THE ADMINISTRATION may terminate this contract in accordance with Article XXXII if:

10.1.1.1 The MBHO substantially fails or refuses to provide payment for or access to medically necessary services and items that are required under this contract to be provided to beneficiaries after notice and opportunity to cure;

10.1.1.2 The MBHO substantially fails or refuses to perform administrative functions under this contract after notice and opportunity to cure;

10.1.1.3    The MBHO materially defaults under any of the provisions of Article
            XVI;


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10.1.1.4    Federal or Commonwealth funds for the Medicaid program are no longer available; or

10.1.1.5 THE ADMINISTRATION has a reasonable belief that the MBHO has placed the health or welfare of beneficiaries in jeopardy.

10.1.2 The ADMINISTRATION must give the MBHO thirty (30) days written notice of intent to terminate this contract if termination is the result of the MBHO's substantial failure or refusal to perform administrative functions or a material default as established in
            Article XXXII.

10.1.3 The ADMINISTRATION may, when termination is due to the MBHO's substantial failure or refusal to provide payment for or access to medically necessary services and items, notify the MBHO's beneficiaries of any hearing requested by the MBHO. Additionally, if THE ADMINISTRATION terminates for this reason, THE ADMINISTRATION may enroll MBHO's beneficiaries with another MANAGED BEHAVIORAL HEALTH ORGANIZATI0N or permit MBHO's beneficiaries to receive Medicaid-covered services from other than a MANAGED BEHAVIORAL HEALTH ORGANIZATION.

10.1.4 The MBHO must continue to perform services under the transition plan described in Section 10.2.1, below, if the termination is for any reason other than THE ADMINISTRATION's reasonable belief that the MBHO is placing the health and safety of the beneficiaries in jeopardy. If termination is due to this reason, THE ADMINISTRATION may prohibit the MBHO's further performance of services under the contract.

10.1.5 If the ADMINISTRATION terminates this contract, the MBHO may appeal the termination under Article VI Section 12 Law 72 September 7, 1993, as amended.

10.1.6 TERMINATION BY MUTUAL CONSENT

            This contract may be terminated at any time by mutual consent of both MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO) and the ADMINISTRATION. In such case, the MBHO is responsible for notifying all beneficiaries of the date of termination and how beneficiaries can continue to receive contract services and the provisions of
            Article XXXIII shall apply.

10.2  DUTIES OF CONTRACTING PARTIES UPON TERMINATION BY REASON OF DEFAULT

            When termination of the contract occurs by reason of default, the ADMINISTRATION and the MBHO must meet the following obligations:


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10.2.1      The ADMINISTRATION and the MBHO must prepare a transition plan, which is acceptable to and approved by THE ADMINISTRATION, to ensure that beneficiaries are reassigned to other plans without interruption of services. That transition plan will be implemented during the 90-day period between receipt of notice and the termination date unless termination is the result of the ADMINISTRATION's reasonable belief that the MBHO is placing the health or welfare of beneficiaries in jeopardy.

10.2.2 The MBHO is responsible for all expenses related to giving notice to beneficiaries; and

10.2.3 The MBHO is responsible for all expenses incurred by THE ADMINISTRATION in implementing the transition plan.

10.5, 10.6  RESERVED

10.7 RECOMMENDATION TO CMS THAT SANCTIONS BE TAKEN AGAINST MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO)

10.7.1 If CMS determines that the MBHO has violated federal law or regulations and that federal payments will be withheld, the ADMINISTRATION will deny and withhold payments for new enrollees of the MBHO.

10.7.2 The MBHO must be given notice and opportunity to appeal a decision of The ADMINISTRATION and CMS pursuant to 42 C.F.R. 434.67.

10.8        CIVIL MONETARY PENALTIES

10.8.1      The Administration may impose monetary penalties according to
            Article XXXV, Section 4.

10.9        FORFEITURE OF ALL OR PART OF THE PERFORMANCE BOND

            The Administration may require forfeiture of all or a portion of the face amount of the performance bond if the ADMINISTRATION determines that an event of material default has occurred. Partial payment of the face amount shall reduce the total bond amount available pro rata.

10.10       REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED

10.10.1 The MBHO may dispute the notice by the ADMINISTRATION that ADMINISTRATION intends to impose any sanction under this contract. The MBHO may notify the ADMINISTRATION of its objections by filing a written response to the Notice of Default, clearly stating the reason the


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            MBHO disputes the proposed sanction. With the written response, the
            MBHO must submit to the ADMINISTRATION any documentation that supports the MBHO's position. The MBHO must file the review within thirty (30) days from the MBHO's receipt of the Notice of Default as provided in Article XXXII, subparagraph 2. Filing a dispute in a written response to the Notice of Default suspends imposition of the proposed sanction.

10.10.2 The MBHO and THE ADMINISTRATION must attempt to informally resolve the dispute. If the MBHO and the ADMINISTRATION are unable to informally resolve the dispute the ADMINISTRATION will make the remedy final, without prejudice to the MBHOs right to request review of the ADMINISTRATION's decision by the Courts of the Commonwealth of Puerto Rico.

                                 ARTICLE XVIII
                              CAPITAT1ON PAYMENTS

1. The capitation payment for the first month of coverage for the North East, South East, and South West, under this contract will be made based on the September 1, 2001 number of beneficiaries enrolled in those particular regions upon the certification by the MBHO that it has complied with all the terms and conditions contained in this contract as agreed upon by the parties that have to be performed during the first fifteen (15) days of this Contract. For all other regions, the capitation payment for the first month of coverage under this contract will be made upon the certification by the MBHO that it has complied with all the terms and conditions contained in this contract as agreed upon by the parties based on the number of enrolled beneficiaries in each Area/Region as paid to the respective MCOs. In the event that the MCO has not submitted said information, then the payment will be computed as provided in the paragraph below.

      For subsequent months the ADMINISTRATION shall make a payment to the MBHO for the corresponding monthly per member per month rate within the first fifteen (15) days of the month of coverage, upon submission by the MCO of an invoice containing the list of the beneficiaries enrolled for the month of the invoice. In the event or occurrence of justified delays in the billing process not due to causes subject to the ADMINISTRATION's control, at least 90% of the payment shall be advanced to the MBHO, based on the previous month payment. Reconciliation of the payment amount will take place within five (5) working days from the receipt of a valid invoice from the MCOs.

2. The monthly capitation payments calculation for beneficiaries not enrolled for the full month shall be determined on a pro-rata basis by dividing the corresponding


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      per member per month rate amount by the number of days in the month and multiplying the result by the number of days the beneficiary was actually enrolled.

      The capitation payments provided for below will be applicable to all beneficiaries including all those who are sixty-five (65) years and older who are Medicare beneficiaries with Part A or Parts A and B and those who are sixty-five years and older who are not Medicare recipients.

3. The monthly payments per member per month rate for the months comprised within the contract term and covered by this contract for each Area/Region contracted by the MBHO are as follows:

      a) The Per member per month rate (PMPM) (Beneficiary) for the CENTRAL Area/Region is established at $[**].

      b) The Per member per month rate (PMPM) (Beneficiary) for the NORTH WEST Area/Region is established at $[**].

      c) The Per member per month rate (PMPM) (Beneficiary) for the SOUTH EAST Area/Region is established at $[**].

4.    The per member per month rate (PMPM) herein agreed provides for

      a) The billing by providers to Medicare for services rendered to beneficiaries who are also Medicare recipients. The MBHO will not cover deductibles or co-insurance of Part A, but will cover deductibles and co-insurance of Part B of Medicare, except for deductibles and co-insurance for outpatient services provided in hospital setting, other than physician services.

      b) The recognition as a covered reimbursable Medicare Program cost as bad debts by reason of non-payment of Part A deductibles and/or coinsurance, and for deductibles and co-insurance for outpatient services provided in hospital setting under Medicare Part B, other than physician services.

      c) Pharmacy coverage for beneficiaries who are also Part A and Part A and B Medicare recipients, as long as the benefits are accessed through the MBHO's network of participating providers and the prescription is issued by a participating provider of the MBHO.

      d) All benefits included in ADDENDUM I that are not covered under Medicare Part A or Part B.


Omitted portions are denoted by [**] and have been filed separately with the Commission.

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

5. The MBHO shall not, at any time, increase the rate agreed in the contract nor reduce the benefits agreed to as defined in ADDENDUM I of this contract.

6. The MBHO guarantees the ADMINISTRATION that the rate and any applicable deductibles or co-payments as set forth in ADDENDUM I constitute full payment for the benefits contracted under the plan, and that participating providers cannot collect any additional amount from the beneficiaries. Balance billing is expressly prohibited.

      Upon a determination made by the ADMINISTRATION that the MBHO or its agents that the MBHO has engaged in balance billing, the ADMINISTRATION will proceed to enforce provisions as established in Article XXXV.

7. The MBHO understands that the capitation payment by the ADMINISTRATION and the MBHO's payments to its network of participating providers, shall be considered as full and complete payment for all services rendered except for the deductibles established in ADDENDUM I of the contract herein.

8. For those Medicare beneficiaries with Part A, any recovery by the participating provider for Part A deductibles and/or co-insurance will be made through the Medicare Part A Program as bad debts. In this instance, beneficiaries would pay only the deductibles for rendered services to a participating provider included in ADDENDUM I of this contract.

9. For those Medicare beneficiaries with Part B, any recovery by the participating provider for Part B deductibles and/or co-insurance, other than services provided on an outpatient basis to hospital clinics, will be made through the MBHO and/or the HCOs. In this instance, beneficiaries would pay only the deductibles for rendered services to a participating provider included in ADDENDUM I of this contract.

10. Co-insurance and deductible for Part B services provided on an outpatient basis to hospital clinics, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the MBHO will pay for the co-insurance and deductibles related to the physician services provided as a Part B service.

11. The MBHO understands that if the Federal Government submits an alternative to the agreement hereof that is more cost effective and for the benefit of the Government of Puerto Rico, the ADMINISTRATION along with the MBHO shall renegotiate the coverage for Medicare beneficiaries with Part A or Part A and B.

12. The MBHO certifies that the monthly billing submitted to the ADMINISTRATION includes all beneficiaries, who have been issued an identification card and for which compensation is due. The ADMINISTRATION will not accept any new billing once the monthly billing is submitted by the MBHO to the


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      ADMINISTRATION, unless there is a justifiable reason for the omission.

13. If any differences arise in the ADMINISTRATION's payment of capitation rates to the MBHO, the pending balance to the MBHO will be paid as soon as the billing process is completed, no later than the next payment period.

                                  ARTICLE XIX
                             ACTUARIAL REQUIREMENTS

1. For the purpose of determining future capitated payments, the loss experience of this contract shall be based exclusively on the results of the cost of health care services provided to the beneficiaries covered under this contract. The MBHO shall maintain all the utilization and financial data related to this contract duty segregated from its regular accounting system including, but not limited to the General Ledger and the necessary Accounting Registers classified by the Area/Region subject to this contract.

2. Administrative expenses to be included in determining the experience of the program are those directly related to this contract. Separate allocations of expenses from the MBHO's regular business, MBHO's related companies, MBHO's parent company or other entities will be reflected or made a part of the financial and accounting records described in the preceding section.

3. Any pooling of operating expenses with other of the MBHO's groups, cost shifting, financial consolidation or the implementation of other combined financial measures is expressly forbidden.

4. Amounts paid for claims or encounters resulting from services determined to be medically unnecessary by the MBHO will not be considered in the contract's experience.

5. The MBHO shall provide the ADMINISTRATION every month with a Compensation Capitation Disbursement Illustration. Said illustration shall present the distribution of the capitation, claim expenses by coverage, reserves, administrative expenses and premium distributions as referred and contained in the RFP's Actuarial Reports formats. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the MBHO of the penalty provided for in Article XXXV of this contract.

6. The determination by the MBHO as to the payment of the capitation fee and as to any other payments by virtue of this contract will be computed on an actuarially sound basis.


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7.    The MBHO will provide to the ADMINISTRATION, on a monthly basis, the actuarial data, premium distribution, and reports as contained in the RFP's Actuarial Report formats. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the MBHO of the penalty provided for in Article XXXV of this contract.

                                   ARTICLE XX
                        PREVENTIVE MENTAL HEALTH PROGRAM

1. The MBHO will collaborate with the Department of Health, ASSMCA, and the ADMINISTRATION to provide for a preventive mental health program with primary emphasis on the provision of mental health services.

      In cooperation with the MBHO, ASSMCA and the ADMINISTRATION will develop a surveillance methodology to identify compliance with this program.

2. The MBHO will develop and effectively implement a case management system in order to monitor high-risk mental health cases and attend to the covered mental health care needs of the beneficiaries and dependents within said category.

3. The MBHO will be responsible to direct to a network of other mental health agencies and community resources serving each municipality within the Area/Region so as to guarantee that participating providers and beneficiaries are aware of and understand the available mental health services in their community and the process by which to access them.

4. The responsibilities of the MBHO in the Preventive Mental Health Program will include the following:

      a)    RESERVED.

      b) A case management program which initially will be under the responsibility of a licensed qualified mental health professional. Case management will not be limited to the physician's offices or a determined center. Coordination of the services provided is required within the community and at the home of the beneficiary, if necessary.

      c) An outreach program shall be developed in collaboration with the ADMINISTRATION, ASSMCA, and the Department of Health to target specific mental health issues as identified, for those beneficiaries who cannot access those services. The clinical standard shall conform to the published HEDIS or other approved measures. These measures can be modified or supplemented by the Department of Health.


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

      d) The MBHO will be responsible to develop and demonstrate its strategy to meet the appropriate prevention program guidelines as required by the ADMINISTRATION, ASSMCA, and the Department of Health.

      e) The MBHO agrees to comply and assure that all participating providers will comply with the federal and local laws referred in
            Article XV paragraph (12)(g) of this contract. The MBHO will assure the submission by the participating provider of all the protocols and formats requested by the Department of Health, Department of the Family, Department of Education and Department of Justice as contained in the RFP formats.

5. The ADMINISTRATION shall evaluate these preventive programs through HEDIS and other applicable performance standards.

6. The MBHO will provide the ADMINISTRATION quarterly reports, as mutually agreed by the parties, needed by the Department of Health detailing services rendered in the Preventive Program described below.

7. The ADMINISTRATION shall have the right to audit the compliance with these requirements as needed. Non-compliance shall be a determining factor in non-renewal of this contract or breach thereof as defined in Article XXXII.

                                  ARTICLE XXI
                           MENTAL HEALTH PROGRAM AND
                          PHARMACY BENEFITS MANAGEMENT

1. The ADMINISTRATION will monitor the Mental Health and Substance Abuse Program provided through the MBHO contracted in the Health Region/Area with sufficient specificity effectiveness in order to provide for all mental health and substance abuse needs for all eligible beneficiaries residing within the municipalities comprising said area.

2. The MBHO will abide with the ADMINISTRATION and ASSMCA's guidelines for expediting access of beneficiaries to the mental health and substance abuse benefits covered under the Health Reform Program.

3. Beginning on October 1, 2001 and running concurrently with the terms of this contract, the MBHO agrees to work with the ADMINISTRATIONs Pharmacy Benefit Manager as selected by the ADMINISTRATION. This will include cooperating with the selected PBM to facilitate a transfer of claims processing in a period specified, working with the selected PBM(s) to specify, develop and implement the flow of information, utilization review and customer service protocols, as well as, to cease billing and collection of rebates from drug manufacturers by October 1, 2001. The PBM was selected by the

      ADMINISTRATION following a detailed investigation of their cost structure, information systems, processes and past performance.

4. The ADMINISTRATION's PBM, will provide the MBHO the services set forth in this Section and the services described in any attachment, addendum or amendment hereto:

--------------------------------------------------------------------------------
      ITEM                                  DESCRIPTION
--------------------------------------------------------------------------------
Claims Processing    -  Contracting and administration of the pharmacy network.
and Administrative      The PBM will create a network of Participating
Services                Pharmacies, which will perform pharmacy services for
                        Members at specified fees and discounts
                     -  Bi-monthly claim payments summary reports for each
                        payment cycle
                     -  Notify each MANAGED BEHAVIORAL HEALTH ORGANIZATION of
                        the payment process, systems involved (NCPDP 2.0) and
                        relevant time line.
                     -  Processing and mailing of pharmacy checks and remittance reports
                     -  Reconciliation of zero balance accounts
                     -  Generate list of participating pharmacies
                     -  Coordination of Benefits
                     -  On-line access to current eligibility and claims history
                     -  Plan set-up
                     -  Develop policies and procedures for denials and
                        rejections
                     -  Process reasonable denials
                     -  Maintenance of plan
                     -  ADJUDICATION of electronic claims. The PBM will
                        adjudicate claims submitted by Participating Pharmacies
                        to the PBM based on the participating pharmacy's
                        agreement with the PBM and including online edits for
                        preauthorization requirements and other edits that may
                        be deemed necessary for the accurate payment of claims
                     -  Approval and rejection of claims consistent with plan
                        design and concurrent Drug Utilization Review (DUR)
                     -  Standard electronic eligibility
                     -  Maintain call center
                     -  Loading of MANAGED BEHAVIORAL HEALTH ORGANIZATION
                        providers in network and eligible members
--------------------------------------------------------------------------------
Concurrent Fraud     -  Develop process for MANAGED BEHAVIORAL HEALTH
Investigations          ORGANIZATIONs to notify the PBM of fraud and abuse
                        complaints made by their beneficiaries.
                     -  Track and Investigate fraud and abuse allegations
                     -  Develop remedies for addressing problems with pharmacies
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Formulary            -  Incorporate MANAGED BEHAVIORAL HEALTH ORGANIZATION
Management              related issues, such as providing guidance into
Program                 development of the Preferred Drug List (PDL), into the
                        existing ADMINISTRATION's Pharmacy and Therapeutic
                        Committee.
                     -  Develop a cross functional sub-committee tasked with
                        rebate maximization. The subcommittee will take
                        recommendations on the PDL from the P&T committee and
                        will ultimately create and manage the PDL.
--------------------------------------------------------------------------------
Drug Utilization,    -  Incorporate DUR reports and evaluation reviews into the
Review/Drug             tasks of the Rebate Maximization Committee.
Utilization          -  Evaluate new therapeutic classes and determine if drugs
Evaluations             need to be added or deleted from PDL.
                     -  Therapeutic intervention and switching
                     -  Develop protocols, when necessary.
--------------------------------------------------------------------------------
Reports              -  Meet with MANAGED BEHAVIORAL HEALTH ORGANIZATION to
                        determine the reports that should be the sole
                        responsibility of the PBM, those performed by the
                        MANAGED BEHAVIORAL HEALTH ORGANIZATION and those that
                        should be duplicated in order to cross check.
--------------------------------------------------------------------------------
Rebates and          -  Develop and maintain contracts with drug manufacturers
Discounts               for rebates
                     -  Utilize the Rebate Management Subcommittee to maximize
                        rebates
--------------------------------------------------------------------------------
Optional Services    -  Custom Management Reports
                     -  Manual Claims Input
                     -  Special Programming
--------------------------------------------------------------------------------

5. The MBHO will provide the following services set forth in this Section and the services described in any attachment, addendum or amendment hereto:

--------------------------------------------------------------------------------
      ITEM                                  DESCRIPTION
--------------------------------------------------------------------------------
Claims Processing    o  Assume cost of implementing and maintaining on-line
and Administrative      connections- The MBHO will be responsible for all of its
Services                own costs of implementation, including but not limited
                        to payment processes, utilization review and approval
                        processes, connection and line charges, and other costs
                        incurred to implement the payment arrangements for
                        pharmacy claims.
                     o  Maintain or improve ratio of paid claims to processed
                        claims- Based on past performance, ADMINISTRATION will
                        develop an acceptable ratio of paid claims to processed
                        claims for which each MANAGED BEHAVIORAL HEALTH
                        ORGANIZATION will be responsible for maintaining or
                        improving.
                     o  Review bi-monthly claim payments summary reports for
                        each
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        payment cycle and approve transfer of funds
                     -  Review denials and rejections
                     -  Maintain call center- MANAGED BEHAVIORAL HEALTH
                        ORGANIZATION will operate a customer call center to
                        provide for preauthorization of drugs, according to its
                        policies and the approved formulary.
                     -  Electronically submit a list of all MBHO providers in
                        network and eligible members to PBM
--------------------------------------------------------------------------------
Concurrent Fraud     -  Develop tracking mechanisms for fraud and abuse issues
Investigations       -  Forward fraud and abuse complaints from members to PBM
--------------------------------------------------------------------------------
Formulary            -  Select a member of the MBHO to serve on the existing PBM
Management              Pharmacy and Therapeutic Committee Administration in
Program                 order to complete tasks such as providing guidance into
                        development of the Preferred Drug List.
                     -  Select a member of the MBHO to serve on a cross
                        functional sub-committee tasked with rebate
                        maximization. The subcommittee will take recommendations
                        on the PDL from the P&T committee and will ultimately
                        create and manage the PDL.
--------------------------------------------------------------------------------
Drug Utilization     -  Perform drug utilization review.
Review/Drug          -  Develop and distribute protocols, when necessary.
Utilization          -  Perform utilization management functions- The MBHO will
Evaluations             perform utilization review that meets the minimum
                        standards of ADMINISTRATION or that may be required by
                        the Medicaid program.
                     -  Perform disease management functions- The MBHO will
                        perform disease management that meets the minimum
                        standards of the ADMINISTRATION or that may be required
                        by the Medicaid program.
--------------------------------------------------------------------------------
Reports              -  Meet with PBM to determine the reports that should be
                        the sole responsibility of the PBM, those performed by
                        the MBHOs and those that should be duplicated in order
                        to cross check.
--------------------------------------------------------------------------------

6. The MBHO will abide and comply with following payment process hereby established:

            a) THE MBHO TO PAY CLAIMS COSTS. On a semi-monthly payment cycle to be set forth by the PBM, the PBM will provide the MBHO with the proposed claims listing. The MBHO will promptly review the payment listing.

            b) SUBMIT FUNDS FOR CLAIMS PAYMENT TO ZERO-BALANCE ACCOUNT. The MBHO will provide funds, wire transfers or otherwise submit payment within two business days to a bank account established for the payment of the claims applicable to each MANAGED BEHAVIORAL HEALTH ORGANIZATION.

            c) PAYMENT FAILURE BY MANAGED BEHAVIORAL HEALTH ORGANIZATION OR THE ESTABLISHMENT OF A MEDICAID REBATE PROGRAM. The following payment process will be implemented if either the MBHO fails to make a timely or correct payment to the established zero-balance account or if the ADMINISTRATION enters into a Medicaid Rebate Program:

                        (i) The contract amounts paid to the MBHO will be reduced by the estimated claims cost for the succeeding month, any deficit in funds provided versus the cash requirements for the zero-balance account. Estimates will be made based on actual claims experience. After a reasonable period of time, adjustments will be made to the monthly withholds for the actual experience of the prior month(s) versus the estimated. A final settlement shall be made within a specified period after the end of the contract year.

            d) PAYMENT OF PBM AND COLLECTION OF REBATES AND DISCOUNTS: The ADMINISTRATION will collect rebates and provide for the payment of reasonable PBM fees for defined services.

            e) OTHER SAVINGS: The MBHO, ASSMCA, the ADMINISTRATION, and the PBM shall cooperate to identify additional savings opportunities, including special purchasing opportunities, changes in network fees, etc. Payment to the MBHO will be adjusted to provide the ADMINISTRATION for its share of the incremental net savings.

7. The MANAGED BEHAVIORAL HEALTH ORGANIZATIONS are currently reviewing the language contained in the above Article XXI. The ADMINISTRATION anticipates a further opportunity to negotiate the PBM structure and services. The MBHO will participate with the ADMINISTRATION in any further negotiation with the PBM which may involve changes to the contemplated above language, and or costs, including language to hold MANAGED BEHAVIORAL HEALTH ORGANIZATIONS accountable for an excessive ratio of transactions to paid claims relative to MBHO's processes and which are to be incorporated into this contract. The payment terms and models presented in this article may also change if the Puerto Rico Health Reform qualifies for the Medicaid Pharmaceutical Discount Program or if discounts are assumed under the 340 B Program.

                                  ARTICLE XXII
                                    BENEFITS

1. The MBHO agrees to provide to the enrolled beneficiaries the benefits included in ADDENDUM I of this contract. The benefits to be provided under the program are: 1) the Mental Health and substance abuse services including preventive, Inpatient, Outpatient, Partial Therapy, Individual and Group Therapy, Diagnostic Tests, Clinical Laboratory Tests, Emergency Room, Ambulance, and Patient Liaison and Prescription Drug Services and Specialized Diagnostic Tests.

2. The MBHO may not modify, change, limit, reduce, or otherwise alter said benefits nor the agreed terms and conditions for their delivery without the express written consent of the ADMINISTRATION.

3.    The coverage for Medicare beneficiaries is established as follows:

            (a) Beneficiaries with Part A of Medicare- The MBHO will pay for all services not included in Part A of Medicare, and included in the contract herein. The MBHO will not pay the applicable Part A deductibles and coinsurance.

            (b) Beneficiaries with Part A and Part B of Medicare- The MBHO will pay for prescription drugs prescribed by psychiatrists. The MBHO will not cover the payment of the applicable Part A deductibles and coinsurance, but will cover the payment of the applicable Part B deductible and co-insurance.

            (c) Access to services contemplated herein will be through the participating providers of the MBHO. Beneficiaries with Part A or Part A and Part B can select from the Medicare's providers list, in which case the benefits under this contract would not be covered.

4. The Medicare beneficiary can select a Part A provider from the Medicare Part A providers list, but has to select a HCO for Part B services for beneficiaries with Part B services or Part B equivalent services for beneficiaries without Part B of Medicare.

                                 ARTICLE XXIII
                    TRANSACTIONS WITH THE MANAGED BEHAVIORAL
                           HEALTH ORGANIZATION (MBHO)

1. All transactions between the ADMINISTRATION and the MBHO shall be handled according to the terms and conditions set forth in this contract.

2. The MBHO shall appoint a duly authorized Executive Officer who shall represent the MBHO in all transactions with the ADMINISTRATION under this Contract.

3.    All eligibility transactions shall be coordinated on a daily basis.

                                  ARTICLE XXIV
                               CANCELLATION CLAUSE

The MBHO may not cancel this contract, or make modifications to it for any reason, or otherwise change, restrict or reduce the benefits, except for non-payment of capitation. Nevertheless, either party may notify thirty (30) days in advance its decision of not to renew this contract at the expiration date without affecting the transition period provision.

                                  ARTICLE XXV
                                 APPLICABLE LAW

The Request for Proposal that originated this contract, the Proposal submitted by the MBHO, this contract and/or any other document or provision incorporated to it by reference, shall be interpreted and construed according to the laws of the Commonwealth of Puerto Rico. If any controversy may arise regarding the interpretation or performance of this contract, the parties voluntarily submit for its resolution to the jurisdiction of the San Juan Superior Court of the Commonwealth of Puerto Rico.

                                  ARTICLE XXVI
                            EFFECTIVE DATE AND TERM

1. This contract shall be in effect for nine (9) months, starting at 12:01 AM, Puerto Rico time on October 1, 2001, the first day that coverage begins and payment of the capitation is due. This contract shall be renewable for a period of not less than twelve (12) months upon satisfaction of the performance indicators as defined in this agreement.

2. This contract may not be assigned, transferred or pledged by the MBHO without the express written consent of the ADMINISTRATION.

3. This contract may be extended by the ADMINISTRATION, upon acceptance by the MBHO, for any subsequent period of time if deemed in the best interest of the beneficiaries, ASSMCA, the ADMINISTRATION, and the Commonwealth of Puerto Rico.

                                                            [SEAL]
                                              ADMINISTRACION DE SEGUROS DE SALUD
                                                       Contrato Numero
                                                            02-033
                                                            ------


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

                                 ARTICLE XXVII
                              CONFLICT OF INTEREST

Any officer, director, employee or agent of ASSMCA or the ADMINISTRATION, the Government of the Commonwealth of Puerto Rico, its municipalities or corporations cannot be part of this contract or derive any economic benefit that may arise from its execution.

                                 ARTICLE XXVIII
                                  INCOME TAXES

The MBHO certifies and guarantees that at the time of execution of this contract, 1) it is a corporation duly authorized to conduct business in Puerto Rico and that has filed income tax returns for the previous five (5) years; 2) that it complied with and paid unemployment insurance tax, disability insurance tax (Law 139), social security for drivers ("seguro social choferil"), if applicable); 3) filed State Department reports, during the five (5) years preceding this contract and 4) that it does not owe any kind of taxes to the Commonwealth of Puerto Rico.

                                  ARTICLE XXIX
                               ADVANCE DIRECTIVES

The MBHO agrees to enforce and require compliance by all applicable participating providers with 42 CFR 434, Part 489, Subpart I relating to maintaining written policies and procedures respecting advance directives. This requirement includes provisions to inform and distribute written information to adult individuals concerning policies on advance directives, including a description of applicable Commonwealth law.

                                  ARTICLE XXX
                     OWNERSHIP AND THIRD PARTY TRANSACTIONS

The MBHO shall report ownership, control interest, and related information to the ADMINISTRATION, and upon request, to the Secretary of the Department of Health and Human Services, the Inspector General of the Department of Health and Human Services, and the Comptroller General of the United States, in accordance with Sections 1124 and 1903(m)(4) of the Federal Social Security Act.

                                                            [SEAL]
                                              ADMINISTRACION DE SEGUROS DE SALUD
                                                       Contrato Numero
                                                            02-033
                                                            ------


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

                                  ARTICLE XXXI
                            MODIFICATION OF CONTRACT

If the ADMINISTRATION finds that, because of amendments to Law 72 of September 7, 1993, Law 408 of October 2, 2000 or by reason of other subsequent Federal or local legislative changes that affect this contract, or because of any reasons deemed by the ADMINISTRATION to be in the best interest of the Government of Puerto Rico in carrying out the provisions of Law 72 of September 7, 1993, or in order to perform experiments and demonstration projects pursuant to legislative enactment, modification of this contract is necessary, the ADMINISTRATION may modify any of the requirements, terms and conditions, functions, part thereof or any other services to be performed by the MBHO. Prior to any such modification, the ADMINISTRATION shall afford the MBHO an opportunity to consult and participate in planning for adjustments which might be necessary and thereafter provide the MBHO written notice that the modification is to be made within ninety (90) days after a date specified in the notice. Said modifications will take place after consultation and cost negotiation with the MBHO.

                                 ARTICLE XXXII
                            TERM1NATION OF AGREEMENT

1. If the ADMINISTRATION finds, after reasonable notice and opportunity for a hearing to the MBHO the MBHO has failed substantially to carry out the material terms and conditions of this contract, the ADMINISTRATION may terminate this contract at anytime, as provided in Section 10.1, above.

2. In the event that there is non-compliance by the MBHO with any specific clause of this contract, the ADMINISTRATION will notify the MBHO in writing, indicating the aspects(s) of non-compliance. The MBHO will be granted the opportunity to present and discuss its position regarding the issue within thirty (30) days from the date of the notification. After considering the allegations presented by the MBHO following adequate hearing and the opportunity to present all necessary evidence in support of its position, and the ADMINISTRATION formally determines that there is a non-compliance, at the discretion of the ADMINISTRATION, this contract may be cancelled by giving thirty (30) days prior written notice before the effective date of cancellation.

3. In the event that the MBHO does not remedy, correct or cure the material deficiencies noted in the Plan Compliance Evaluation Report, as provided for in Article XVII of this contract, and following the opportunity of an adequate hearing and the presentation of evidence in support of its position, and the ADMINISTRATION confirms the deficiency, then at the discretion of the ADMINISTRATION this contract may be cancelled by giving thirty (30) days prior notice.

4. If the MBHO were to be declared insolvent, files for bankruptcy or is placed under liquidation, the ADMINISTRAT1ON shall have the option to cancel and immediately terminate this contract. In the event of this happening an enrollee will not be liable for payments under this contract.

5. In the event that this contract is terminated, the MBHO shall promptly provide the ADMINISTRATION all necessary information for the reimbursement of any pending and outstanding Claims. The MBHO hereby recognizes that in the event of termination under this Article it shall be bound to provide reasonable cooperation to the ADMINISTRATION beyond the date of termination in order to properly effect the transition to the new MBHO taking over the region covered by this Contract. This obligation to reasonably cooperate shall survive the date of said effective termination, at the ADMINISTRATION' discretion.

6. The MBHO agrees and recognizes that in the event there are not sufficient funds designated for the payment of capitation, the ADMINISTRATION reserves the right to terminate this contract, effective ninety (90) days after prior written notification. Under such conditions, the MBHO may also opt to terminate this contract with thirty (30) days notice and enter into the sixty (60) day Transition Period.

                                 ARTICLE XXXIII
                               TRANSITION CLAUSE

1. In the event that the contract is terminated, the MBHO will continue to provide services for a reasonable term to guarantee the continuance of services until the ADMINISTRATION has made adequate arrangements to continue the rendering of mental health care services to beneficiaries. The duration of such term will not exceed sixty (60) days and the PMPM shall be agreed upon by the MBHO and the ADMINISTRATION.

2. Upon the expiration of the contract, the MBHO will provide the ADMINISTRATION with the historical/utilization data of services rendered to beneficiaries in the area/region, in order to prevent fraud and double billing of services by the incoming MBHO.

3. Any MBHO phasing out of a Health Region will guarantee payment for services rendered to beneficiaries under the previous contract. Failure to do so, shall entail in accordance with the fair hearing process established on Article XXXII, the retention of a determined amount from the capitation payment of the MBHO's Health Region/Area Contract. The amount to be retained shall be sufficient to cover the amount owed.

                                 ARTICLE XXXIV
                             THIRD PARTY DISCLAIMER

1. None of the obligations, covenants, duties, and responsibilities incurred or assumed under the present Contract, the Request For Proposal, Proposal, the representations and assurances provided at the clarification meeting held on June 11, 2001, by either: (i) the MBHO towards the ADMINISTRATION and any governmental agencies, or (ii) the ADMINISTRATION towards the MBHO, shall be deemed as the assumption by the MBHO or the ADMINISTRATION, as the case might be, of any legal liability or responsibility towards a third party in the event that a negligent or intentional injury, malpractice, damage or wrongdoing, or any harm whatsoever is incurred by or caused by the MBHO and/or the MBHO's participating providers.

                                  ARTICLE XXXV
                        PENALTIES AND SANCTIONS CLAUSES

1. In the event that the MBHO does not furnish the ADMINISTRATION with any kind of monthly reports related to the gathering and reporting of encounter information, the ADMINISTRATION may retain one monthly capitation for each month in default said retention to be effective for the subsequent month after the default. Once the MBHO complies with said requirement, the amount retained will be fully paid to the MBHO, within five (5) days after receiving the required reports for the subsequent month.

2. In the event that the MBHO does not comply with its obligation related to the monthly gathering and accurate reporting of encounter information, according to Article XV of this contract, the ADMINISTRATION may retain one monthly capitation payable to the MBHO for each month in default, provided:

      a. the ADMINISTRATION gives, within ten (10) working days after receipt of the monthly report, written notification by certified mail, or personally hand delivers said notification to the MBHO of the non-compliance and the reasons thereof; and
      b. the ADMINISTRATION grants ten (10) working days for the MBHO to cure the default; and
      c.    the MBHO fails to correct it within said term.

      Whenever as the above events take place, the ADMINISTRATION may retain one monthly capitation payment for each month in default. Retention will be effective ten (10) working days after the notice of non-compliance. Once the MBHO corrects the problem, at the satisfaction of the ADMINISTRATION and according to Article XV of this contract, the amount retained will be fully paid to the MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO), within five days after receiving full and complete reports for the subsequent month.

3. For the purpose of subparagraphs 1 and 2, above, default is defined as the noncompliance by the MBHO of the reporting requirements established for the gathering and reporting of encounter information as established in
      Article XV of this contract, or when the MBHO does not submit the reports within the established term set in this contract.

4.    A.    Civil Monetary Penalties: In the event that there is a
            non-compliance with Article VI, XII, XVI, XVII and/or with any specific clause of this contract or the MBHO engages in any of the following practices:

                  (a)   Fails to substantially provide medically necessary
                        services to enrollees under this contract;
                  (b)   imposes on enrollees charges in excess of the ones
                        permitted under this contract;
                  (c) discriminates among enrollees on the basis of their health status or requirements for health care (such as terminating an enrollment or refusing to reenroll) except as permitted under the Program or engages in practices to discourage enrollment by recipients whose medical condition or history indicates need for substantial medical services;
                  (d) misrepresents or falsifies information that is furnished to CMS, to the ADMINISTRATION, to an enrollee, potential enrollee or provider of services;
                  (e) distributes, directly or indirectly through any agent, marketing material not approved by the ADMINISTRATION, or that contains false or misleading information;
                  (f) Fails to comply with the requirements for physician incentive plans in section 1876 (i) (8) of the Social Security Act, and at 42 CFR 417.479, or fails to submit to the ADMINISTRATION its physician incentive plans as requested in 42 CFR 434.70

      The ADMINISTRATION will notify the MBHO in writing, the findings of the violation and the impending intention to impose intermediate sanctions for each violation which could consist of: monetary penalties at the discretion of the Administration may range from five hundred dollars $500 to twenty five thousand dollars $25,000; or the resolution of the contract and temporary management; suspension, and/or with-holding payments, which may range from a percent amount, or more than one monthly payment. The imposition of sanctions will depend on the extent and severity of the actions.

      At the sole discretion of the ADMINISTRATION and after affording the MBHO due process to submit a corrective action as established in paragraph (B), below, the ADMINISTRATION will deduct any amount it may deem adequate from the capitation payments or any other administrative items of said payments.

      The Office of the Inspector General may impose civil money penalties of up to $25,000.00 in addition to, or in lieu of each determination by the ADMINISTRATION, or CMS, for non-compliance conduct as set forth on subparagraphs (a) through (f).

The Secretary of the Department of Health and Human Services may seek the enforcement of felony charges, for violation regarding subparagraph (b), above.

      B. The MBHO will have the right to present and discuss its position regarding the ADMINISTRATION'S finding within thirty (30) days from the receipt of the notification. After such period expires the Administration will issue its decision regarding the contemplated sanctions which could be (i) let stand the initial determination,
            (ii) modify the sanction or (iii) eliminate the sanction if the MBHO has taken affirmative corrective actions. Upon notifying the MBHO of the final decision, if in disagreement, the MBHO will have (30) days to request a hearing before the Administration. Upon the expiration of the thirty (30) days without invoking a formal hearing, or after the celebration of a hearing and after issuance of findings and recommendations of the hearing examiner, the decision will then become final, subject to the appeal process provided in section 12, Art. VI of Law 72, September 7,1993, as amended.

      C. The ADMINISTRATION, shall appoint temporary management only if it finds that the MBHO has egregiously or repeatedly engaged in any of the stated practices on paragraph (A) of this article; or places a substantial risk on the health of enrollees; or there is a need to assure the health of an organization's enrollees during an orderly termination, reorganization of the MBHO or while improvements are being made to correct violations. The temporary management may not be removed until the MBHO assures the ADMINISTRAT1ON that the violations will not recur.

5. If a MBHO is found to be in non-compliance with the provisions on ARTICLE VII concerning affiliation with debarred or suspended individuals, the
      ADMINISTRATION:

            a)    Shall notify the Secretary of non-compliance;

            b) May continue the existing contract with the MBHO, unless the Secretary (in consultation with the Inspector General of the Department of Health Services directs otherwise); and,

            c) May not review or otherwise extend the duration of an existing contract with the MBHO unless the Secretary (in consultation with the Inspector General of the DHHS) provides to the ADMINISTRATION and to Congress a written statement describing compelling reasons that exist for renewing or extending the contract.

6. Notwithstanding the provisions set in this Article, the ADMIN1STRATION reserves the right to terminate this contract, as established in
      Article XXXIII.

                                 ARTICLE XXXVI
                               NOTICE REQUIREMENT

Any notices to the given by the Parties under this Agreement will be communicated in writing by certified mail, receipt requested and addressed as follows:

      1.    ADMINISTRACION DE SEGUROS DE SALLUD DE P.R.
            ATTN: MR. ORLANDO GONZALEZ RIVERA
            EXECUTIVE DIRECTOR
            P.O. BOX 9024264
            SAN JUAN, P.R. 00902-4264

      2.    APS HEALTHCARE PUERTO RICO, INC
            ATTN:REMEDIOS RODRIGUEZ
            PRESIDENT
            2 CHARDON AVE.
            ANNEX BUILDING, 2ND FLOOR
            HATO REY, P.R. 00918

                                 ARTICLE XXXVII
                              HOLD HARMLESS CLAUSE

1. The MBHO warrants and agrees to indemnify and save harmless the ADMINISTRATION from and against any loss or expense by reason of any liability imposed by law upon the ADMINISTRATION and from and against claims against the ADMINISTRATION for damages because of bodily injuries, including death, at any time resulting there from, accidents sustained by any person or persons on account of damage to property arising out of or in consequence of the performance of this contract, whether such injuries to persons or damage to property are due or claimed to be due to any negligence of the MBHO or the MBHO's participating providers, their agents, servants, or employees or of any other person.

2. The MBHO warrants and agrees to purchase insurance coverage to include Contractual Liability Coverage incorporating the obligations herein assumed by the MBHO with limits of liability which shall not be less than one (1) million dollars with said insurance coverage providing for the MBHO's obligation and the insurance company of the MBHO to defend and appear on behalf of the ADMINISTRATION in any and all claims or suits which may be brought against the ADMINISTRATION on account of the obligations herein assumed by the MBHO.

                                ARTICLE XXXVIII
               CENTER OF MEDICARE AND MEDICAID SERVICES CONTRACT
                                  REQUIREMENTS

The ADMINISTRATION and the MBHO agree and recognize that guidance and directives from the Center of Medicare and Medicaid Services (CMS) are incorporated in contracts subject to its approval, such as the present one, and that they constitute binding obligations on the part of the MBHO.

                                 ARTICLE XXXIX
                                 FORCE MAJEURE

Whenever a period of time is herein prescribed for action to be taken by the MBHO, the MBHO shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of the MBHO.

                                   ARTICLE XL
                                YEAR 2000 CLAUSE

The parties hereby assure that all hardware and software that it uses with Agreement are Year 2000 Compliant in accordance to CMS's Year Compliance definitions as stated in the RFP. The Parties acknowledge that the provision is an essential condition to this Agreement.

                                  ARTICLE XLI
                          FEDERAL GOVERNMENT APPROVAL

1. Inasmuch as it is a requirement that the Center of Medicare and Medicaid Services (CMS) approves this contract in order to authorize the use of federal funds to finance the mental health and substance abuse services contract, the

                                                            [SEAL]
                                              ADMINISTRACION DE SEGUROS DE SALUD
                                                       Contrato Numero
                                                            02-033
                                                            ------
      same may be subject to modifications in order to incorporate or modify the terms and conditions of this contract.

2. Any provision of this contract which is in conflict with any Federal Laws, Federal Medicaid Statutes, Health Insurance Portability and Accountability Act, Federal Regulations, or CMS policy guidance, as applicable, is hereby amended to conform to the provisions of those laws, regulations, and Federal policy. Such amendment of the contract will be effective on the effective date of the statutes or regulations necessitating it, and will be binding on the parties even though such amendment may not have been reduced to writing and formally agreed upon and executed by the parties.

                                  ARTICLE XLII
                                ENTIRE AGREEMENT

The parties agree that they accept, consent and promise to abide by each and every one of the clauses contained in this contract and that the contract contains the entire agreement between the parties and in order to acknowledge so, they initial the margin of each of the pages and affix below their respective signatures, in San Juan, Puerto Rico, THIS 10TH DAY OF OCTOBER, 2001.


/s/ Orlando Gonzalez Rivera
-------------------------------
ORLANDO GONZALEZ RIVERA
EXECUTIVE DIRECTOR
PUERTO RICO HEALTH INSURANCE
INSURANCE ADMINISTRATION


/s/ Remedios Rodriguez
-------------------------------
REMEDIOS RODRIGUEZ
PRESIDENT AND CEO OF PUERTO RICO DIVISION
APS HEALTHCARE PUERTO RICO, INC.

                                                            [SEAL]
                                              ADMINISTRACION DE SEGUROS DE SALUD
                                                       Contrato Numero
                                                            02-033
                                                            ------

                                   ADDENDUM I

                                BENEFITS COVERED
                                    FORMULARY

ADDENDUM I

A. SERVICES COVERED

A. SUMMARY OF MENTAL HEALTH SERVICES COVERED:


      1. Assessment, screening and treatment to individuals, couples, families and groups.

      2. Ambulatory psychiatric and psychological services and substance abuse.

      3.    Partial hospitalization services.

      4.    23 hour stabilization services.

      5.    Psychiatric hospitalization services.

      6.    Ambulatory and hospitalized detoxification services and treatment.

      7. Detoxification services for beneficiaries intoxicated with drugs or substances.

      8:    Medications long lasting clinics (prolixin, haldol, etc.)

      9.    Ambulance services and patient liaison when medically necessary.

      10. Education and prevention services in collaboration with Department of Health, ASSMCA and PRHIA.

      11.   Intensive ambulatory mental health and substance abuse services
            (IOP).

      12. Emergency services and crisis intervention services twenty four (24) hours and seven (7) days a week.

      13. Pharmacy coverage and medications access to prescriptions no more than twenty (24) hours.

      14. Clinical laboratories related to mental health and substance abuse services when medically necessary.

      15.   Homebound services as determined appropriate by the MBHO.


B. DESCRIPTION OF MENTAL HEALTH SERVICES

The MBHO will collaborate with the Department of Health, ASSMCA, and the ADMINISTRATION to provide for a preventive mental health program with primary emphasis on the provision of mental health services.

In cooperation with the MBHO, ASSMCA and the ADMINISTRATION will develop a surveillance methodology to identify compliance with this program.

      1. The MBHO will develop and effectively implement a case management system in order to monitor high-risk mental health cases and attend to the covered mental health care needs of the beneficiaries and dependents within said category.

      2. INTENSIVE AMBULATORY MENTAL HEALTH AND SUBSTANCE ABUSE SERVICES: For cases referred by the participating provider who intervened in the diagnosis and primary treatment phase, in accordance with Law 408 of October 2, 2000 parity provisions.

      3. PARTIAL HOSPITALIZATION: For cases referred by the psychiatrist who intervened in the diagnosis and primary treatment, in accordance with Law 408 of October 2, 200Q parity provisions.

      4. HOSPITALIZATION: For cases that present mental health pathology other than substance abuse, when referred by the psychiatrist who intervened in the diagnosis and primary treatment phase, in accordance with Law 408 of October 2, 2000 parity provisions.

      5.    SUBSTANCE ABUSER'S DETOXIFICATION, TREATMENT AND REHABILITATION
            SERVICES: Includes hospitalization and partial hospitalization, in accordance with Law 408 of October 2, 2000 parity provisions. Diagnostic, ambulatory and maintenance services for substance abusers are covered.

      6. DETOXIFICATION: Services for the detoxification of intoxicated beneficiaries secondary to substance abuse, may or may not be a suicide attempt and/or accidental intoxication shall be covered without limitations.

      7. ALCOHOLISM AND DRUG ABUSE: Service for the treatment of alcoholism and drug abuse.

      8. The MBHO will ensure within the Managed Care Model the promotion, coordination for continuance of therapeutic services that may be needed by beneficiaries in order to prevent the remission or reincidence of conditions such as: substance abuse problems, suicidal attempts, alcoholism.

C. DIAGNOSTIC TESTS AND PROCEDURES

      1.    Clinical Laboratory Tests;

      2.    Electroencephalograms;

      3. Clinical laboratories required to be processed out of P.R. as medically necessary, case by case.

      4. Other tests and procedures medically necessary to make an appropriate mental health diagnosis.

D. EMERGENCY ROOM SERVICES

      No pre-authorization or pre-certification will be required for the first
      (24) visit hours of access services.

            1.    PSYCHIATRIC EVALUATIONS.

            2. STABILIZATION SERVICES AND OTHER, NECESSARY DURING PSYCHIATRIC EMERGENCIES.

            3.

            4.    LABORATORY TESTS AS ORDERED BY THE PSYCHIATRIC PROFESSIONAL.

            5. MEDICINES AND INTRAVENOUS SO!UTICNS: Used while in the Emergency Room.

E. PRESCRIPTION DRUGS SERVICES

The PRHIA will maintain its Pharmacy Benefits Manager and will be the only authorized party to receive the benefits from the discounts and rebates that result from the direct negotiations with pharmaceutical companies according to the agreements, terms and conditions adopted with the MBHO and set forth on this contract. The PBM on behalf of the PRHIA, will be responsible with the Administration, ASSMCA and the MBHO to maintain an actualized formulary which will effectively address the beneficiaries needs.

The pharmacy benefits shall be continued to be distributed in accordance with the established distribution system, as agreed under the terms of this contract.

The proposed formulary included as part of this addendum will serve as guide in the provision of pharmacy benefits.

Said formulary pursues as one of its main goals and objectives, the improvement, actualization and accomplishment of cost- effective prescription utilization program within the health reform program

PHARMACOLOGICAL AND THERAPEUTIC COMMITTEE:

      The PRHIA will maintain a structure and functioning Therapeutic and Pharmacy Committee, which will include the active participation of the PRHIA, its PBM, ASSMCA's and the MBHO's representation. Participation of the medical mental health community, insurance industry, providers and mental health professionals will also be accounted. The PRHIA will maintain and provide technical support, supervision administrative structure and task to be carried out by the Committee. The Committee will adopt and document the following information:

            a)    Objectives and initiatives

            b)    Members - name, titles, affiliation, role within the committee

            c) Meetings - frequency, written and dated minutes describing Committee's decisions, actions and determinations.

            d) Monthly and annual progress reports related to the assessments, studies performed by the Committee related to the utilization and medications.

            e) Representatives appointments-MBHO's and other groups active participation in meetings, initiatives and processes to be performed by the Committee.

The Committee will develop:

UTILIZATION AND EVALUATION PROGRAMS OF MEDICINES ("DUE") for evaluation of pharmacological utilization. (DUE). These programs shall be retrospective, concurrent or prospective.

INITIATIVES FOR THE EVALUATION OF QUALITY MONITORING OF MANAGED CARE ("OUTCOMES"). The Committee will establish and account strategies and initiatives carried out to identify, measure and evaluate the final outcomes of managed care to beneficiaries during the use of medicines. These strategies will pursue that medicine utilization is most effective in the treatment of chronic or acute conditions, but also have a positive effect in improving and maintaining, in a long term, the health and the quality of managed care of patients.

COST-EFFECTIVE EVALUATION PROGRAM INITIATIVES. The Committee will establish strategies and initiatives for the pharma-economic evaluation and monitoring of medicines identified through indicators. Indicators to be considered shall include unsuccessful therapies, unexpected readmissions, bacterial resistance to antibiotics treatments, utilization indexes in emergency rooms, multiple trademark prescriptions within an equivalent therapeutic type, etc.

The PRHIA will determine and establish required reports to be submitted according with the applicable compliance guidelines and directives that demonstrates the compliance with the accreditation requirements established by the National Committee for Quality Assurance (NCQA) and or the Utilization Management Accreditation Committee (URAC).

PROPOSED FORMULARY

      The formulary adopted by the PRHIA shall serve as guideline for the provision of pharmacy benefits to be rendered to the health reform plan beneficiaries. It shall offer drugs and medications that include all therapeutic types for mental pathologies found in patients covered under the Puerto Rico Health Reform Plan.

      a. The Administration will establish an active process for revising on a continuous basis the medicines included on the adopted Formulary which will be required to the selected MBHO. It will also evaluate the future inclusion of new medicine or the remotion of medicines from the formulary. Considering the dynamic nature of this process, the Administration could require the inclusion or exclusion of medicines as changes and advances affect the standard practice for the treatment of conditions.

      b. No MBHO can establish a different formulary from the one included in this addendum nor limit in any way the drugs and medications included in the formulary.

      c. In the event patients need a drug that is not on the formulary, the MBHO will follow the usual procedure for obtaining the drug not included. This procedure will consider the merits on a case by case basis and shall take in consideration the following information:

                 i.    Drug contraindications.

                 ii. History of adverse reaction to the drug as appears in the forniulary.

                 iii. Therapeutic failures related to available alternatives in the formulary.

                 iv.   Inexistence of therapeutic alternative in the formulary.

      d. For acute conditions, the amount of medication to be dispensed shall be limited to the needed therapy, but never for more than thirty
            (30) days. When medically necessary, additional prescriptions are oovered.

      e. For chronic conditions (maintenance), the amount of the medication to be dispensed will be limited to a maximum of thirty (30) days. By prescribing physician recommendation, each prescription may be repeated up to six (6) times. When medically necessary, additional prescriptions are covered.

      f. The indications on prescriptions issued for treatment of children with Special Health Care Needs will indicate clearly the (30) day coverage therapy sand that it can be repeated up to three (3) times. When medically necessary additional prescriptions will be covered.

      g. The use of bioequivalent medications and drugs approved by the FDA and local regulations is authorized, unless contraindicated for the beneficiary by the physician or dentist who prescribed the medication.

      h. The absence of bioequivalent medications in stock does not exonerate the Pharmacist from dispensing the medication nor does it entail the payment of additional surcharges by beneficiaries. Brand name drugs will be dispensed if the bioequivalent is not available at the pharmacy.

      i. All prescriptions shall be filled and dispensed at a participating pharmacy properly licensed under the laws of Puerto Rico freely chosen by the beneficiary.

      j. The right to choose entails availability of a determined number of pharmacies in each county in order to be invoked and exercised.

      k. All prescriptions shall be dispensed contemporaneously with the date and hour that the beneficiary receives the prescription and requests that it be dispensed.

F. AMBULANCE SERVICES

      In emergency cases, ground, maritime and aerial ambulance services are covered within the territorial limits of Puerto Rico. Pre-authorization or pre-certification will be required in order to access these services.

G. OTHER SERVICES

      Services to Covered Persons with Dual Medical and Psychiatric and/or Chemical Dependency Diagnoses:

      1. When a Covered Person's condition requires treatment for both medical and mental health or substance abuse problem, MBHP shall only be responsible for providing alcohol, drug, and mental health services covered by the coverage plan, including provision of any necessary psychiatric services for treatment of those mental health and/or alcohol and drug dependency problems.

      2. When a Covered Person is hospitalized, the Healthcare Refor and/or MCO shall remain responsible for providing medical services and supplies and shall bear the cost of such services and supplies,

            When a Covered Person is. hospitalized in a medical/surgical hospital for a medical condition and psychiatric consultation is requested, MBHP shall be responsible only for the provision of mental health and/or alcohol and drug dependency services.

      3. When a covered Person is hospitalized in a mental health facility and requires a medical consultation, MBHP is not responsible for the cost of the medical consultant or any tests or therapy ordered by the medical consultant. If the MBHP physician requests the transfer of patient to a medical surgical facility, the concurrence of The Healthcare Reforms Medical Director or his/her designee is required.

B. EXCLUSIONS FROM THE MENTAL HEALTH COVERAGE

            a. Services rendered while the beneficiary is not covered.

            b. Services which result from illnesses or injuries not covered.

            c. Services resulting from automobile accidents which are' covered by the "Administracion de Compensaciones por Accidentes de Automoviles (ACAA)".

            d. Work place accidents covered by the "Corporacion del Fondo del Seguro del Estado".

            e. Services covered by any other insurer or party that has the primary responsibility (other party liability).

            f. Services for the convenience of the patient when it is not medically necessary.

            g. Hospitalization for mental health services which can be rendered in an ambulatory setting.

            h. Expenses for services and/or materials for the comfort of the patient, such as telephone, television, admission kit, etc.

            i. Services rendered by extended family members of patient (parents, offspring, siblings, grandparents, grandchildren, spouse, etc.).

            j. Laboratories for which processing is not available in Puerto Rico and that have to be sent outside of Puerto Rico for processing.

            k. Services, diagnostic tests and/or treatments ordered and/or provided by naturopaths, naturists, iridologists, chiropractors and/or osteopaths.

            l. Mental health treatments, diagnostic tests ordered or treated by natural medicine professionals, iridologist or osteopaths.

            m. Somnography test.

            n. Services which are not reasonable nor required according to the accepted standards of medical practice or services provided in excess of those normally required for the prevention, diagnosis, and treatment of mental illness and substance abuse addictions.

            o. New and/or experimental procedures which have not been approved by the ADMINISTRATION for theft inclusion as benefits in the mental coverage of the program.

            p. Expenses incurred in payments made by beneficiaries to participating providers that according to the terms of the program, the beneficiary was not supposed to pay.

            q. Services ordered and/or rendered by non-participating providers, except in cases of emergencies/immediate need or previously authorized by the MBHO.

            r. Mental health services received outside of the territorial limits of the Commonwealth of Puerto Rico.

            s. Expenses incurred for the treatment of mental health conditions, resulting from procedures or benefits not covered under this program.

            t. Court ordered or voluntary evaluations for legal purposes only are not required, unless medically necessary.

            u. Psychiatric and psychological examinations, testing or treatment, services or supplies for purposes of obtaining or maintaining employment, disability determinations, or insurance or relating to judicial and administrative proceedings.

            v. Mental health services, which are not medically necessary or not required in accordance with the accepted standards of medical practice.

                                   ADDENDUM II

                            MBHO BENEFICIARIES MANUAL

Guia del Suscriptor del Plan de Seguros del Estado Libre Asociado de Puerto Rico

================================================================================
                    ?Como Recibir Servicios de Salud Mental?
================================================================================

APS Healthcare de Puerto Rico (APSH-PR) coordinara los servicios de salud mental y abuso de sustancias para los suscriptores del Plan de Salud del Gobierno de Puerto Rico de la Region Central, Noroeste y al area Sureste. APSH- PR ha brindando estos servicios en Puerto Rico desde el 1999, en las Region Central y Sureste de Puerto Rico. Usted puede recibir servicios:

[GRAPHIC       o    Por recomendacion de su medico primario.
OF PHONE]      o    Por telefono, 24 horas al dia todos los dias a traves del 1-
                    800-503-7929.

Dentro de los servicios que usted puede recibir se encuentran:

      o     Tratamiento de salud mental para individuos, parejas y familias.

      o     Hospitalizacion para casos referidos por el psiquiatra.

      o Servicio de desintoxicacion, tratamiento, y rehabilitacion por abuso de drogas.

      o     Tratamiento de alcoholismo.

EC
10/16/01

Guia del Suscriptor del Plan de Seguros del Estado Libre Asociado de Puerto Rico

--------------------------------------------------------------------------------
                           Servicios de Salud Mental
--------------------------------------------------------------------------------

      o Evaluacion y tratamiento de servicios de salud mental por profesionales en salud mental a individuos, parejas, familias y grupos.

      o Servicios psiquiatricos intensivos ambulatorios siempre que exista necesidad medica y cuando son referidos por psiquiatras con un diagnostico y el inicio del tratamiento para el paciente.

      o Hospitalizacion parcial siempre que exista necesidad medica y cuando es referida por un psiquiatra con un diagnostico y el inicio del tratamiento.

      o Hospitalizacion para casos que presenten patologia mental no relacionada con el abuso a las sustancias, cuando son referidos por un psiquiatra con un diagnostico y el inicio del tratamiento del paciente.

      o El tratamiento y la rehabilitacion relacionada con el abuso a las sustancias. El diagnostico y el seguimiento son cubiertos, siempre que exista necesidad medica. Un maximo de 30 dias por ano. Un (1) dia de hospitalizacion es equivalente a tres (3) dias de hospitalizacion parcial.

      o Desintoxificacion para suscriptores con intoxificacion secundaria por abuso de sustancias e intentos de suicidio o envenenamiento accidental: No tiene limitaciones.

      o APS Healthcare de PR sera responsable del tratamiento de alcoholismo y adiccion a drogas secundario a problemas de salud fisica.

Otros Servicios

      o Laboratorios asociados con salud mental y abuso de sustancias cuando se prescribe por un psiquiatra y exista necesidad medica.

      o Servicios de ambulancias para condiciones causadas por el alcoholismo y adiccion a drogas.

EC
10/16/01

     Guia del Suscriptor del Plan tie Seguros del Estado Libre Asociado de
                                  Puerto Rico

      o Cuidado de la salud mental y conductual en el hogar para suscriptores encamados con un diagnostico de salud mental.

      o     Servicios sicologicos para evaluacion de suscriptores con patologia
            o trauma agudo.

EC
10/16/01

                                  ADDENDUM III

                            MBHO GRIEVANCE PROCEDURE

APS HEALTHCARE DE PUERTO RICO
GRIEVANCES APPEALS PROCESS

To assure for APS Healthcare Puerto Rico, Inc. (APSH PR) members and practitioners their right to appeal grievances determination in a fair and timely manner, consistent with state, federel and accreditation agency(s) requirements.

DEFINITIONS:

APPEAL: A request, written or verbal, from a customer for APSH PR to change a decision it has made in response to a grievance.

GRIEVANCE: A written complaint from a member expressing dissatisfaction with:

o     Any aspect of the Plan (AFSH PR)

o     Any request to review a claim not paid

o     Written appeal to a previous determination of a verbal complaint.

URGENT GRIEVANCE: A written complaint from a member expressing dissatisfaction with:

o Any request to reconsider as adverse initial determination (denial of service)

o Written appeal to a previous determination of a urgent complaint that, if left unresponded to, has the potential to become an emergency. All grievances triaged as "urgent" will be fully responded to within 48 hours of APSH PR notification of the complaint.

PROCEDURE:

LEVEL I APPEALS

1. All Level I complaint appeals, received either orally or in writing, are forwarded to the Quality Improvement Department and logged by the Client Services Specialist on the Complaint Appeals Log, including the substance of the appeal and the date received.

2. A letter of acknowledgment is sent to the appellant within five (3) working days of receipt that notifies them of the appeals process.

3. The CSS will forward to the appropriate department for resolution. The CSS will be responsible for the follow up to assure a timely resolution.

4. Once a resolution has been reached, the support department documents in writing its answer. The appeal is returned to the Client Services Specialist or designee who will notify the appellant in writing of the resolution within 5 working days of the decision which includes their right to appeal further, as appropriate. Written resolutions will be sent to the provider using the english language. For the members, the written respond will be sent using the spanish language. A copy of the resolution will be address to the health plan.

5. The Client Services Specialist or designee documents the date of resolution and the disposition on the Customer Services Modules and Grievance Appeals Log.

LEVEL II APPEAL

1. A Level II Appeal is offered when a Level I Appeal has been accessed and the appellant is not satisfled with the outcome and requests further action.

2. All Level I complaint appeals, received either orally or in writing, are forwarded to the Quality Improvement Department and logged by the Client Services Specialist or designee on the Grievance Appeals Log, including the substance of the appeal and the date received.

3. A letter of acknowledgment is sent to the appellant within five (3) working days of receipt that notifies them of the appeals process. The health plan is also notified about the appeal.

4. The grievance is forwarded to the Member Service Committee or Provider Services Appeals Sub-committee (PSAS) (consisting of multi-disciplinary/inter-departmental internal APS-PR staff and network providers/PA's who have had no previous involvement in the case), it depends of the appelled issue.

5. The appellant may participate telephonically or in person in the process upon their request. The APS-PR Medical Director/PA designee has the overriding vote on this committee.

6. Once a resolution has been reached, the complaint is returned to the Client Services Specialist or designee who will notify the appellant in writing of the resolution within five (5) working days of the decision which includes their right to appeal further, as appropriate. Written resolutions will be sent to the provider using the English language. For the members, the written respond will be sent using the Spanish language. A copy of the resolution will be address to the health plan.

7. The Client Services Specialist or designee documents the date of resolution and the disposition on the Grievances Appeals Log and on the Customer Services Module.

8. On a monthly basis, the Quality Improvement Committee reviews the types of grievances and the timeliness of grievance resolution. The Quality Improvement Committee is responsible for analyzing grievance data to identify trends and monitor appropriateness of follow up action plans/interventions.

LEVEL III APPEAL

1. Level III Appeals cannot be delegated to APSH PR. All Level III Appeals are sent to the health plan.

2. APSH PR will cooperate with client organizations by forwarding all accumulated documentation to them in order to expedite the process.

On a monthly basis, APSH PR will submit to the ASES/AMSSCA a list of all Level I and II appeals.

APS HEALTHCARE DE PUERTO RICO
COMPLAINTS MANAGEMENT PROCESS

APSH PR will provide a mechanism to assure that all customer inquiries and complaints will be resolved in a timely and professional manner. Each inquiry or complaint received by APSH PR, which can not be resolved in the first contact by the Member Referral Staff will be referred to the Senior Members Referral Staff or the Client Services Specialist (CSS's), which will document and track through completion/resolution.

DEFINITIONS:

INQUIRY: A member's written or verbal request for:

o     Clarification

o     Appointments

o     Explanation of a plan or service

o     Plan Administration

o     Procedures

o     Benefits information

o     Initial determinations

o     Additional Information

COMPLAINT: Dissatisfaction communicated (verbally or in writing) to APSH PR staff by a member or a member representative when an APSH PR product or service does not meet expectations, regardless of whether any remedial action is requested. All complaints that are not triaged as "urgent" will be fully responded to within 30 days.

PROCEDURES:

1. Callers to the APSH PR 800 number are instructed to select the appropriate routing for their call, including direct access to a CSS.

2. When the Staff Member determines that the call is making an inquiry, the nature of the inquiry will be documented in the Customer Service Module.

3. The Staff Member receiving the initial call makes every effort to personally resolve the inquiry to the satisfaction of the caller at the time of the call. If this is accomplished, the staff member indicates that in the Customer Service Module that the inquiry was resolved and includes the actions taken.

4. If an inquiry is not resolved or clarifies for the member safisfaction, the Staff Member transfers the call or the documented inquiry or complaint to the Senior Member Referral Staff or the complaint to the CSS for the appropriate manage. Clinical inquiries are referred to the care managers.

5. The Senior Member Referral Staff or CSS will coordinate a timely response. When a resolution is taken, they will confirm the information to the beneficiary and document it the Customer Service Module.

6. A weekly report will be run to identify the opened cases in the Customer Service Module. This report will be use to monitor the unresolved inquiries and complaints to warranty a resolution on time to comply with the standard resolution time. Critical Quality unresolved issues would be referred to the Quality Improvement Committee.

                                   ADDENDUM IV

                       PROPOSED INFORMATION REQUIREMENTS
                         AND PRHIA ACTUAL DATA FORMATS

                            ADDENDUM "IV", EXHIBIT A
           REPORTING BENEFICIARY INFORMATION / REQUIRED DATA ELEMENT

REQUIRED DATA ELEMENTS FOR REPORTING BENEFICIARY INFORMATION

This beneficiary listing shall be submitted to the ADMINISTRATION daily, or as defined by the ADMINISTRATION. This report shall include, at a minimum, the following data elements:

30.   Identity of the INSURER providing the report;

31.   Date of information processing;

32.   Process sequence;

33.   Action type;

34.   Contract type;

35.   Beneficiary's membership number;

36.   Primary beneficiary's social security number;

37.   Beneficiary's social security number;

38.   Beneficiary's alternate identification;

39.   Beneficiary's last name(s);

40.   Beneficiary's first name;

41.   Beneficiary's middle name;

42.   Beneficiary's date of birth;

43.   Beneficiary's gender;

44.   Beneficiary's pregnancy factor;

45.   Beneficiary's ethnicity identification code;

46.   Beneficiary's family identification number;

47.   Beneficiary's eligibility starting date;

48.   Beneficiary's eligibility ending date;

49.   Beneficiary's enrollment begin date;

50.   Date of death;

51.   Medicare coverage (A, B, A and B);

52. Beneficiary's eligibility classification code (i.e. TACI, SSIW, TANF, etc.);

53. Beneficiary's eligibility classification qualifier (i.e. Medically Needy, Aged, Blind, etc);

54.   Region Code;

55.   Municipality Code;

56.   Beneficiary's mailing address;

57.   Beneficiary's residence address;

58.   Beneficiary's telephone number;

59. Beneficiary's new address: or To the extent possible, a statement or indicator that the beneficiary's new address is unknown due to mail being returned for insufficient address (e.g., undeliverable, no forwarding address, etc.) if the beneficiary's new address is unknown;

60.   Date beneficiary moved;

61. A statement or indicator whether the beneficiary's new address is within the same community service area as the former address or is in a different community service area;

62. Other pertinent information that is known by the INSURER which may have an affect on a beneficiary's eligibility or cost sharing status.

                            ADDENDUM "IV", EXHIBIT B
              PROVIDER ENROLLMENT REPORTING/REQUIRED DATA ELEMENTS

REQUIRED DATA ELEMENTS FOR PROVIDER ENROLLMENT REPORTING

This beneficiary listing shall be submitted to the ADMINISTRATION at regular intervals, to be defined by the ADMINISTRATION. The reports shall include, at a minimum, the following data elements:

1.    Provider name;

2. Provider address, including the address of all service sites operated by the provider;

3.    Provider social security or employer I.D. number;

4.    Provider's race and/or national origin;

5.    Provider Specialty;

6.    Provider license number and type of license (if applicable);

7. Provider numbers used in the plan of other payers, including but not limited to, Medicare, Medicaid, other private health plans, etc.;

8. The identification number that will be used by the INSURER when payment is made to the provider (if multiple numbers are used for payments, then item seven must carry the old Medicaid or Medicare I.D. number to the extent Medicaid or Medicare assigned I.D. numbers for this type provider);

9.    Unique Physician Identifier Number - UPIN (if applicable);

10.   Provider telephone number;

11.   Providers Drug Enforcement Agency (DEA) number (if applicable);

12. Effective date of participation and closure date of participation (if applicable); and

13.   In-Plan/Out-of-Plan lndicator;

FOR REPORTING PROVIDER NETWORK VALIDATION, ALSO INCLUDE THE FOLLOWING:

14.   The provider's service delivery municipality of practice;

FOR DENTISTS AND PRIMARY CARE PROVIDERS (PCP) THE FOLLOWING ADDITIONAL DATA ELEMENTS ARE REQUIRED:

15. Is the Dental / PCP's practice closed to new beneficiaries as primary care patients;

FOR PRIMARY CARE PROVIDERS (PCPS ONLY) THE FOLLOWING ADDITIONAL DATA ELEMENTS ARE REQUIRED:

16.   Does the PCP deliver babies;

17.   Does the PCP provide prenatal care;

18. What is the youngest age each individual PCP will accept as a patient into the PCP's practice? (Age zero (00) equates to providing services to newborns);

19. What is the oldest age each individual PCP will accept as a patient into the PCP's practice? (Age 99 equates to Age 99 and older); and

20. How many members has the MCO assigned to each individual PCP for primary service delivery?

                            ADDENDUM "IV", EXHIBIT C
               REPORTING OTHER INSURANCE/REQUIRED DATA ELEMENTS

REQUIRED DATA ELEMENTS FOR REPORTING OTHER INSURANCE

This beneficiary listing shall be submitted to the ADMINISTRATION at regular intervals, to be defined by the ADMINISTRATION. This report shall include, at a minimum, the following data elements:

1.    Beneficiary's name;

2.    Beneficiary's address;

3.    Beneficiary's family identification code;

4.    Beneficiary's birthdate;

5.    Beneficiary's social security number;

6.    Beneficiary's group insurance number;

7.    Beneficiary's individual insurance number

8.    Beginning effective date of beneficiary coverage;

9.    Ending effective date of beneficiary coverage (if applicable);

10.   Name of insured policyholder; and

11.   Type of insurance coverage (employer, individual, Medicare, etc.)

12.   Other beneficiary demographic information as necessary

                            ADDENDUM "IV", EXHIBIT D
           INSTRUCTIONS FOR COMPLETION OF UTILIZATION SUMMARY REPORTS

SERVICE UTILIZATION SUMMARY REPORT

The INSURER will submit quarterly Service Utilization Summary reports based on the services covered. This report summarizes unduplicated client counts and provider units of service by major service category.

Data Element Instructions:

1. REPORT DATE - Enter the ending month, day, and year of the reporting period that the data represents.

2.    PLAN NAME - Enter the INSURER name.

3.    ADDRESS - Enter the physical location of the INSURER.

4. BENEFICIARY CATEGORY - Enter the beneficiary categoies that the data represents: e.g., all eligibles. Use a different sheet for data for each beneficiary category.

5. UNDUPLICATED BENEFICIARIES SERVED - Enter the number of unduplicated beneficiaries (different clients) served within each of the listed service categories.

6. MCO/MBHO PROVIDED UNITS OF SERVICE - Enter the number of units of service within each of the listed service categories that were provided directly by the INSURER.

7. MCO/MBHO PROVIDED SERVICE COST - Enter the cost of services provided directly by the INSURER for each of the listed service categories.

8. TOTAL MCO/MBHO PROVIDED SERVICES COST - Enter the sum of the INSURER provided services costs in Column 7 for all of the listed service categories.

9. PURCHASED UNITS OF SERVICE - Enter the number of units of service within each of the listed service categories that were purchased from outside referral, subcontract, and emergency service vendors by the MCO/MBHO.

10. PURCHASED SERVICES COST - Enter the cost of the purchased units of service for each of the listed service categories.

11 TOTAL PURCHASED SERVICES COST - Enter the sum of the purchased services costs in Column 10 for all of the listed service categories.

12. TOTAL MCO/MBHO PROVIDED AND PURCHASED SERVICES COST - Enter the sum of lines 8 and 11.

13. SERVICE UNIT DEFINITIONS - Please report service units incurred as part of the plan's expanded benefits separately:

      HOSPITAL INPATIENT DAYS - The number of beneficiary inpatient days sponsored in the period.

      a.    Total number of bed days per thousand beneficiaries per month.

      b. Number of bed days per thousand beneficiaries per month for adult (age 15 or over) medical admissions and pediatric (age birth to one
            (1) year and age 1 to age 14) medical admissions.

DEDUCTIBLE LEVEL                       0                1                  2                 3                  4

INDIGENCE LEVEL                     0% - 50%        51% - 100%        101% to L3O%      131% to 200%    Public Employees
                                    --------        ----------        ------------      ------------    ----------------

Hospitalization:.
o   For admission                      0              $3.00              $5.00             $15.00            $50.00

Ambulatory Visits:

   o Medical Primary                   0              $1.00              $2.00             $2.00             $3.00

   o Specialists                       0              $1.00              $2.00             $3.00             $7.00

   o Sub-specialists                   0              $1.00              $2.00             $4.00             $10.00

   o Hitech Lab                        0              $0.50              $1.00             $2.00             $0.00

   o Clinical Laboratories             0              $0.50              $1.00             $2.00               20%

   o X Rays                            0              $0.50              $1.00             $2.00               20%

   o Therapy                           0              $1.00              $1.00             $2.00             $5.00

   o Therapy                           0              $1.00              $1.00             $1.00             $5.00

   o Diagnostic
     Special                           0              $1.00              $1.00             $5.00                40%

   o Emergency services                0              $1.00              $2.00             $5.00             $20.00

     Trauma                            0              $0.00              $0.00             $0.00              $0.00

   Medicines
(per prescribed medicine)              0              $0.50              $1.00             $3.00              $5.00 bio-equivalent
                                                                                                              $10.00 branded

(EXCEPT FOR CHILDREN UNDER TWO (2) YEARS WHICH DO NOT PAY DEDUCTIBLES).

      w. Treatment of chronic pain other than psychotherapy if it is determined such pain has a psychological or psychosomatic origin.

      x. Medical components of organic conditions, including neuropsychological testing to determine deficits related to closed head injury or other injuries of to the brain; cognitive retraining and bio-feedback for medical diagnoses. Even though the MBHO may not be responsible for these services, it will assist in the coordination of the evaluation and treatment services as requested by the Administration.

      y.    Speech therapy.

      z.    Treatment for smoking.

      aa.   Transportation expenses that are not emergency.

      bb.   Custodial Care

      cc. Educational testing, educational services, psychological testing, and neuropsychological testing specifically for the purpose of the evaluation, diagnosis, and/or treatment of learning disabilities, mental retardation, and/or developmental delays. Even though MBHO is not responsible for the costs of these services, MBHO will assist in the coordination of the evaluation and treatment services as requested by the Healthcare Reform and/or MCO. Treatment of the psychological symptoms related to, resulting from, and/of occurring concurrently with these disorders will be responsibility of the MBHO. Additionally, psychological testing (including neuropsychological testing) which is determined to be medically necessary and administered as part of a comprehensive diagnostic evaluation to determine the presence of a mental disorder will be the responsibility of MBHO.

C. MEDICARE COVERAGE

The following factors will be used to determine the coverage offered to those beneficiaries which are also eligible to Part A or Part A and B coverage of the Medicare Program.

a.    Beneficiaries with Medicare Part A:

      o To offer regular coverage of the mental health coverage excluding Part A benefits.

      o     Does not include deductible of Part A.

      o Payment of the deductibles for the benefits under the mental health coverage will be as described in the deductible table applicable to all beneficiaries referred to in item D.

b.    Beneficiaries with Medicare Part A and B:

      o     To offer regular pharmacy coverage of the health reform plan.

      o     To include deductible and co-insurance payment of Medicare Part B.

      o     Does not include the deductible payment of Part A.

      o The deductible payments of the mental health services will be in accordance with the table of deductibles set forth:

B. DEDUCTIBLES

1. The Certified beneficiaries under the Medicaid Program that fall within (0 through 50%) percent level of indigence are not subject to any of the deductible payments set forth.

2. The deductibles of Public Employees and Pensioners of the Central Government are included within the deductible level described as category 4 as itemized on the table of deductibles set forth.

      c. Number of bed days per thousand beneficiaries per month for surgical admissions.

      d. Number of bed days per month per thousand beneficiaries for psychiatric admissions.

      e Average length of stay for full term newborns. Report vaginal and C-section deliveries separately.

      f. Average length of stay for newborns in intensive care settings. Report vaginal and C-section deliveries separately

o HOSPITAL OUTPATIENT SERVICE VISITS OR MENTAL HEALTH PARTIAL PROGRAMS - The number of visits by beneficiaries to a hospital outpatient facility. A visit is one (1) unit regardless of the number of services received. If a physician service is received at an outpatient hospital facility, units are reported as physician services (Excludes Emergency visits).

      a. Average number of visits per thousand beneficiaries per month by age group

o HOSPITAL EMERGENCY ROOM VISITS - The number of emergency service visits to a hospital outpatient facility. These units are the same as outpatient service visits except the visits for emergencies are reported on this line. A unit is a visit, not the number of services received during the visit. Physician services received during the visit are reported as physician services, which are not discriminated by emergent conditions.

      a. Average number of visits per thousand beneficiaries per month by age group

o PHYSICIANS, ADVANCED RN PRACTITIONERS, INDEPENDENT LABORATORY AND X-RAY SERVICES, DENTAL, VISION, SPEECH AND HEARING, HOME HEALTH, DURABLE MEDICAL EQUIPMENT AND MEDICAL SUPPLIES, COMMUNITY CLINICS, COMMUNITY MENTAL HEALTH CLINICS - The service unit for these categories is defined as a "Procedure Code" for each service. The nomenclature system used generally follows the "Relative Value Studies" and "CPT-4" nomenclature systems. Where a single procedure code may be reported in multiple units; like anesthesia where a unit is 10 minutes, report only one unit per procedure code. Each category of provider shall be reported separately.

      a. Average number of visits per thousand beneficiaries per month by age group

o INDEPENDENT LABORATORY - As previously stated, a unit of service for this category is an encounter. It is important to note that these services are reported on this line only when provided by a reference laboratory or x-ray facility not part of a hospital, outpatient facility, or in a doctor's office.

      a. Average number of visits per thousand beneficiaries per month by age group

      PRESCRIPTION DRUGS - Each prescription, not a quantity or dosage measure. If a prescription is refillable, each refill provided is one unit.

      a. Average number of visits per thousand beneficiaries per month by age group

o PREVENTIVE HEALTH VISITS - One (1) examination. If services are provided in addition to the examination during the same visit, the services are reported separately in appropriate categories (i.e. physician).

      a. Average number of visits per thousand beneficiaries per month by age group

o FAMILY PLANNING - A unit of service in this category is defined as provision of one (1) or more services. Only one (1) procedure code is used to report each defined family planning service. Each time the code is used, a unit is reported

      a. Average number of visits per thousand beneficiaries per month by age group

      b.    Average number of visits per beneficiaries per month by sex.

o TRANSPORTATION - 1) Ambulance emergency transportation. This transportation from point of origin to the nearest appropriate facility that can handle the medical emergency or transfer between facilities or to a trauma center; 2) Ambulance Non-emergency shall be provided when the beneficiary's condition is such that the use of any other method of transportation is contraindicated; 3) Voluntary transportation service is one (1) in which enrollees are transported by private automobile, commercial means of transportation to a health care provider for a covered service

o PUBLIC CLINIC VISITS - Units of service equal the number of visits by beneficiaries to a Rural Health Clinic. A visit is one (1) unit regardless of the number of services received

o Hospice - For revenue codes 651, 655, and 656 the units will equal the number of covered days. For revenue code 652, the units will equal the number of covered hours. For revenue code 657, the units will equal the number of covered physician services provided (see service unit definition for physicians)

o CHILDREN`S SPECIAL SERVICES - The service unit for these categories is defined as a "Procedure Code" for each service. The nomenclature system used generally follows the "Relative Value Studies" and "CPT-4" nomenclature systems. Where a single procedure code may be reported in multiple units; like anesthesia where a unit is 10 minutes, report only one unit per procedure code. Each category of provider shall be reported separately

      a. Average number of visits per thousand beneficiaries per month by age group

o Severely and Chronically Mentally Ill - The service unit for these categories is defined as a "Procedure Code" for each service. The nomenclature system used generally follows the "Relative Value Studies" and "CPT-4" nomenclature systems. Where a single procedure code may be reported in multiple units; like anesthesia where a unit is 10 minutes, report only one unit per procedure code. Each category of provider shall be reported separately

      a. Average number of visits per thousand beneficiaries per month by age group

                ADDENDUM "IV", EXHIBIT E - INDIVIDUAL ENCOUNTER
                        REPORTING/REQUIRED DATA ELEMENTS

REQUIRED DATE ELEMENTS FOR REPORTING INDIVIDUAL ENCOUNTERS

This report shall include, at a minimum, the following data elements:

Common Data Elements                           Discharge Diagnosis
Type of Claim                                  Home Health Specific
Provider Number Servicing                      Attending Physician
Provider Number                                Professional Specific
Primary Care Provider Number                   Referring Provider Number
Beneficiary Number                             Treatment Place
Procedure Code (CPTs and NDCs)                 Anesthesia Units
Procedure Modifier                             Community Health Clinic Specific
Type of Service                                Drug Codes
Units                                          Drug Quantity
From Date                                      Drug Day Supply
Through Date                                   Drug Charges
Payment Date                                   Treatment Place
Billed Charges                                 Referring Provider Number
Allowed Amount                                 Ambulance Specific
Amount Paid                                    Emergency Date
Primary Diagnosis (ICD-9 and/ or               Referring Provider Number
DSM-IV)                                        Destination
Secondary Diagnosis                            Dental Specific
Diagnosis 3                                    Tooth Number
Diagnosis 4                                    Tooth Surface
Diagnosis 5                                    Emergency Indicator
Provider Type                                  Pharmacy Specific
Provider Specialty                             Prescribing Provider Number
Claim Type Modifier                            Prescription Number
Third Party Liability Amount (including        Refill Number
Medicare Amount)                               Days Supply
Hospital Specific                              Nursing Home indicator
Attending Physician                            Unit Dose Indicator
Admitting Physician                            Hospice Specific
Discharge Date                                 Certification Date
Admit Date                                     Attending Physician
Covered Days                                   Admitting Physician
Non-Covered Days                               Date Care Begins
UB-92 Revenue Codes                            Treatment Place
Revenue Charges                                Covered Days
Surgical Procedures
Per Diem
Bill Type
DRG Data
Admitting Diagnosis

INSTRUCTIONS FOR COMPLETING THE WEEKLY CLAIMS STATUS REPORT

This report is to be prepared based on the type of claim form received (i.e., HCFA 1500, UB 92, dental) rather than the type of service billed on the claim (i.e., physician services, inpatient, durable medical equipment). Claims processed by a subcontractor should be reported separately from those claims received and processed by the INSURER. Each subcontractor should be identified and the claims information relating to that subcontractor's weekly claims should be reported. Instructions for completing the report:

o Report the number of claims received for the week but not yet entered into the electronic claims processing system in a column labeled "NUMBER OF CLAIMS AWAITING INPUT".

o Report the number of claims, by age, input into the electronic claims processing system but not yet processed to final adjudication in appropriate columns labeled "AGING OF CLAIMS INPUT BUT NOT ADJUDICATED TO FINAL DISPOSITION (I.E., PENDING OR IN PROCESS)". The age of the claims reported in this field shall begin on the date of receipt of the claim and include any amounts of time the claim was awaiting input into the electronic claims processing system.

o Report the billed amount and expected reimbursement amount for the claims identified in the aging component of the report in the appropriate columns under a heading labeled "VALUE OF CLAIMS PENDING OR IN PROCESS".

o Report the billed amount of rejected claims and reason for rejection under the heading labeled "AMOUNT OF REJECTED CLAIMS".

o Report the average turn-around time for claims processed to final adjudication for the week in an appropriate column labeled "AVERAGE TURNAROUND TIME FOR ADJUDICATED CLAIMS".

                           PRHIA ACTUAL DATA FORMATS

--------------------------------------------------------------------------------
                     MONTHLY BILLING - CARRIER BILLING FILE
--------------------------------------------------------------------------------
              (Updated for Inclusion of ELA employees into Reform)
--------------------------------------------------------------------------------
                              (February 24, 2000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Record Field                         Size     Position        Notes
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CARRIER-ID                             2         1
--------------------------------------------------------------------------------
REGION-ID                              1         3
--------------------------------------------------------------------------------
MUNICIPALITY                           3         4
--------------------------------------------------------------------------------
HOH-SSN                                9         7
--------------------------------------------------------------------------------
FIRST-NAME                            20         16
--------------------------------------------------------------------------------
MIDDLE-INITIAL                         1         36
--------------------------------------------------------------------------------
1ST-LAST-NAME                         15         37
--------------------------------------------------------------------------------
2ND-LAST-NAME                         15         52
--------------------------------------------------------------------------------
ADDRESS-1                             25         67
--------------------------------------------------------------------------------
ADDRESS-2                             25         92
--------------------------------------------------------------------------------
CITY                                  15        117
--------------------------------------------------------------------------------
ZIP                                    9        132
--------------------------------------------------------------------------------
PREMIUM-AMOUNT-DUE                     8        141   999999V99
--------------------------------------------------------------------------------
NUMBER-OF-DAYS                         2        149   # of days for prorate
--------------------------------------------------------------------------------
PRIMARY-CENTER                         4        151
--------------------------------------------------------------------------------
CHANGE-EFFECTIVE-DATE                  8        155   BILLING DATE (YYYYMMDD)
--------------------------------------------------------------------------------
CARD-ISSUE-DATE                        8        163   YYYYMMD
--------------------------------------------------------------------------------
NUMBER-OF-CARDS                        2        171   99
--------------------------------------------------------------------------------
ODSI-FAMILY-ID                        11        173
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


**Format is subject to change prior implementation of ELA employees into reform

--------------------------------------------------------------------------------
                            CARRIER ELIGIBILITY FILE
--------------------------------------------------------------------------------

              (Updated for inclusion of ELA employees into Reform)

--------------------------------------------------------------------------------
                              (February 24, 2000)
--------------------------------------------------------------------------------

This file is created by the HCRE export program and contains the cosmographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for health Reform
--------------------------------------------------------------------------------

Family Record

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Record Fields            Size      Position  Notes
------------------------ --------- --------- -----------------------------------
------------------------ --------- --------- -----------------------------------
RECORD-TYPE              1         1         "F" for family
------------------------ --------- --------- -----------------------------------
TRAN-ID                  1         2         E=eligible, I=ineligible,
                                             R=[ILLEGIBLE] (ELA)
------------------------ --------- --------- -----------------------------------
PROCESS-DATE             8         3         MMDDYYYY
------------------------ --------- --------- -----------------------------------
FAMILY-SSN               9         11        SSH of Head of Household (HOH)
------------------------ --------- --------- -----------------------------------
FAMILY-SUFFIX            2         20        "00"
------------------------ --------- --------- -----------------------------------
FILLER                   14        22
------------------------ --------- --------- -----------------------------------
ODSI-FAMILY-ID           11        35        "G" + "0" (ZERO) + HOH SSN for ELA
------------------------ --------- --------- -----------------------------------
HOH-1ST-LAST-NAME        15        47
------------------------ --------- --------- -----------------------------------
HOH-2ND-LAST-NAME        15        62
------------------------ --------- --------- -----------------------------------
HOH-FIRST-NAME           20        77
------------------------ --------- --------- -----------------------------------
REGION                   1         97
------------------------ --------- --------- -----------------------------------
MUNICIPALITY             4         98
------------------------ --------- --------- -----------------------------------
FACILITY                 4         102
------------------------ --------- --------- -----------------------------------
INVESTIGATION-IND        1         106
------------------------ --------- --------- -----------------------------------
TRANSACTION-TYPE         1         107
------------------------ --------- --------- -----------------------------------
EFFECTIVE-DATE           8         108       Start date of eligibility MMDDYYYY
------------------------ --------- --------- -----------------------------------
FINANCIAL-RESP-PCT       1         116
------------------------ --------- --------- -----------------------------------
CERTIFIER-NUMBER         2         117
------------------------ --------- --------- -----------------------------------
EXPIRATION-DATE          8         119       End date of eligibility MMDDYYYY
------------------------ --------- --------- -----------------------------------
COND-ELIG-IND            1         127
------------------------ --------- --------- -----------------------------------
MAILING-ADDRESS1         25        128
------------------------ --------- --------- -----------------------------------
MAILING-ADDRESS2         25        153
------------------------ --------- --------- -----------------------------------
MAILING-CITY             16        178
------------------------ --------- --------- -----------------------------------
MAILING-ZIP              5         194
------------------------ --------- --------- -----------------------------------
MAILING-ZIP4             4         199
------------------------ --------- --------- -----------------------------------
RESIDENCE-ADDRESS1       25        203
------------------------ --------- --------- -----------------------------------
RESIDENCE-ADDRESS2       25        228
------------------------ --------- --------- -----------------------------------
RESIDENCE-CITY           16        253
------------------------ --------- --------- -----------------------------------
RESIDENCE-ZIP            5         269
------------------------ --------- --------- -----------------------------------
RESIDENCE-ZIP4           4         274
------------------------ --------- --------- -----------------------------------
PHONE                    7         278
------------------------ --------- --------- -----------------------------------
OTHER-INSURER1           2         285       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY1              20        287       Policy number
------------------------ --------- --------- -----------------------------------
OTHER-INSURER2           2         307       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY2              20        309       Policy number
------------------------ --------- --------- -----------------------------------
OTHER-INSURER3           2         329       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY3              20        331       Policy number
------------------------ --------- --------- -----------------------------------
MEMBERS                  2         351       # members in family
------------------------ --------- --------- -----------------------------------
ODSI-MEMBERS-ELIGIBLE    2         253       # members eligible ODSI /
                                             [ILLEGIBLE] ELA
------------------------ --------- --------- -----------------------------------
USER-CODE                6         355
------------------------ --------- --------- -----------------------------------
ENTRY-DATE               8         361       MMDDYYYY
------------------------ --------- --------- -----------------------------------
PCT-OF-POVERTY-LEVEL     3         369
------------------------ --------- --------- -----------------------------------
DEDUCTIBLE-LEVEL-CODE    1         372
------------------------ --------- --------- -----------------------------------
HCRE-MEMBERS-ELIGIBLE    2         373       # members eligible by ASES
------------------------ --------- --------- -----------------------------------
HCRE-DENIAL-CODE         2         375
------------------------ --------- --------- -----------------------------------
CARRIER-CODE             2         377       used in multiple carrier regions
------------------------ --------- --------- -----------------------------------
EFFECTIVE-CARRIER-DATE   8         379       used in multiple carrier regions
------------------------ --------- --------- -----------------------------------
ELA-ERRORS               10        387       5 2-digit error codes for ELA
------------------------ --------- --------- -----------------------------------
FILLER                   4         397
------------------------ --------- --------- -----------------------------------

--------------------------------------------------------------------------------



** Format is subject to change prior to implementation of ELA employees into reform

--------------------------------------------------------------------------------
                            CARRIER ELIGIBILITY FILE
--------------------------------------------------------------------------------

              (Updated for inclusion of ELA employees into Reform)

--------------------------------------------------------------------------------
                              (February 24, 2000)
--------------------------------------------------------------------------------



This file is created by the HCRE export program and contains the cosmographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for health Reform
--------------------------------------------------------------------------------

Family Record

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Record Fields            Size      Position  Notes
------------------------ --------- --------- -----------------------------------
------------------------ --------- --------- -----------------------------------
RECORD-TYPE              1         1         "F" for family
------------------------ --------- --------- -----------------------------------
TRAN-ID                  1         2         E=eligible, I=ineligible,
                                             R=[ILLEGIBLE] (ELA)
------------------------ --------- --------- -----------------------------------
PROCESS-DATE             8         3         MMDDYYYY
------------------------ --------- --------- -----------------------------------
FAMILY-SSN               9         11        SSH of Head-of-Household (HOH)
------------------------ --------- --------- -----------------------------------
FAMILY-SUFFIX            2         20        "00"
------------------------ --------- --------- -----------------------------------
FILLER                   14        22
------------------------ --------- --------- -----------------------------------
ODSI-FAMILY-ID           11        36        "G" + "0" (ZERO) + HOH SSN for ELA
------------------------ --------- --------- -----------------------------------
HOH-1ST-LAST-NAME        15        47
------------------------ --------- --------- -----------------------------------
HOH-2ND-LAST-NAME        15        62
------------------------ --------- --------- -----------------------------------
HOH-FIRST-NAME           20        77
------------------------ --------- --------- -----------------------------------
REGION                   1         97
------------------------ --------- --------- -----------------------------------
MUNICIPALITY             4         98
------------------------ --------- --------- -----------------------------------
FACILITY                 4         102
------------------------ --------- --------- -----------------------------------
INVESTIGATION-IND        1         106
------------------------ --------- --------- -----------------------------------
TRANSACTION-TYPE         1         107
------------------------ --------- --------- -----------------------------------
EFFECTIVE-DATE           8         108       Start date of eligibility MMDDYYYY
------------------------ --------- --------- -----------------------------------
FINANCIAL-RESP-PCT       1         116
------------------------ --------- --------- -----------------------------------
CERTIFIER-NUMBER         2         117
------------------------ --------- --------- -----------------------------------
EXPIRATION-DATE          8         119       End date of eligibility MMDDYYYY
------------------------ --------- --------- -----------------------------------
COND-ELIG-IND            1         127
------------------------ --------- --------- -----------------------------------
MAILING-ADDRESS1         25        128
------------------------ --------- --------- -----------------------------------
MAILING-ADDRESS2         25        153
------------------------ --------- --------- -----------------------------------
MAILING-CITY             16        178
------------------------ --------- --------- -----------------------------------
MAILING-ZIP              5         194
------------------------ --------- --------- -----------------------------------
MAILING-ZIP              4         199
------------------------ --------- --------- -----------------------------------
RESIDENCE-ADDRESS1       25        203
------------------------ --------- --------- -----------------------------------
RESIDENCE-ADDRESS2       25        228
------------------------ --------- --------- -----------------------------------
RESIDENCE-CITY           16        253
------------------------ --------- --------- -----------------------------------
RESIDENCE-ZIP            5         269
------------------------ --------- --------- -----------------------------------
RESIDENCE-ZIP4           4         274
------------------------ --------- --------- -----------------------------------
PHONE                    7         278
------------------------ --------- --------- -----------------------------------
OTHER-INSURER1           2         285       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY1              20        287       Policy number
------------------------ --------- --------- -----------------------------------
OTHER-INSURER2           2         307       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY2              20        309       Policy number
------------------------ --------- --------- -----------------------------------
OTHER-INSURER3           2         329       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY3              20        331       Policy number
------------------------ --------- --------- -----------------------------------
MEMBERS                  2         351       # members in family
------------------------ --------- --------- -----------------------------------
ODSI-MEMBERS-ELIGIBLE    2         353       # members eligible ODSI /
                                             [ILLEGIBLE] ELA
------------------------ --------- --------- -----------------------------------
USER-CODE                6         355
------------------------ --------- --------- -----------------------------------
ENTRY-DATE               8         361       MMDDYYYY
------------------------ --------- --------- -----------------------------------
PCT-OF-POLICY-LEVEL      3         369
------------------------ --------- --------- -----------------------------------
DEDUCTIBLE-LEVEL-CODE    1         372
------------------------ --------- --------- -----------------------------------
HCRE-MEMBERS-ELIGIBLE    2         373       # members eligible by ASES
------------------------ --------- --------- -----------------------------------
HCRE-DENIAL-CODE         2         375
------------------------ --------- --------- -----------------------------------
CARRIER-CODE             2         377       used in multiple carrier regions
------------------------ --------- --------- -----------------------------------
EFFECTIVE-CARRIER-DATE   8         379       used in multiple carrier regions
------------------------ --------- --------- -----------------------------------
ELA-ERRORS               10        387       5 2-digit error codes for ELA
------------------------ --------- --------- -----------------------------------
FILLER                   4         397
------------------------ --------- --------- -----------------------------------

--------------------------------------------------------------------------------



** Format is subject to change prior to implementation of ELA employees into reform

--------------------------------------------------------------------------------
                             ELA SUBSCRIPTION FILE
--------------------------------------------------------------------------------
                (New for inclusion of ELA employees into Reform)

--------------------------------------------------------------------------------
                              (February 24, 2000)
--------------------------------------------------------------------------------
[ILLEGIBLE] by the Insurance Company to defile a new ELA subscription or update. Sent to ASES [ILLEGIBLE].


--------------------------------------------------------------------------------
Record

------------------------ --------- --------- -----------------------------------
[COLUMN ILLEGIBLE]       Size      Position  Notes
------------------------ --------- --------- -----------------------------------
------------------------ --------- --------- -----------------------------------
                         1         1         "M" for member
------------------------ --------- --------- -----------------------------------
                         1         2         A=Add, D=Delete, U=Update
------------------------ --------- --------- -----------------------------------
                         8         3         MMDDYYYY
------------------------ --------- --------- -----------------------------------
                         11        11        "G" + "0" (ZERO) + Employee SSN
------------------------ --------- --------- -----------------------------------
                         2         22        01 for HOH, 02-99 for dependents
------------------------ --------- --------- -----------------------------------
                         15        24
------------------------ --------- --------- -----------------------------------
                         15        39
------------------------ --------- --------- -----------------------------------
                         20        54
------------------------ --------- --------- -----------------------------------
                         1         74
------------------------ --------- --------- -----------------------------------
                         1         75        1=HOH, 2=Spouse, 3=Direct Dep.,
                                             4=Optional Dep.
------------------------ --------- --------- -----------------------------------
                         8         76        MMDDYYYY
------------------------ --------- --------- -----------------------------------
                         1         84
------------------------ --------- --------- -----------------------------------
                         1         85
------------------------ --------- --------- -----------------------------------
                         13        86
------------------------ --------- --------- -----------------------------------
                         1         99
------------------------ --------- --------- -----------------------------------
                         9         100
------------------------ --------- --------- -----------------------------------
                         129       109
------------------------ --------- --------- -----------------------------------
                         2         238       "03"
------------------------ --------- --------- -----------------------------------
                         5         240       Employee Agency Code
------------------------ --------- --------- -----------------------------------
                         156       245
------------------------ --------- --------- -----------------------------------

------------------------ --------- --------- -----------------------------------

------------------------ --------- --------- -----------------------------------

--------------------------------------------------------------------------------



[ILLEGIBLE] is subject to change prior to implementation of ELA employees into reform

--------------------------------------------------------------------------------
                             ELA SUBSCRIPTION FILE
--------------------------------------------------------------------------------
                (New for inclusion of ELA employees into Reform)

--------------------------------------------------------------------------------
                              (February 24, 2000)
--------------------------------------------------------------------------------
This file is created by the Insurance Company to defile a new ELA subscription or update. Sent to ASES for validation.


--------------------------------------------------------------------------------
Family Record


--------------------------------------------------------------------------------

------------------------ --------- --------- -----------------------------------
Record fields            Size      Position  Notes
------------------------ --------- --------- -----------------------------------
------------------------ --------- --------- -----------------------------------
RECORD-TYPE              1         1         "F" for family
------------------------ --------- --------- -----------------------------------
TRAN-ID                  1         2         A=Add, D=Delte, U=Update
------------------------ --------- --------- -----------------------------------
PROCESS-DATE             8         3         MMDDYYYY
------------------------ --------- --------- -----------------------------------
FAMILY-NUMBER            11        11        "G" + "0" (ZERO) + HOH SSN
------------------------ --------- --------- -----------------------------------
HOH-1ST-LAST-NAME        15        22
------------------------ --------- --------- -----------------------------------
HOH-2ND-LAST-NAME        15        37
------------------------ --------- --------- -----------------------------------
HOH-FIRST-NAME           20        52
------------------------ --------- --------- -----------------------------------
FILLER                   1         72
------------------------ --------- --------- -----------------------------------
MUNICIPALITY             4         73
------------------------ --------- --------- -----------------------------------
FILLER                   6         77
------------------------ --------- --------- -----------------------------------
EFFECTIVE-DATE           6         83        Start date of eligibility MMYYYY
------------------------ --------- --------- -----------------------------------
FILLER                   23        89
------------------------ --------- --------- -----------------------------------
EXPIRATION-DATE          6         112       End date of eligibility MMYYYY
------------------------ --------- --------- -----------------------------------
FILLER                   1         118
------------------------ --------- --------- -----------------------------------
MAILING-ADDRESS1         25        119
------------------------ --------- --------- -----------------------------------
MAILING-ADDRESS2         25        144
------------------------ --------- --------- -----------------------------------
MAILING-CITY             16        169
------------------------ --------- --------- -----------------------------------
MAILING-ZIP              5         185
------------------------ --------- --------- -----------------------------------
MAILING-ZIP4             4         190
------------------------ --------- --------- -----------------------------------
RESIDENCE-ADDRESS1       25        194
------------------------ --------- --------- -----------------------------------
RESIDENCE-ADDRESS2       25        219
------------------------ --------- --------- -----------------------------------
RESIDENCE-CITY           16        244
------------------------ --------- --------- -----------------------------------
RESIDENCE-ZIP            5         260
------------------------ --------- --------- -----------------------------------
RESIDENCE-ZIP4           4         265
------------------------ --------- --------- -----------------------------------
PHONE                    7         269
------------------------ --------- --------- -----------------------------------
OTHER-INSURER1           2         276       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY1              20        278       Policy number
------------------------ --------- --------- -----------------------------------
OTHER-INSURER2           2         298       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY2              20        300       Policy number
------------------------ --------- --------- -----------------------------------
OTHER-INSURER3           2         320       Insurance co. code
------------------------ --------- --------- -----------------------------------
OTH-POLICY3              20        322       Policy number
------------------------ --------- --------- -----------------------------------
TOTAL-MEMBERS            2         342       # members in family including
                                             optionals
------------------------ --------- --------- -----------------------------------
OPTIONAL-MEMBERS         2         344       # optionals members only
------------------------ --------- --------- -----------------------------------
OPER-ID                  6         346
------------------------ --------- --------- -----------------------------------
ENTRY-DATE               8         352       MMDDYYYY
------------------------ --------- --------- -----------------------------------
MANCOMUNADO              1         360       Y/N
------------------------ --------- --------- -----------------------------------
FILLER                   40        361
------------------------ --------- --------- -----------------------------------

--------------------------------------------------------------------------------



** Format is subject to change prior to implementation of ELA employees into reform

[LOGO]                 UNITED SURETY & INDEMNITY COMPANY
 USIC             - A Commitment to Excellence and Integrity -



FINANCIAL GUARANTY BOND


                                                                BOND NO. 0177006

KNOW ALL MEN BY THESE PRESENTS, that we, APS HEALTHCARE PUERTO RICO, INC (hereinafter called the Principal) as PRINCIPAL, and UNITED SURETY & INDEMNITY COMPANY a corporation organized under the laws of the Commonwealth of Puerto Rico and authorized to transact business in Puerto Rico, (hereinafter called the Surety) as Surety, are held and firmly bound unto ADMINISTRACION DE SEGUROS DE SALUD DE P.R. (ASES) (hereinafter called Obligee) as OBLIGEE in the sum of TWO MILLION DOLLARS ($2,000,000.00) good and lawful money of the UNITED STATES OF AMERICA, for the payment of which sum well and truly to be made, we bind ourselves, our heirs, administrators, executors, successors and assigns, jointly and severally, firmly by these present.

WHEREAS, the above named Obligee has requested a bond to guarantee: PAYMENT FOR ALL MENTAL HEALTH MEDICALLY NECESSARY SERVICES RENDERED TO BENEFICIARIES BY ANY AND ALL PARTICIPATING PROVIDERS.

NOW, THEREFORE, Condition of the foregoing obligation is such that if the above bounden Principal shall indemnify the Obligee for all losses that the Obligee may sustain by reason of the Principal's failure to comply with the requirements named above, that this obligation shall be void, otherwise it shall remain in force.

It is also hereby understood and agreed that the liability of the Surety hereunder shall not be cumulative and the Surety's maximum liability shall be the amount specified herein.

No right of action shall accrue on this bond to or for the use of any person of corporation other that the Obligee named herein or the heirs, executors, administrators or successors of the Obligee.

The Surety may concel this bond at any time by giving thirty (30) days notice in writing to the Obligee at the last address shown by the records of the Surety.

Any claim under this bond, must be filed with UNITED SURETY & INDEMNITY COMPANY, within ninety (90) days of the date of the expiration of this bond which is agreed to be one (1) year after the issue date of this bond or the effective date of cancellation.

SEALED AND DATED THIS October 16, 2001.


APS HEALTHCARE PUERTO RICO, INC         UNITED SURETY & INDEMNITY COMPANY




By: /s/ Remedios Rodriguez              By: /s/ Marta I. Benitez
    ----------------------                  --------------------
                                              MARTA I. BENITEZ
                                              Attorney-in-fact

[LOGO]                 UNITED SURETY & INDEMNITY COMPANY
 USIC             - A Commitment to Excellence and Integrity -



                 CERTIFICATE OF APPOINTMENT OF ATTORNEY-IN-FACT

     Know All Men by these Presents, that UNITED SURETY & INDEMNITY COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, and having its principal office in the City of Guaynabo, Puerto Rico, does hereby certify that it has made, constituted and appointed MARTA INES BENITEZ DEL VALLE of Catano, Puerto Rico, its true and lawful Attorney-in-Fact with full power and authority conferred to sign, seal and execute in its behalf bonds, undertakings and other obligatory instruments of similar nature as follows:

                               WITHOUT LIMITATION

and to bind UNITED SURETY & INDEMNITY COMPANY thereby as full and to the same extent as if such instruments were signed by an officer of UNITED SURETY & INDEMNITY COMPANY and all the acts of said Attorney, pursuant to the authority given by virtue of Deed Number 14, executed on the 26th day of December, 1990; before Notary Public Graciana M. Gonzalez Hernandez, are hereby ratified and confirmed.

     The Power of Attorney granted by the above mentioned deed, was made and executed pursuant to and by authority of the By-Laws duly adopted by the Stockholders of the Company. Certified copy of the above mentioned Deed shall be filed at the office of the Commissioner of Insurance of Puerto Rico.

     In Witness Whereof, UNITED SURETY & INDEMNITY COMPANY has, pursuant to its By-Laws, caused the present certificate to be signed by the Secretary and its corporate seal to be hereto affixed this 5th day of January, 2000.

                                        UNITED SURETY & INDEMNITY COMPANY

                                        By: /s/ Hector Saldana
                                            ------------------
                                            Hector Saldana, Secretary

Affidavit

     Sworn and subscribed before me by Hector Saldana, of legal age, married and resident of San Juan, Puerto Rico, to me personally known.

     In San Juan, Puerto Rico, this 5th day of January, 2000.

                                        /s/ Maria Ramirez Abarca
                                        ------------------------
                                              Notary
       [SEAL]
MARIA RAMIREZ ABARCA
   ABOGADA NOTARIO

The present certificate is in full force and effect as of this 16th day of October, 2001.

                                         /s/ Hector Saldana
                                         -------------------
                                             Secretary

P O BOX 2111 SAN JUAN PUERTO RICO 00922-2111 Tel. (809) 273-1818 Fax Fianzas
(809) 783-8115 Fax Adm. (809) 783-8282